INDEX

INDEPENDENT AUDITORS’ REPORT	3
BALANCE SHEETS	4
STATEMENTS OF INCOME	6
STATEMENTS OF COMPREHENSIVE INCOME	7
STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY	8
STATEMENTS OF CASH FLOWS	10
STATEMENTS OF ADDED VALUE	11
EXPLANATORY NOTES TO THE FINANCIAL STATEMENTS	12
OPINION OF THE FISCAL COUNCIL	89
SUMMARIZED ANNUAL REPORT OF THE AUDIT COMMITTEE	90
STATEMENTS OF BOARD OF DIRECTORS	91

INDEPENDENT AUDITOR’S REPORT ON FINANCIAL STATEMENTS

The Shareholders and Officers BRF S.A.

Itajaí - SC

We have audited the accompanying individual and consolidated financial statements of BRF S.A., identified as Parent Company and Consolidated, which comprise the balance sheet as at December 31, 2014, and the statements of income, comprehensive income, changes in equity and cash flows for the year then ended, and a summary of significant accounting policies and other explanatory information.

MANAGEMENT’S RESPONSIBILITY FOR THE FINANCIAL STATEMENTS

Management is responsible for the preparation and fair presentation of the individual and consolidated financial statements in accordance with the accounting practices adopted in Brazil and International Financial Reporting Standards (IFRS), as issued by the International Accounting Standards Board (IASB), as well as for the internal controls management determined as necessary to enable the preparation of these financial statements that are free from material misstatement, whether due to fraud or error.

INDEPENDENT AUDITORS’ RESPONSIBILITY Our responsibility is to express an opinion on these financial statements based on our audit, conducted in accordance with the Brazilian and International Standards on Auditing. Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the preparation and fair presentation of the Company’s financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

OPINION

In our opinion, the individual and consolidated financial statements referred to above present fairly, in all material respects, the individual and consolidated financial position of BRF S.A. as of December 31, 2014, and the individual and consolidated results of its operations and its cash flows for the year then ended in accordance with the accounting practices adopted in Brazil and International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB).

OTHER MATTERS

Statements of valued added

We have also audited the individual and consolidated statements of value added for the year ended December 31, 2014, prepared under the responsibility of the Company´s management, which presentation is required by the Brazilian Corporate Law for public companies, and as supplemental information by IFRS, which do not require the presentation of the statement of value added. These statements have been subject to the same audit procedures previously described and, in our opinion, are fairly presented, in all material respects, in relation to the financial statements taken as a whole.

São Paulo, February 26, 2015.

ERNST & YOUNG
Auditores Independentes S.S.
CRC-SC-000048/F-0

Antonio Humberto Barros dos Santos
Accountant CRC-1SP161745/O-3

Patricia Nakano Ferreira
Accountant CRC-1SP234620/O-4

BALANCE SHEETS

Year ended December 31, 2014 and 2013

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

			Parent company		Consolidated
ASSETS	Note	12.31.14	12.31.13	12.31.14	12.31.13
CURRENT ASSETS
Cash and cash equivalents	7	1,979,357	905,176	6,006,942	3,127,715
Marketable securities	8	283,623	178,720	587,480	459,568
Trade accounts receivable, net	9	4,663,193	3,985,424	3,046,871	3,338,355
Notes receivable	9	170,029	83,743	215,067	149,007
Interest on shareholders' equity receivable	30	13,369	33,104	10,248	16
Inventories	10	2,204,822	2,462,818	2,941,355	3,111,615
Biological assets	11	1,122,350	1,198,361	1,130,580	1,205,851
Recoverable taxes	12	914,720	1,211,084	1,009,076	1,302,939
Other financial assets	22	42,922	8,857	43,101	11,572
Other current assets		501,549	356,079	539,518	386,937
		11,895,934	10,423,366	15,530,238	13,093,575

Assets of discontinued operations and held for sale	13	1,957,565	146,924	1,958,007	148,948
Total current assets		13,853,499	10,570,290	17,488,245	13,242,523

NON-CURRENT ASSETS
Marketable securities	8	62,104	56,002	62,104	56,002
Trade accounts receivable, net	9	6,486	7,690	7,706	7,811
Notes receivable	9	336,815	306,069	361,673	353,675
Recoverable taxes	12	898,174	790,619	912,082	800,808
Deferred income and social contribution taxes	14	751,932	745,875	714,015	665,677
Judicial deposits	15	612,286	472,617	615,719	478,676
Biological assets	11	681,823	568,978	683,210	568,978
Receivables from related parties	30	-	13,505	-	-
Restricted cash	16	115,179	99,212	115,179	99,212
Other non-current assets		310,557	393,438	317,387	413,717
Investments in associates and join ventures	17	3,999,729	3,204,866	438,423	107,990
Property, plant and equipment, net	18	9,424,609	10,338,897	10,059,349	10,821,578
Intangible	19	3,445,090	4,084,139	4,328,643	4,757,922
Total non-current assets		20,644,784	21,081,907	18,615,490	19,132,046

TOTAL ASSETS	34,498,283	31,652,197	36,103,735	32,374,569
See accompanying notes to the consolidated financial statements.

4	FINANCIAL STATEMENTS 2014

			Parent company		Consolidated
LIABILITIES	Note	12.31.14	12.31.13	12.31.14	12.31.13
CURRENT LIABILITIES
Short-term debt	20	2,601,022	2,469,634	2,738,903	2,696,594
Trade accounts payable	21	3,591,980	3,378,029	3,977,327	3,674,705
Payroll and related charges		378,093	390,405	427,058	433,467
Tax payable		216,256	213,331	299,951	253,678
Interest on shareholders' equity	27	430,909	336,677	430,909	336,677
Employee and management profit sharing		374,575	177,064	395,767	177,064
Other financial liabilities	22	216,057	318,201	257,438	357,182
Provision for tax, civil and labor risks	26	233,636	233,435	242,974	243,939
Pension abd other post-employment plans	25	56,096	49,027	56,096	49,027
Advances from related parties	30	16,403	1,672,005	-	-
Other current liabilities		159,918	157,430	234,439	213,698
		8,274,945	9,395,238	9,060,862	8,436,031

Liabilities of discontinued operations	13	508,264	-	508,264	-
Total current liabilities		8,783,209	9,395,238	9,569,126	8,436,031

NON-CURRENT LIABILITIES
Long-term debt	20	7,429,599	5,205,667	8,850,432	7,484,596
Tax payable		6,005	12,219	25,902	19,494
Provision for tax, civil and labor risks	26	919,446	754,632	942,759	775,359
Deferred income and social contribution taxes	14	-	-	90,184	20,566
Liabilities with related parties	30	19,738	12,329	-	-
Advances from related parties	30	796,860	702,780	-	-
Pension abd other post-employment plans	25	257,974	242,236	257,974	242,236
Other non-current liabilities		694,975	672,025	677,415	700,133
Total non-current liabilities		10,124,597	7,601,888	10,844,666	9,242,384

SHAREHOLDERS' EQUITY	27
Capital		12,460,471	12,460,471	12,460,471	12,460,471
Capital reserves		109,446	113,797	109,446	113,797
Income reserves		3,945,825	2,511,880	3,945,825	2,511,880
Treasury shares		(304,874)	(77,379)	(304,874)	(77,379)
Other comprehensive loss		(620,391)	(353,698)	(620,391)	(353,698)
Equity attributable to interest of controlling
shareholders		15,590,477	14,655,071	15,590,477	14,655,071
Equity attributable to non-controlling interest		-	-	99,466	41,083
Total shareholders' equity		15,590,477	14,655,071	15,689,943	14,696,154

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY		34,498,283	31,652,197	36,103,735	32,374,569

STATEMENTS OF INCOME

Year ended December 31, 2014 and 2013

(Amounts expressed in thousands of Brazilian Reais, except Dividend – Interest on own equity per share data)

			Parent company		Consolidated
	Note	12.31.14	12.31.13	12.31.14	12.31.13
CONTINUED OPERATIONS
NET SALES	31	25,934,135	25,667,319	29,006,843	27,787,477
Cost of sales	35	(18,901,439)	(19,658,279)	(20,497,430)	(20,877,597)
GROSS PROFIT		7,032,696	6,009,040	8,509,413	6,909,880
OPERATING INCOME (EXPENSES)
Selling expenses	35	(3,654,697)	(3,370,012)	(4,216,500)	(4,141,016)
General and administrative expenses	35	(289,388)	(303,650)	(402,054)	(427,344)
Other operating expenses, net	33	(338,743)	(419,785)	(438,110)	(458,115)
Income from associates and joint ventures	17	673,343	95,169	25,570	12,908
OPERATING INCOME		3,423,211	2,010,762	3,478,319	1,896,313
Financial income	34	(1,755,007)	(1,406,771)	(2,571,454)	(1,564,832)
Financial expenses	34	780,366	542,855	1,580,756	817,296
INCOME BEFORE TAXES		2,448,570	1,146,846	2,487,621	1,148,777
Current	14	(77,467)	8,808	(117,361)	(13,093)
Deferred	14	(235,889)	(140,403)	(235,205)	(116,026)
INCOME FROM CONTINUED OPERATIONS		2,135,214	1,015,251	2,135,055	1,019,658
DISCONTINUED OPERATIONS
INCOME FROM DISCONTINUED OPERATIONS	13	89,822	47,179	89,822	47,179
NET PROFIT		2,225,036	1,062,430	2,224,877	1,066,837
Attributable to
Controlling shareholders		2,225,036	1,062,430	2,225,036	1,062,430
Non-controlling interest		-	-	(159)	4,407
		2,225,036	1,062,430	2,224,877	1,066,837
EARNINGS PER SHARE
Earnings per share - basic		870,412,068	870,534,511
Weighted average shares outstanding - basic	28	2.55630	1.22043
Earning per share - diluted		870,823,776	871,441,705
Weighted average shares outstanding - diluted	28	2.55509	1.21916
EARNINGS PER SHARE FROM CONTINUED OPERATIONS
Earnings per share - basic		870,412,068	870,534,511
Weighted average shares outstanding - basic	28	2.45311	1.16624
Earning per share - diluted		870,823,776	871,441,705
Weighted average shares outstanding - diluted	28	2.45195	1.16502
See accompanying notes to the consolidated financial statements.

6	FINANCIAL STATEMENTS 2014

STATEMENTS OF COMPREHENSIVE INCOME

Year ended December 31, 2014 and 2013

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

			Parent company		Consolidated
	Note	12.31.14	12.31.13	12.31.14	12.31.13
Net Profit		2,225,036	1,062,430	2,224,877	1,066,837
Other comprehensive income
Loss ON foreign currency translation adjustments		(120,337)	(41,264)	(120,337)	(41,264)
Loss on available for sale marketable securities	8	(11,931)	(23,759)	(11,931)	(23,759)
Taxes on unrealized gains on available for sale securities	8	41	129	41	129
Unrealized losses on cash flow hedge	4	(162,817)	(260,066)	(162,817)	(260,066)
Taxes on unrealized loss on cash flow hegde	4	55,752	94,271	55,752	94,271
Net other comprehensive income, to be reclassified to
the statement of income in subsequent periods		(239,292)	(230,689)	(239,292)	(230,689)
Actuarial gains on pension and post-employment plans	25	8,731	34,183	8,731	34,183
Taxes on realized gains on pension post-employment
plans	25	(2,969)	(11,623)	(2,969)	(11,623)
Net other comprehensive income, with no impact into
subsequent statement of income		5,762	22,560	5,762	22,560
Total comprehensive income		1,991,506	854,301	1,991,347	858,708
Attributable to
Controlling shareholders		1,991,506	854,301	1,991,506	854,301
Non-controlling interest		-	-	(159)	4,407
		1,991,506	854,301	1,991,347	858,708
See accompanying notes to the consolidated financial statements.

STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

Year ended December 31, 2014 and 2013

(Amounts expressed in thousands of Brazilian Reais, except Dividend – Interest on own equity per share data)

		Capital reserves

	Paid-in	Capital	Treasury	Legal	Reserve for
	capital	reserve	shares	reserve	expansion
BALANCES AT DECEMBER 31, 2012	12,460,471	69,897	(51,907)	220,246	1,216,049
Comprehensive income
Loss on foreign currency translation adjustments	-	-	-	-	-
Unrealized loss on available for sale marketable securities	-	-	-	-	-
Unrealized loss on cash flow hedge	-	-	-	-	-
Actuarial gains on pension and post-employment plans	-	-	-	-	-
Net profit	-	-	-	-	-
SUB-TOTAL COMPREHENSIVE INCOME
Appropriation of income (loss)
Dividends - R$0,05171974 per outstanding share at the end of exercise	-	-	-	-	(45,300)
Interest on shareholders' equity - R$0.83154173 per outstanding share at the end of
exercise	-	-	-	-	-
Legal reserve	-	-	-	53,121	-
Reserve for capital increases	-	-	-	-	-
Reserve for tax incentives	-	-	-	-	-
Reserve for retained profit	-	-	-	-	-
Share-based payments	-	26,761	-	-	-
Gains on shares sold	-	17,139	-	-	-
Non-controlling interest	-	-	-	-	-
Treasury shares acquired	-	-	(78,634)	-	-
Treasury shares sold	-	-	53,162	-	-
BALANCES AT DECEMBER 31, 2013	12,460,471	113,797	(77,379)	273,367	1,170,749
Comprehensive income
Loss on foreign currency translation adjustments	-	-	-	-	-
Unrealized loss in available for sale marketable securities	-	-	-	-	-
Unrealized gain in cash flow hedge	-	-	-	-	-
Actuarial gains on pension and post-employment plans	-	-	-	-	-
Net profit	-	-	-	-	-
SUB-TOTAL COMPREHENSIVE INCOME
Appropriation of income (loss)
Dividends - R$0,09972393 per outstanding share at the end of exercise	-	-	-	-	-
Interest on shareholders' equity - R$0,84863360 per outstanding share at the end
of exercise	-	-	-	-	-
Legal reserve	-	-	-	111,252	-
Reserve for expansion	-	-	-	-	730,684
Reserve for capital increases	-	-	-	-	-
Reserve for tax incentives	-	-	-	-	-
Share-based payments	-	20,673	-	-	-
Gains on of shares sold	-	(23,682)	-	-	-
Goodwill on the acquisition of non-controlling interest	-	(1,342)	-	-	-
Non-controlling interest	-	-	-	-	-
Treasury shares acquired	-	-	(350,942)	-	-
Treasury shares sold	-	-	123,447	-	-
BALANCES AT DECEMBER 31, 2014	12,460,471	109,446	(304,874)	384,619	1,901,433
See accompanying notes to the consolidated financial statements.

8	FINANCIAL STATEMENTS 2014

						Attributed to of controlling shareholders
	Income reserves			Other comprehensive income (loss)
			Acumulated
	Reserve		foreign	Available						Total
Reserve	for	Reserve	currency	for sale	Losses on	Actuarial	Retained		Non-	shareholders'
for capital	retained	for tax	translation	marketable	cash flow	gains	earnings		controlling	equity
increases	profit	incentives	adjustments	securities	hedge	(losses)	(losses)	Total equity	interest	(consolidated)
700,811	13,127	123,973	9,006	18,224	(175,892)	(52,350)	-	14,551,655	37,512	14,589,167

-	-	-	(41,264)	-	-	-	-	(41,264)	-	(41,264)
-	-	-	-	(23,630)	-	-	-	(23,630)	-	(23,630)
-	-	-	-	-	(165,795)	-	-	(165,795)	-	(165,795)
-	-	-	-	-	-	78,003	(55,443)	22,560	-	22,560
-	-	-	-	-	-	-	1,062,430	1,062,430	4,407	1,066,837
			(41,264)	(23,630)	(165,795)	78,003	1,006,987	854,301	4,407	858,708

-	-	-	-	-	-	-	-	(45,300)	-	(45,300)

-	-	-	-	-	-	-	(724,013)	(724,013)	-	(724,013)
-	-	-	-	-	-	-	(53,121)	-	-	-
121,800	-	-	-	-	-	-	(121,800)	-	-	-
-	-	121,180	-	-	-	-	(121,180)	-	-	-
-	(13,127)	-	-	-	-	-	13,127	-	-	-
-	-	-	-	-	-	-	-	26,761	-	26,761
-	-	-	-	-	-	-	-	17,139	-	17,139
-	-	-	-	-	-	-	-	-	(836)	(836)
-	-	-	-	-	-	-	-	(78,634)	-	(78,634)
-	-	-	-	-	-	-	-	53,162	-	53,162
822,611	-	245,153	(32,258)	(5,406)	(341,687)	25,653	-	14,655,071	41,083	14,696,154

-	-	-	(120,337)	-	-	-	-	(120,337)	-	(120,337)
-	-	-	-	(11,890)	-	-	-	(11,890)	-	(11,890)
-	-	-	-	-	(107,065)	-	-	(107,065)	-	(107,065)
-	-	-	-	-	-	(27,401)	33,163	5,762	-	5,762
-	-	-	-	-	-	-	2,225,036	2,225,036	(159)	2,224,877
			(120,337)	(11,890)	(107,065)	(27,401)	2,258,199	1,991,506	(159)	1,991,347

-	-	-	-	-	-	-	(86,489)	(86,489)	-	(86,489)

-	-	-	-	-	-	-	(737,765)	(737,765)	-	(737,765)
-	-	-	-	-	-	-	(111,252)	-	-	-
-	-	-	-	-	-	-	(730,684)	-	-	-
451,640	-	-	-	-	-	-	(451,640)	-	-	-
-	-	140,369	-	-	-	-	(140,369)	-	-	-
-	-	-	-	-	-	-	-	20,673	-	20,673
-	-	-	-	-	-	-	-	(23,682)	-	(23,682)
-	-	-	-	-	-	-	-	(1,342)	-	(1,342)
-	-	-	-	-	-	-	-	-	58,542	58,542
-	-	-	-	-	-	-	-	(350,942)	-	(350,942)
-	-	-	-	-	-	-	-	123,447	-	123,447
1,274,251	-	385,522	(152,595)	(17,296)	(448,752)	(1,748)	-	15,590,477	99,466	15,689,943

STATEMENTS OF CASH FLOWS

Year ended December 31, 2014 and 2013

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

		Parent company		Consolidated
	12.31.14	12.31.13	12.31.14	12.31.13
OPERATING ACTIVITIES
Net profit	2,135,214	1,015,251	2,135,214	1,015,251
Adjustments to reconcile net income to net cash provided by operating activities
Non-controlling interest	-	-	(159)	4,407
Depreciation and amortization	1,178,124	1,060,173	1,230,418	1,117,352
Equity in income of affiliates	(673,343)	(95,169)	(25,570)	(12,908)
Gain in business combination	-	-	(24,963)	-
Results on disposal on investments	(179,268)	-	(179,268)	-
Loss on disposal of property, plant and equipment	(103,291)	(104,300)	(111,410)	(85,226)
Deferred income tax	235,889	140,403	235,205	116,026
Provision for tax, civil and labor risks	302,016	309,527	306,632	314,845
Other provisions	15,349	(58,405)	70,273	(60,161)
Exchange rate variations and interest	1,323,603	949,436	1,173,758	1,253,195
Changes in operating assets and liabilities
Investments in trading securities	(295,424)	-	(295,424)	-
Redemptions of trading securities	217,761	106,125	218,899	118,116
Other financial assets and liabilities	(300,181)	(133,643)	(284,471)	(158,438)
Trade accounts receivable	(675,242)	(977,772)	459,197	(188,300)
Inventories	270,676	11,531	369,183	(110,619)
Biological assets - current assets	76,011	159,754	75,271	165,148
Trade accounts payable	198,868	351,158	202,946	402,052
Payment of tax, civil and labor provisions	(259,445)	(283,908)	(259,445)	(284,761)
Interest paid	(452,375)	(403,788)	(618,724)	(568,364)
Payroll and related charges	-	-	(5,556)	(2,333)
Interest on shareholders' equity received	114,572	22,287	54,674	22,287
Other rights and obligations	(1,522,672)	(591,633)	114,958	155,615
Net cash provided by operating activities from continued operations	1,606,842	1,477,027	4,841,638	3,213,184
Net cash provided by operating activities from continued operations	160,153	105,499	160,153	105,499
Net cash provided by operating activities	1,766,995	1,582,526	5,001,791	3,318,683
INVESTING ACTIVITIES
Investments in held to maturity securities	-	-	-	(314,991)
Redemptions of held to maturity marketable securities	-	-	-	429,214
Investments in available for sale securities	-	-	(43,878)	(144,888)
Redemptions of available for sale securities	1,014	-	43,405	156,160
Investments in restricted cash	(15,967)	(15,335)	(15,967)	(6,198)
Capital increase in associates and joint ventures	-	(104,359)	-	(17,500)
Business combination, net of cash	-	-	(372,751)	-
Investments in associates and joint venturies	(3,420)	(1,030)	(53,520)	(55,491)
Goodwill in the acquisiton of non-controlling entities	(1,342)	-	(1,342)	-
Cash of merged company	-	-	-	-
Additions to property, plant and equipment	(771,100)	(1,041,595)	(1,020,964)	(1,180,562)
Additions to biological assets - non-current assets	(515,849)	(501,842)	(517,488)	(501,842)
Proceeds from disposals of property, plant and equipment	141,243	264,286	170,557	265,759
Additions to intangible assets	(47,257)	(4,535)	(50,410)	(54,575)
Net cash used in investing activities from continued operations	(1,212,678)	(1,404,410)	(1,862,358)	(1,424,914)
Net cash used in investing activities from discontinued operations	(51,161)	(87,720)	(51,161)	(87,720)
Net cash used in investing activities	(1,263,839)	(1,492,130)	(1,913,519)	(1,512,634)
FINANCING ACTIVITIES
Proceeds from debt issuance	3,985,631	3,281,370	5,116,839	3,744,296
Repayment of debt	(2,462,778)	(2,795,735)	(4,707,779)	(3,897,043)
Treasury shares acquired	(350,942)	(78,634)	(350,942)	(78,634)
Treasury shares disposal	99,765	53,162	99,765	53,162
Payments of dividends and interest on shareholders' equity	(726,013)	(579,050)	(726,013)	(579,050)
Net cash (used in) provided by financing activities	545,663	(118,887)	(568,130)	(757,269)
EFFECT ON EXCHANGE RATE VARIATION ON CASH AND CASH EQUIVALENTS	25,362	25,748	359,085	148,242
Net encrease in cash	1,074,181	(2,743)	2,879,227	1,197,022
At the beginning of the period	905,176	907,919	3,127,715	1,930,693
At the end of the period	1,979,357	905,176	6,006,942	3,127,715

Supplementary information that not affect cash flow:
Goodwill on acquisition of the equity interest of Minerva R$ 247,282 and financial leasing R$30,021.
See accompanying notes to the consolidated financial statements.

10	FINANCIAL STATEMENTS 2014

STATEMENTS OF ADDED VALUE

Year ended December 31, 2014 and 2013

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

		Parent company		Consolidated
	12.31.14	12.31.13	12.31.14	12.31.13
1 - REVENUES	29,259,062	28,741,357	32,751,151	31,281,047
Sales of goods and products	28,570,547	28,152,437	31,895,159	30,592,365
Other income	11,675	(251,366)	(54,946)	(283,019)
Revenue related to construction of own assets	675,517	833,743	908,443	956,161
Allowance for doubtful accounts provisions	1,323	6,543	2,495	15,540
2 - RAW MATERIAL ACQUIRED FROM THIRD PARTIES	(18,402,267)	(18,979,449)	(20,364,761)	(20,714,969)
Costs of products and goods	(15,180,278)	(15,864,812)	(16,530,170)	(16,793,971)
Materials, energy, third parties services and other	(3,234,668)	(3,098,658)	(3,851,677)	(3,903,418)
Recovery (loss) of assets values	12,679	(15,979)	17,086	(17,580)
3 - GROSS VALUE ADDED (1-2)	10,856,795	9,761,908	12,386,390	10,566,078
4 - DEPRECIATION AND AMORTIZATION	(1,178,124)	(1,060,173)	(1,230,418)	(1,117,352)
5 - NET VALUE ADDED (3-4)	9,678,671	8,701,735	11,155,972	9,448,726
6 - RECEIVED FROM THIRD PARTIES	1,461,829	644,591	1,614,489	837,344
Income from associates and joint ventures	673,343	95,169	25,570	12,908
Financial income	780,366	542,855	1,580,756	817,296
Others	8,120	6,567	8,163	7,140
7 - VALUE ADDED TO BE DISTRIBUTED (5+6)	11,140,500	9,346,326	12,770,461	10,286,070
8 - DISTRIBUTION OF VALUE ADDED	11,140,500	9,346,326	12,770,461	10,286,070
Payroll	3,688,690	3,608,993	4,082,427	3,993,426
Salaries	2,850,479	2,782,240	3,188,374	3,124,457
Benefits	649,633	642,329	700,277	680,777
Government severance indemnity fund for employees
guarantee fund for lenght of services - F.G.T.S.	188,578	184,424	193,776	188,192
Taxes, Fees and Contributions	3,334,767	3,015,528	3,696,140	3,372,897
Federal	1,808,228	1,562,288	2,093,344	1,827,898
State	1,498,684	1,425,061	1,565,961	1,501,068
Municipal	27,855	28,179	36,835	43,931
Capital Remuneration from Third Parties	1,981,829	1,706,554	2,856,839	1,900,089
Interests	1,787,751	1,456,652	2,609,140	1,617,007
Rents	194,078	249,902	247,699	283,082
Interest on Own-Capital	2,135,214	1,015,251	2,135,055	1,019,658
Interest on shareholders' equity	737,765	724,013	737,765	724,013
Dividends	86,489	-	86,489	-
Retained earnings	1,310,960	291,238	1,310,960	291,238
Non-controlling interest	-	-	(159)	4,407

See accompanying notes to the consolidated financial statements.

EXPLANATORY NOTES TO THE FINANCIAL STATEMENTS

Year ended December 31, 2014 and 2013

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

1. COMPANY’S OPERATIONS

BRF S.A. (“BRF”) and its subsidiaries (collectively the “Company”) is one of Brazil’s largest companies in the food industry.

BRF is a public company, listed on the New Market of Brazilian Securities, Commodities & Futures Exchange (“BM&FBOVESPA”), under the ticker BRFS3, and listed on the New York Stock Exchange (“NYSE”), under the ticker BRFS. It´s headquarter is located at 475, Rua Jorge Tzachel in the City of Itajaí, State of Santa Catarina. With a focus on raising, producing and slaughtering of poultry, pork for processing, production and sale of fresh meat, processed products, pasta, sauce, mayonnaise, frozen vegetables and soybean by-products, among which the following are highlighted:

• Whole chickens and frozen cuts of chicken, turkey and pork;

• Ham products, bologna, sausages, frankfurters and other smoked products;

• Hamburgers, breaded meat products and meatballs;

• Lasagnas, pizzas, cheese breads, pies and frozen vegetables;

• Margarine, sauces and mayonnaise; and • Soy meal and refined soy flour, as well as animal feed.

As previously disclosed to the market, the Company’s Management was studying the best strategic alternative to the operating segment of dairy and decided to discontinue such segment after analyzing offer for acquisition made by a company of Groupe Lactalis, details of which are presented in note 13.

The Company’s activities are segregated into 3 operating segments, being Domestic market (Brazil), Foreign market (International) and Food Service, as disclosed in note 5.

In Brazil, the Company operates 34 manufacturing facilities, being: 34 meat processing plants, 3 margarine processing plants, 3 pasta processing plants, 1 dessert processing plant and 3 soybean crushing plant, located close to the Company’s raw material suppliers or the main consumer centers.

The Company has an advanced distribution system and uses 27 distribution centers to deliver its products to supermarkets, retail stores, wholesalers, restaurants and other institutional customers in Brazil and International markets.

In the International market, the Company operates 10 manufacturing facilities, being: 7 meat processing plants, 1 margarine and oil processing plant, 1 sauces and mayonnaise processing plant, 1 frozen vegetables processing plant, and 15 distribution centers, besides subsidiaries or sales offices in the South Africa, Germany, Saudi Arabia, Argentina, Austria, Singapore, Chile, China, South Korea, United Arab Emirates, Spain, France, The Netherlands, Hungary, Cayman Islands, Italy, Japan, Kuwait, Nigeria, Oman, Portugal, United Kingdom, Russia, Uruguay and Venezuela. The Company exports to more than 120 countries.

The table below summarizes the direct and indirect equity interests of the Company, as well as the activities of each entity:

1.1 EQUITY INTEREST

Entities		Industrialization and commercializations of milk	Country	Participation	12.31.14	12.31.13
Avipal Centro-oeste S.A.	(a)	Construction and real estate marketing	Brazil	Direct	100.00%	100.00%
Avipal S.A. Construtora e
Incorporadora	(s)	Holding	Brazil	Direct	-	100.00%
BRF GmbH		Import, commercialization and distribution of
		products	Austria	Direct	100.00%	100.00%
Al Khan Foodstuff LLC	(l)	Industrialization and commercialization of products	Oman	Joint venture	40.00%	-
Al-Wafi Food Products Factory LLC			United Arab
		Import and commercialization of products	Emirates	Indirect	49.00%	49.00%
Badi Ltd.			United Arab
		Import and commercialization of products	Emirates	Indirect	100.00%	100.00%
Al-Wafi Al-Takamol Imp.		Import and commercialization and distribution of
		products	Saudi Arabia	Indirect	75.00%	75.00%
BRF Al Yasra Food K.S.C.C.	(p)	Import and commercialization of products	Kuwait	Indirect	75.00%	-
BRF Global Company South Africa
Proprietary Ltd.		Marketing and logistics services	South Africa	Indirect	100.00%	100.00%
BRF Global Company Nigeria Ltd.		Industralization, import and commercialization of
		products	Nigeria	Indirect	1.00%	1.00%
BRF Foods GmbH	(f)	Import and commercialization of products	Austria	Indirect	100.00%	-
BRF Foods LLC		Marketing and logistics services	Russia	Indirect	90.00%	90.00%
BRF Global Company Nigeria Ltd.		Holding and trading	Nigeria	Indirect	99.00%	99.00%
BRF Global GmbH	(b)	Import and commercialization of products	Austria	Indirect	100.00%	100.00%
Xamol Consultores Serviços Ltda.	(a)	Import and commercialization of products	Portugal	Indirect	100.00%	100.00%
Qualy 5201 B.V.	(b)	Import, commercialization of products and holding	The Netherlands	Indirect	100.00%	100.00%
BRF Japan KK		Marketing and logistics services	Japan	Indirect	100.00%	100.00%
BRF Korea LLC		Marketing and logistics services	Korea	Indirect	100.00%	100.00%
BRF Singapore PTE Ltd.		Marketing and logistics services	Singapore	Indirect	100.00%	100.00%

12	FINANCIAL STATEMENTS 2014

Entities		Industrialization and commercializations of milk	Country	Participation	12.31.14	12.31.13
Federal Foods LLC			United Arab
	(d)	Import and commercialization of products	Emirates	Indirect	49.00%	49.00%
Perdigão Europe Ltd.		Import and commercialization of products	Portugal	Indirect	100.00%	100.00%
Perdigão France SARL		Marketing and logistics services	France	Indirect	100.00%	100.00%
Perdigão International Ltd.			Cayman
		Import and commercialization of products	Island	Indirect	100.00%	100.00%
BFF International Ltd.			Cayman
		Financial fundraising	Island	Indirect	100.00%	100.00%
Highline International			Cayman
	(a)	Financial fundraising	Island	Indirect	100.00%	100.00%
Plusfood Germany GmbH		Import and commercialization of products	Germany	Indirect	100.00%	100.00%
Plusfood Holland B.V.			The
		Administrative services	Netherlands	Indirect	100.00%	100.00%
Plusfood B.V.		Industrialization, import and commercializations of	The
		products	Netherlands	Indirect	100.00%	100.00%
Plusfood Hungary Trade and Service
LLC		Import and commercialization of products	Hungary	Indirect	100.00%	100.00%
Plusfood Iberia SL		Marketing and logistics services	Spain	Indirect	100.00%	100.00%
Plusfood Italy SRL		Import and commercialization of products	Italy	Indirect	67.00%	67.00%
Plusfood UK Ltd.		Import and commercialization of products	England	Indirect	100.00%	100.00%
Plusfood Wrexham		Industrialization, import and commercializations of
		products	England	Indirect	100.00%	100.00%
Rising Star Food Company Ltd.		Industralization, import and commercialization of
	(i)	products	China	-	-	50.00%
Sadia Chile S.A.		Import and commercialization of products	Chile	Indirect	40.00%	40.00%
Sadia Foods GmbH	(a)	Import and commercialization of products	Germany	Indirect	100.00%	100.00%
BRF Foods LLC		Import and commercialization of products	Russia	Indirect	10.00%	10.00%
Wellax Food Logistics C.P.A.S.U. Lda.		Import and commercialization of products	Portugal	Indirect	100.00%	100.00%
Elebat Alimentos S.A.	(o)	Industrialization and commercialization of products	Brazil	Direct	99.00%	-
Establecimiento Levino Zaccardi y		Industrialization and commercializations of dairy
Cia. S.A.		products	Argentina	Direct	98.26%	98.26%
K&S Alimentos S.A.		Industrialization and commercialization of products	Brazil	Affiliate	49.00%	49.00%
Mato Grosso Bovinos S.A.	(e)
	(m)	Participation in other companies	Brazil	Direct	-	99.00%
Minerva S.A.	(n)	Industrialization and commercialization of products	Brazil	Affiliate	16.29%	-
Nutrifont Alimentos S.A.	(c)	Industrialization and commercialization of products	Brazil	Affiliate	50.00%	50.00%
Perdigão Trading S.A.	(r)	Holding	Brazil	Direct	-	100.00%
PSA Laboratório Veterinário Ltda.	(q)	Veterinary activities	Brazil	Indirect	-	12.00%
PP-BIO Administração de bem próprio
S.A.		Management of assets	Brazil	Affiliate	33.33%	33.33%
PSA Laboratório Veterinário Ltda.	(q)	Veterinary activities	Brazil	Direct	100.00%	88.00%
Elebat Alimentos S.A.	(o)	Industrialization and commercialization of products	Brazil	Indirect	1.00%	-
Sino dos Alpes Alimentos Ltda.	(a)
	(k)	Industrialization and commercializations of products	Brazil	Indirect	99.99%	100.00%
PR-SAD Administração de bem próprio
S.A.	(g)	Management of assets	Brazil	Affiliate	33.33%	-
Quickfood S.A.		Industrialization and commercialization of products	Argentina	Direct	90.05%	90.05%
Sadia Alimentos S.A.		Import and export of products	Argentina	Direct	99.98%	99.98%
Avex S.A.	(j)	Industrialization and commercialization of products	Argentina	Indirect	95.00%	99.46%
Flora Dánica S.A.		Industrialization and commercialization of products	Argentina	Indirect	95.00%	95.00%
GB Dan S.A.		Industrialization and commercialization of products	Argentina	Indirect	5.00%	5.00%
Flora San Luis S.A.		Industrialization and commercialization of products	Argentina	Indirect	95.00%	95.00%
Flora Dánica S.A.		Industrialization and commercialization of products	Argentina	Indirect	5.00%	5.00%
GB Dan S.A.		Industrialization and commercialization of products	Argentina	Indirect	95.00%	95.00%
Flora San Luis S.A.		Industrialization and commercialization of products	Argentina	Indirect	5.00%	5.00%
Sadia International Ltd.			Cayman
		Import and commercialization of products	Island	Direct	100.00%	100.00%
Sadia Chile S.A.		Import and commercialization of products	Chile	Indirect	60.00%	60.00%
Sadia U.K. Ltd.	(h)	Import and commercialization of products	England	Indirect	-	100.00%
Sadia Uruguay S.A.		Import and commercialization of products	Uruguay	Indirect	100.00%	100.00%
Avex S.A.	(j)	Industrialization and commercialization of products	Argentina	Indirect	5.00%	-
Sadia Alimentos S.A.		Import and export of products	Argentina	Indirect	0.02%	0.02%
Sadia Overseas Ltd.			Cayman
		Financial fundraising	Island	Direct	100.00%	100.00%
UP Alimentos Ltda.		Industrialization and commercializations of products	Brazil	Affiliate	50.00%	50.00%
Vip S.A. Emp. Part. Imobiliárias		Commercialization of owned real state	Brazil	Direct	100.00%	100.00%
Establecimiento Levino Zaccardi y		Industrialization and commercializations of dairy
Cia. S.A.		products	Argentina	Indirect	1.74%	1.74%
Sino dos Alpes Alimentos Ltda.	(a)
	(k)	Industrialization and commercializations of products	Brazil	Indirect	0.01%	-

(a) Dormant subsidiaries.

(b) The wholly-owned subsidiary BRF Global GmbH, started to operate as a trading in the European market as from May 1, 2013. In addition, it owns 101 direct subsidiaries in Madeira Island, Portugal, with an investment as of December 31, 2014 of R$2.964 (R$2.799 as of December 31, 2013) and a direct subsidiary in Den Bosch, The Netherlands, denominated Qualy 20 with an investiment as of December 31, 2014 of R$4.372 (R$1.130 as of December 31, 2013). The wholly-owned subsidiary Qualy 5201 B.V. owns 213 subsidiaries in The Netherlands being the amount of this investment as of December 31, 2014 totaled R$14.553 (R$10.546 as of December 31, 2013). The purpose of these two subsidiaries is to operate in the European market to increase the Company’s market share, which is regulated by a system of poultry and turkey meat import quotas.

(c) Subsidiary pre operating

(d) On January, 16, 2013 BRF acquired 49% of the equity interest with the rights to 60% of dividends as permitted by Federal Law Nº 8/1984, in force in the United Arab Emirates and according to the shareholders’ agreement. On April 09, 2014, the Company announced the conclusion of purchase of 100% of the economic rights.

(e) On February 11, 2014 change the corporate name from BRF Suínos do Sul Ltda to Mato Grosso Bovinos S.A This subsidiary was part of share exchange transaction with Minerva (note 6.2.2).

(f) On February 21, 2014, establishment of wholly-owned subsidiary.

(g) On March 14, 2014, acquisition of equity interest.

(h) On April 12, 2014, settlement of wholly-owned subsidiary.

(i) On April 30, 2014, disposal of 50% of equity interest held by BRF GmbH to Pah Chong Hong Limited.

(j) On June 26, 2014, Sadia Alimentos S.A. disposed of 50% of the shares of Avex S.A. to Sadia Uruguay S.A

(k) On June 27, 2014, PSA Laboratório Veterinário Ltda, disposed of 1 (one) share to VIP S.A. Empreendimentos e Participações Imobiliárias.

(l) On July 03, 2014, acquisition of 40% of equity interest of Al Khan Foodtuff LLC.

(m)On October 1, 2014, disposal of equity interest to Minerva S.A.

(n) On October 1, 2014, acquisition of equity interest.

(o) On October 15, 2014, establishment of equity interest.

(p) On November 21, 2014, acquisition of equity interest.

(q) On December 1, 2014, corporate restructuring due to dissolution of the wholly-owned subsidiary Perdigão Trading S.A.

(r) On December 1, 2014, dissolution of the wholly-owned subsidiary.

(s) On December 31, 2014, dissolution of the wholly-owned subsidiary.

1.2. STEP ACQUISITION – FEDERAL FOODS LLC (“FF”) On April 09, 2014, the Company concluded the acquisition of the remaining economic rights for a consideration of R$61,488, becoming the controlling shareholder of FF. (note 6.1.1).

1.3. ACQUISITION OF SHARE EQUITY OF AL KHAN FOODS LLC (“AKF”) On July 03, 2014, the Company concluded the acquisition of 40% equity interest of AKF (note 6.2.1).

1.4. ACQUISITION OF SHARE EQUITY OF ALYASRA FOOD COMPANY W.L.L. (“AFC”) AND GOODWILL ALLOCATION ARISING FROM THE BUSINESS COMBINATION

On November 21, 2014, the Company acquired 75% of equity interest of BRF AFC (note 6.1.2).

1.5. EXERCISE OF THE CALL OPTION - CARAMBEÍ (PR) FACILITY

On May 13, 2014, the Company entered into a lease agreement with Marfrig Alimentos S.A. (“Marfrig”), by means of which risks and rewards of ownership relating pork slaughtering and processing manufacturing facility located in the City of Carambeí (PR) were transferred. In accordance with the terms of the agreement, Marfrig had a call option of this manufacturing facility for R$188,000, subject to the variation of General Price Market Index (“IGP-M”) which should be exercised until June 01, 2014.

Rights and obligations related to this agreement were assumed by Seara Brasil (“Seara”), a company of Marfrig Group, which was acquired by JBS Group in October 2013.

On May 30, 2014, Seara exercised the call option set out in agreement and paid to BRF the amount of R$57,348 adjusted by IGP-M. The remaining balance of R$138,000, will be paid in the future and adjusted by IGP-M, such amount was recorded as other receivables. Arising from this transaction, the Company measured a gain of R$141.546 recorded as other operating income.

1.6. ACQUISITION OF EQUITY INTEREST OF MINERVA S.A.

On October 01, 2014, BRF concluded the share exchange transaction between Minerva S.A, and Mato Grosso Bovinos S.A (a wholly-owned subsidiary of BRF S.A) (note 6.2.2).

1.7. CONCLUSION OF THE SALES CONTRACT OF THE DAIRY SEGMENT BY BRF TO GROUPE LACTALIS (“PARMALAT”) On December 05, 2014, BRF entered into with Lactalis do Brasil – Comércio, Importação e Exportação de Laticínios Ltda. (“Lactalis”), subsidiary of Parmalat S.p.A, Italian public company owned by Groupe Lactalis, sales contract for its dairy operating segment.

1.8. SEASONALITY

The Company does not operate with any significant seasonality through the year. In general, during the fourth quarter of each year the demand in Brazil is slightly stronger than in the other quarters, mainly due to the year-end holiday season such as Christmas and New Years Eve. Our bestselling products are: turkey, Chester® and ham.

2. MANAGEMENT’S STATEMENT AND BASIS OF PREPARATION AND PRESENTATION OF FINANCIAL STATEMENTS

The Company’s consolidated financial statements are prepared in accordance with the International Financial Reporting Standards (“IFRS”) issued by the International Accounting Standards Board (“IASB”) and interpretations issued by the International Financial Reporting Interpretations Committee (“IFRIC”), implemented in Brazil through Brazilian Accounting Pronouncements Committee (“CPC”) and its technical interpretations (“ICPC”) and guidelines (“OCPC”), approved by the Brazilian Securities Exchange Commission (“CVM”).

The Parent Company’s individual financial statements have been prepared in accordance with the accounting practices adopted in Brazil, which comprises the provisions of Corporate Law, required by Law No. 6,404/76 amended by Law No. 11,638/07 and No. 11,941/09 and accounting pronouncements, interpretations and guidelines issued by CPC, approved by CVM. Up to December 31, 2013, such accounting practices differs from IFRS, applicable to separate financial statements, in relation to the evaluation of investments in subsidiaries, affiliates and joint ventures, which were measured and recorded based on the equity pick-up accounting method rather than at cost or fair value, as required by IFRS.

14	FINANCIAL STATEMENTS 2014

With the issuance of the Standard IAS 27 (Separate Financial Statements) reviewed by the IASB in 2014, the separate financial statements in accordance with IFRS began to allow the use of the equity pick-up accounting method for evaluation of investments in subsidiaries, associates and joint ventures. In December 2014, CVM issued CVM Deliberation No. 733/2014, approved the Document of Technical Pronouncement Review No. 07 related to the pronouncements CPC 18, CPC 35 and CPC 37 issued by CPC, due to amendments introduced by IAS 27, allowing its adoption from year ended December 31, 2014. Thus, Parent Company’s individual financial statements are in compliance with IFRS from year ended December 31, 2014

The Company’s individual and consolidated financial statements are expressed in thousands of Brazilian Reais (“R$”), as well as the amounts of other currencies disclosed in the quarterly financial statements, when applicable, were also expressed in thousands. The result information is prepared by their accumulated over the same period last year.

The preparation of the Company’s financial statements requires Management to make judgments, use estimates and adopt assumptions that affect the reported amounts of revenues, expenses, assets and liabilities, as well as the disclosures of contingent liabilities, as of the reporting date of these financial statements. However, the uncertainty inherent to these judgments, assumptions and estimates could lead to results requiring a material to carrying amount of the affected asset or liability in future periods.

The Company reviews its judgments, estimates and assumptions quarterly.

The consolidated financial statements were prepared on the historical cost basis except for the following items which are measured at fair value:

• derivative and non-derivative financial instruments, being changes to fair value recognized through the statement of income;

• available for sale financial assets; and • share-based payments and employee benefits.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

3.1. CONSOLIDATION: includes the BRF’s individual financial statements and the financial statements from subsidiaries where BRF has direct or indirect control. All transactions and balances between BRF and its subsidiaries have been eliminated upon consolidation, as well as the unrealized profits or losses arising from transactions between the Company and its subsidiaries. Non-controlling interest is presented separately.

3.2. FUNCTIONAL CURRENCY: the financial statements of each subsidiary included in consolidation are prepared using the currency of the main economic environment where it operates.

The financial statements of foreign subsidiaries are translated into Brazilian Reais in accordance with their functional currency using the following criteria:

Foreign subsidiaries with functional currency – Dihan, Euro, Argentine Peso and Rial Omã

• Assets and liabilities are translated at the exchange rate in effect at year-end;

• Statement of income accounts are translated based on the monthly average rate; and

• The cumulative effects of gains or losses upon translation are recognized as Accumulated Foreign Currency Translation Adjustments component of other comprehensive income.

Foreign subsidiaries with functional currency – Brazilian Reais

• Non-monetary assets and liabilities are translated at the historical rate of the transaction;

• Monetary assets and liabilities are translated at the exchange rate in effect at year-end;

• Statement of income accounts are translated based on monthly average rate; and

• The cumulative effects of gains or losses upon translation are recognized in the statement of income.

Goodwill arising from business combination entity outside to be expressed in the functional currency of that entity and converted by the closing to exchange rate for the reporting currency of the acquiring.

The accounting policies have been consistently applied by all subsidiaries included in consolidation.

3.3. INVESTMENTS: investments in associates and joint ventures are initially recognized at cost and adjusted thereafter for the equity method. In the investments in associates the Company has significant influence, which is the power to participate in the financial and operating policy decisions of the investee but it does not have control or joint control of those policies. In investments in joint ventures there is the contractually agreed sharing control of an arrangement, which exists only when decisions about the relevant activities require the unanimous consent of the parties sharing control.

3.4. BUSINESS COMBINATIONS: are accounted for using the purchase method. The cost of an acquisition is the sum of the consideration paid, evaluated based on the fair value at acquisition date, and the amount of any non-controlling interests in the acquiree. For each business combination, the Company recognizes any non-controlling interest in the acquiree either at fair value or at the non-controlling interest’s proportionate share of the acquirer’s net assets. Costs directly attributable to the acquisition are accounted for as an expense when incurred.

When acquiring a business, management evaluate the assets acquired and the liabilities assumed in order to classify and allocate them pursuant to the terms of the agreement, economic circumstances and conditions at the acquisition date.

Goodwill is initially measured as the excess of the consideration paid over the fair value of the net assets acquired. If the consideration is lower than the fair value of the net assets acquired, the difference is recognized as a gain in the statement of income.

After initial recognition, goodwill is measured at cost, net of any accumulated impairment losses. For purposes of impairment testing, the goodwill acquired in a business combination, as from the acquisition date, is allocated to each of the Company’s cash generating units expected to benefit from the synergies of the business combination, regardless of whether other assets or liabilities of the acquire are attributed to these units.

3.5. SEGMENT INFORMATION: an operating segment is a component of the Company that carries out business activities from which it can obtain revenues and incur expenses. The operating segments reflect how the Company’s management reviews financial information to make decisions. The Company’s management has identified reportable segments, which meet the quantitative and qualitative disclosure requirements. The segments identified for disclosure represent mainly sales channels. The information according to the characteristics of the products is also presented, based on their nature, as follows: poultry, pork, beef, processed products, other processed products and other sales.

3.6. CASH AND CASH EQUIVALENTS: include cash on hand, bank deposits and highly liquid investments in fixed-income funds and/or securities with maturities, upon acquisition, of 90 days or less, which are readily convertible into known amounts of cash and subject to insignificant risk of change in value. The investments classified in this group, due to their nature, are measured at fair value through the profit and loss, and will be used for the Company in short term.

3.7. FINANCIAL INSTRUMENTS: financial assets and liabilities are recorded when the Company becomes party to the contractual provisions of the instruments and classified into the following categories: marketable securities, loans and receivables, derivatives and other.

3.7.1. MARKETABLE SECURITIES: are financial assets that comprise public and private fixed-income securities, classified and recorded based on the purpose for which they were acquired, in accordance with the following categories:

• Trading securities: acquired for sale or repurchase in the short term, recorded at fair value with variations directly recorded in the statement of income for the year within interest income or expense;

• Held to maturity: when the Company has the intention and ability to hold them up to maturity, investments are recorded at amortized cost, plus interest, monetary and exchange rate changes, when applicable, and recognized in the statement of income when incurred, within interest income or expense; and

• Available for sale: this category is for the remaining securities that are not classified in any of the categories above, which are measured at fair value, with changes to fair value recorded in other comprehensive income while the asset is not realized, net of taxes. Interest and monetary and exchange variation, when applicable, are recognized in the statement of income when incurred within interest income or expense.

3.7.2. DERIVATIVES FINANCIAL INSTRUMENTS MEASURED AT FAIR VALUE: are those actively traded on organized markets and fair value is determined based on the amounts quoted on an active market at the balance sheet date. These financial instruments are designated at initial recognition, classified as other financial assets and/or liabilities, with a corresponding entry in the statement of income within financial income or expenses or cash flow hedge, a component of other comprehensive income, net of taxes.

3.7.3. HEDGE TRANSACTIONS: the Company utilizes derivative and non-derivative financial instruments, as disclosed in note 4, to hedge the exposure to exchange rate and interest variations or to modify the characteristics of financial assets and liabilities and highly probable transactions, which are: (i) highly correlated to changes in the market value of the item being hedged, both at inception and throughout the term of the contract (effectiveness between 80% and 125%); (ii) supported by documents that identify the transaction, the hedged risk, the risk management process and the methodology used to assess effectiveness; and (iii) considered effective in the mitigation of the risk associated with the hedged exposure. These transactions are accounted for in accordance with CVM Deliberation Nº 604/09, that permits the protection accounting methodology (“hedge accounting”) with measurement of effect of fair value in equity and its realization in income for the relevant heading.

Hedges that meet the criteria of hedge accounting are recorded as cash flow hedge.

In a cash flow hedge, the effective portion of the gain or loss on the hedging instrument is recognized as other comprehensive income, while the ineffective portion of the hedge is recognized immediately as financial income or expense.

The amounts recorded as other comprehensive income are immediately transferred to the statement of income when the hedged transaction affects the statement of income, for example, when the forecasted revenue in foreign currency occurs.

If the occurrence of the forecasted transaction or firm commitment is no longer expected, the amounts previously recognized in other comprehensive income are transferred to the statement of income. If the hedging instrument expires or is sold, terminated or exercised without replacement or rollover, or if its classification as a hedge is revoked, the gains or losses previously recognized remain recorded in other comprehensive income until the forecasted transaction or firm commitment affect the statement of income.

3.7.4. LOANS AND RECEIVABLES: these are financial assets and liabilities with fixed or determinable payments which are not quoted on an active market. Such assets and liabilities are initially recognized at fair value plus any attributable transaction costs. After initial recognition, loans and receivables are measured at amortized cost under the effective interest rate method, less any impairment losses.

3.8. ADJUSTMENT TO PRESENT VALUE: the Company and its subsidiaries measure the adjustment to present value of outstanding balances of non-current trade accounts receivable, trade payables, social obligations and other non-current liabilities, being recorded in accounts reducing their lines on the other hand financial result. The Company adopts the weighted average of the cost of funding to determine the adjustment to present value to those assets and liabilities, which corresponds to annual rate of 11.20%.

3.9. TRADE ACCOUNTS RECEIVABLES: are recorded at the invoiced amount and adjusted to present value, when applicable, net of allowance for doubtful accounts.

16	FINANCIAL STATEMENTS 2014

The Company adopts procedures and analyses to establish credit limits and substantially does not require collateral from customers. In the event of default, collection attempts are made, which includes direct contact with customers and collection through third parties. Should these efforts prove unsuccessful, court measures are considered and the notes are reclassified to non-current assets at the same time receivables are written-off. The notes are written-off from the provision when management considers that they are not recoverable after taking all appropriate measures to collect.

3.10. INVENTORIES: are evaluated at average acquisition or formation cost, not exceeding market value or net realizable value. The cost of finished products includes raw materials, labor, cost of production, transport and storage, which are related to all process needed to make the products ready for sale. Provisions for obsolescence, adjustments to net realizable value, impaired items and slow-moving inventories are recorded when necessary. Usual production losses are recorded and are an integral part of the production cost of the respective month, whereas unusual losses, if any, are recorded as other operating expense.

3.11. BIOLOGICAL ASSETS: The consumables and production biological assets (live animals) are measured at their cost.

3.12. ASSETS HELD FOR SALE: Such assets are measured at carrying amount or fair value, whichever is lower, net of selling costs and are not depreciated or amortized.

The income statement and cash flows from discontinued operations are presented separately from those of continuing operations of the Company.

3.13. PROPERTY, PLANT AND EQUIPMENT: stated at the cost of acquisition or construction, less accumulated depreciation and impairment losses, when applicable. The borrowing costs are capitalized as a component of construction in progress, pursuant to with CVM Deliberation Nº 672/11, considering the weighted average interest rate of the Company’s debt at the capitalization date.

Depreciation is recognized based on the estimated economic useful life of each asset on a straight-line basis. The estimated useful life, residual values and depreciation methods are annually reviewed and the effects of any changes in estimates are accounted for prospectively. Land is not depreciated.

The Company annually performs an analysis of impairment indicators of property, plant and equipment along with goodwill impairment test. If an impairment indicator is identified, the corresponding assets are tested for impairment using the discounted cash flow methodology. Hence, when an impairment is identified, a provision is recorded. The recoverability of these assets was tested for impairment in 2014, and no adjustments were identified. The realization of the test involved the adoption of assumptions and judgments.

Gains and losses on disposals of property, plant and equipment items are calculated by comparing the proceeds of the disposals with their net book values and recognized in the statement of income at the disposal date.

3.14. INTANGIBLE ASSETS: Intangible assets acquired are measured at cost at the time they are initially recognized. The cost of intangible assets acquired in a business combination corresponds to the fair value at the acquisition dat. After initial recognition, intangible assets are presented at cost less accumulated amortization and impairment losses, when applicable. Internally-generated intangible assets, excluding development costs, are not capitalized but recognized in the statement of income as incurred.

The useful life of intangible assets is assessed as finite or indefinite.

Intangible assets with a finite life are amortized over the economic useful life and reviewed for impairment whenever there is an indication that their carrying values may be impaired. The amortization period and method for an intangible asset with a finite useful life are reviewed at least at the end of each fiscal year. The amortization of intangible assets with a finite useful life is recognized in the statement of income as an expense consistently with the use of the intangible asset.

Intangible assets with an indefinite useful life are not amortized, but are tested annually for impairment on an individual basis or at the cash generating unit level. The Company records goodwill and trademarks as intangibles assets with in indefinite useful life.

Goodwill recoverability was tested for fiscal year 2014 and no impairment loss was identified. Such test involved the adoption of assumptions and judgments.

3.15. INCOME TAXES: in Brazil, are comprised of corporate income tax (“IRPJ”) and social contribution tax (“CSLL”), which are calculated monthly on taxable income, at the rate of 15% plus 10% surtax for IRPJ, and of 9% for CSLL, considering the offset of tax loss carryforwards, up to the limit of 30% of annual taxable income.

The income from foreign subsidiaries is subject to taxation pursuant to the local tax rates and legislation.

Deferred taxes are recorded on IRPJ and CSLL tax losses, assets and liabilities and temporary differences between the tax basis and the carrying amount and classified as non-current assets, as required by CVM Deliberation nº 676/11. When the Company’s analysis indicates that the realization of these credits, within 10 years, is not probable, a valuation allowance is recorded.

Deferred tax assets and liabilities are offset if a legally enforceable right exists to set off current tax assets against current tax liabilities and they relate to income taxes levied by the same tax authority on the same taxable entity. In the consolidated financial statements, the Company’s tax assets and liabilities can be offset against the tax assets and liabilities of the subsidiaries if, and only if, these entities have a legally enforceable right to make or receive a single net payment and intend to make or receive this net payment, or recover the assets and settle the liabilities simultaneously. Therefore, for presentation purposes, the balances of tax assets and tax liabilities are being disclosed separately.

Deferred tax assets and liabilities must be measured by rates that are expected to be applicable for the period when the assets are realized and liabilities settled.

3.16. ACCOUNTS PAYABLE AND TRADE ACCOUNTS PAYABLE: are initially recognized at fair value plus any accrued charges, monetary and exchange variations incurred through the balance sheet date.

3.17. PROVISION FOR TAX, CIVIL AND LABOR RISKS AND CONTINGENT LIABILITIES: are established when the Company has a present obligation, formalized or not, as a result of a past event, it is probable that an outflow of resources will be required to settle the obligation and its amount can be reliably estimated.

The Company is part of various lawsuits, including, tax, labor and civil claims. The assessment of the likelihood of an unfavorable outcome in these lawsuits includes the analysis of the available evidence, the hierarchy of the laws, available former court decisions, as well as the most recent court decisions and their importance to the Brazilian legal system, as well as the opinion of external legal counsel. The provisions are reviewed and adjusted to reflect changes in the circumstances, such as the applicable statute of limitation, conclusions of tax inspections or additional exposures identified based on new claims or court decisions.

A contingent liability recognized in a business combination is initially measured at fair value and subsequently measured at the higher of:

• the amount that would be recognized in accordance with the accounting policy for the provisions above that comply with CVM

Deliberation Nº 594/09; or

• the amount initially recognized less, if appropriate, cumulative amortization recognized in accordance with CVM

Deliberation Nº 692/12.

As a result of the business combinations with Sadia, Avex and Dánica group the Company recognized contingent liabilities related to tax, civil and labor claims.

3.18. LEASES: lease transactions in which the risks and rewards of ownership are substantially transferred to the Company are classified as finance leases. When there is no significant transfer of the risks and rewards of ownership, lease transactions are classified as operating leases.

Finance lease agreements are recognized in property, plant and equipment and in liabilities at the lower of the present value of the minimum future payments of the agreement and the fair value of the asset, including, when applicable, the initial direct costs incurred in the transaction. The amounts recorded in property, plant and equipment are depreciated and the underlying interest is recorded in the statement of income in accordance with the terms of the lease agreement.

Operating lease agreements are recognized as expenses throughout the lease terms.

3.19. SHARE BASED PAYMENTS: the Company provides share based payments for its executives, which are settled with Company shares. The Company adopts the provisions of CVM Deliberation Nº 650/10, recognizing as an expense, on a straight-line basis, the fair value of the options granted, over the length of service required by the stock options plan, with a corresponding entry to equity. The accumulated expense recognized reflects the acquired vesting period and the Company’s best estimate of the number of shares to be acquired. The expense or income arising from the movement during the year is recognized in the statement of income under other operating expense or income. No expense is recognized for options that have not completed their vesting period.

The dilution effect of outstanding options is reflected as additional dilution in the calculation of diluted earnings per share.

3.20. PENSION AND OTHER POST-EMPLOYMENT PLANS: the Company sponsor 04 supplementary defined benefit and defined contribution plans, as well as other post-employment benefits, for those, annually an appraisal actuarial is prepared by an independent actuary. The costing of defined benefits is established separately for each plan using the projected unit credit method (see note).

The measurements comprise the actuarial gains and losses, the effect of a limit on contributions and yields on plan contributions and are recognized in the balance sheet with a contra entry in other comprehensive income when incurred. These measurements are not reclassified to statement of income in subsequent periods.

The Company recognizes the net defined benefit asset, when:

• controls a resource and has the ability to use the surplus to generate future benefits;

• the control is a result of past events; and • the future economic benefits are available to the Company in the form of a reduction in future contributions or a cash refund, either directly to the Company or indirectly to another deficitary plan. The asset ceiling is the present value of those future benefits.

The past service cost is recognized in the statement of income at the earliest of the following dates:

• when the plan amendment or curtailment occurs, or

• when the Company recognizes related restructuring costs.

The past service cost and net interest on net defined benefit liability or asset are recognized in the statement of income within other operating expense or income.

18	FINANCIAL STATEMENTS 2014

3.21. EARNINGS PER SHARE: basic earnings per share are calculated by dividing the net profit attributable to the holders of ordinary shares of the Company by the weighted average number of ordinary shares during the year. Diluted earnings per share are calculated by dividing the net profit attributable to the holders of ordinary shares of the Company by the weighted average number of ordinary shares during the year, plus the weighted average number of ordinary shares that would be issued when converting all dilutive potential ordinary shares into ordinary shares

3.22. DETERMINATION OF INCOME: results from operations are recorded on an accrual basis.

3.23. REVENUE RECOGNITION: revenues comprise of the fair value of consideration received or receivable by the sale of products, net of taxes, returns, rebates and discounts.

Revenues are recognized in accordance with the accrual basis of accounting, when the sales value is reliably measurable and when the Company no longer has control over the goods sold, or otherwise related to the property, the costs incurred or to be incurred due to transaction can be reliably measured, it is probable that economic benefits will be received by the Company and the risks and benefits were fully transferred to the purchaser.

3.24. EMPLOYEE AND MANAGEMENT PROFIT SHARING: employees are entitled to profit sharing based on certain targets agreed upon on an annual basis, whereas managers are entitled to profit sharing based on the provisions of the bylaws, proposed by the Board of Directors and approved by the shareholders. The profit sharing amount is recognized in the statement of income for the period in which the targets are attained.

3.25. FINANCIAL INCOME: include interest earnings on amounts invested (including available for sale financial assets), dividend income (except for dividends received from equity investees), gains on disposal of available for sale financial assets, changes in fair value of financial assets measured at fair value through income and gains on hedging instruments that are recognized in income.

Interest income is recognized in earnings through the effective interest method.

3.26. GRANTS AND GOVERNMENT ASSISTANCE: government subsidies are recognized at fair value when there is reasonable assurance that the conditions established are met and related benefits will be received. The amounts are accounted for as follows:

• Subsidies relating to assets: are accounted for in the statement of income in proportion to the depreciation of the asset; and

• Subsidies to investments: the amounts recorded in the statement of income when excluded from the income tax and social contribution calculation basis are reclassified to shareholders’ equity, as a reserve of tax incentives, unless there are accumulated losses.

3.27. DIVIDENDS AND INTEREST ON SHAREHOLDERS’ EQUITY: the proposal for payment of dividends and interest on shareholders’ equity made by the Company’s Management, which is within the portion equivalent to the mandatory minimum dividend, is recorded in current liabilities, as a legal obligation provided for in the bylaws; on the other hand, the dividends that exceed the mandatory minimum dividend, declared by management before the end of the accounting period covered by the consolidated financial statements, not yet approved by the shareholders, is recorded as additional dividend proposed in shareholders’ equity.

For financial statement presentation purposes, interest on shareholders’ equity is stated as an allocation of income directly in shareholders’ equity.

3.28. TRANSACTIONS AND BALANCES IN FOREIGN CURRENCY: the balances of assets and liabilities of foreign subsidiaries are translated into Brazilian Reais using the exchange rates in effect at the balance sheet date and statement of income accounts are translated based on monthly average rates.

The exchange rates in Brazilian Reais effective at the balance sheet dates were as follows:
Exchange rate at the
balance sheet date	12.31.14	12.31.13
U.S. Dollar (US$ or USD)	2.6562	2.3426
Euro (€ or EUR)	3.2270	3.2265
Pound Sterling (£ or GBP)	4.1405	3.8728
Argentine Peso ($ or ARS)	0.3172	0.3594
Rial Omã (OMR)	6.8992	6.0847
Dirhan (AED)	0.7232	0.6379

Average rates
U.S. Dollar (US$ or USD)	2.3536	2.1576
Euro (€ or EUR)	3.1221	2.8677
Pound Sterling (£ or GBP)	3.8721	3.3779
Argentine Peso ($ or ARS)	0.2905	0.3947
Rial Omã (OMR)	6.1134	5.6078
Dirhan (AED)	0.6408	0.5875

3.29. ACCOUNTING JUDGMENTS, ESTIMATES AND ASSUMPTIONS: as mentioned in note 2, in the process of applying the Company’s accounting policies, management made the following judgments which have a material impact on the amounts recognized in the consolidated financial statements:

• fair value of financial instruments (see note 4);

• impairment of non-financial assets (see note 5 and 19);

• measurement of fair value of items related to business combinations (see note 6);

• allowance for doubtful accounts (see note

9);

• net realizable value provision for inventories (see note 10);

• biological assets (see note 11);

• loss on the reduction of recoverable value of taxes (see note 12 and 14);

• useful lives of property, plant and equipment and intangible (see note 18 and 19);

• share-based payment transactions (see note 24);

• pension and post-employment plans (see note 25); and

• provision for tax, civil and labor risks (see note 26).

The Company reviews the estimates and underlying assumptions used in its accounting estimates on a quarterly basis. Revisions to accounting estimates are recognized in the period in each the estimates are revised.

3.30. STATEMENT OF ADDED VALUE: the Company prepared individual and consolidated statements of added value (“DVA”) in accordance with CMV Deliberation Nº 557/08, which are submitted as part of these financial statements in accordance with BR GAAP. It represents for IFRS additional financial information.

4. FINANCIAL INSTRUMENTS AND RISK MANAGEMENT

4.1. OVERVIEW

In the normal course of its business, the Company is exposed to credit, liquidity and market risks, which are actively managed in conformity to the Risk Policy and internal guidelines subject to such policy.

The Risk Policy is under the management of the Financial Risk Management Committee, Board of Executive Officers and Board of Directors, with clear and defined roles and responsibilities, as follows:

• The Board of Directors is responsible for approving the Risk Policy and defining the limits of tolerance of the different risks identified as acceptable for the Company on behalf of its shareholders. The current risk policy was reviewed and approved on November 26, 2014, with maturity of two years, and is automatically renewed once for the same period if no change expressed during the term of the agreement;

• The Financial Risk Management

Committee is in charge of the execution of the Risk Policy, which comprises the supervision of the risk management process, planning and verification of the impacts of the decisions implemented, as well as the evaluation and approval of hedging strategies and monitoring the risk exposure levels to ensure compliance with Risk Policy;

• The Board of Executive Officers is in charge of the evaluation of the Company’s exposure for each identified risk, according to the guidelines established by the Board of Directors; and

• The Risk Management area has as a crucial role in monitoring, evaluating and reporting of the financial risks taken by the Company.

The Risk Policy does not authorize the Company’s management to contract leveraged derivative transactions and determines that any individual hedge operations (notional amount) must not exceed 2.5% of the Company’s shareholders’ equity.

a. Credit risk management

The Company is subject to the credit risk related to trade accounts receivable, financial investments and derivative contracts, as follows:

• Credit risk associated with trade accounts receivable is actively managed by dedicated team, though specific systems.

Furthermore, it should be noted the diversification of the customer portfolio and the concession of credit to customers with good financial and operational conditions. The Company does not usually require collateral for sales to customer, and has a contracted credit insurance policy for specific markets; and

• Credit risk associated with financial investments and derivative contracts is mitigated by the Company’s policy of working with prime institutions.

On December 31, 2014, the Company had financial investments over R$10,000 at the following financial institutions: Banco BNP, Banco Bradesco, Banco do Brasil, Banco do Nordeste, Banco HSBC, Banco Itaú, Banco Safra, Banco Santander, Caixa Econômica Federal, Standard Chartered and Societe Generale.

The Company also held derivative contracts with the following financial institutions: Banco Bradesco, Banco do Brasil, Banco HSBC, Banco Itaú, Banco Santander, Banco Votorantim, Barclays, Citibank, Deutsche Bank, ING Bank, JP Morgan, Merrill Lynch, Banco BNP and Rabobank.

b. Liquidity risk management

Liquidity risk management aims to reduce the impacts caused by events which may affect the Company’s cash flow. Thus, the Company utilizes the following metrics:

• Cash Flow at Risk (“CFaR”), which aims to statistically estimates the cash flows for the next twelve months and the Company’s liquidity exposure. The Company determined that the minimum cash available should be equivalent mainly to the average monthly billing and EBITDA for the last twelve-month period; and

• Value at Risk (“VaR”) is used for derivative transactions that require payments of periodic adjustments. Currently, the Company holds only BM&F operations with daily adjustments and in order to monitor them, such methodology is utilized, which statistically measures potential maximum adjustments to be paid at intervals of 1 to 21-days.

The Company maintains its leverage levels in order to avoid any impact to its ability to settle commitments and obligations. As a guideline, the majority of the debt should be in long term. On December 31, 2014, the long term debt portion accounted for 76.4% (73.5% as of December 31, 2013) of the total outstanding debt with an average term greater than 5 years.

The table below summarizes the commitments and contractual obligations that may impact the Company’s liquidity:

20	FINANCIAL STATEMENTS 2014

								Parent company
								31.12.14
		Cash flow
	Book value	contracted	2015	2016	2017	2018	2019	After 5 years
Non derivative financial
liabilities
Loans and financing	4,328,233	4,690,501	2,731,855	342,538	535,896	586,685	174,577	318,950
BRF bonds	5,702,388	8,170,684	302,876	302,876	302,876	783,501	264,126	6,214,429
Trade accounts payable	3,591,980	3,591,980	3,591,980	-	-	-	-	-
Capital lease(1)	243,606	363,063	88,074	58,329	34,503	29,463	22,409	130,285
Operational lease	-	784,513	169,332	150,895	127,593	110,095	93,678	132,920
Derivative financial
liabilities
Financial instruments
designated as cash flow
hedge
Interest rate and
exchange rate
derivatives	119,388	74,724	249	326	45	74,104	-	-
Currency derivatives
(NDF)	77,122	2,209	2,209	-	-	-	-	-
Fixed exchange rate	3,482	(13,298)	(13,298)	-	-	-	-	-
Currency derivatives
(options)	7,155	1,780	1,780	-	-	-	-	-
Financial instruments not
designated as cash flow
hedge
Currency derivatives
(Future)	5,694	5,694	5,694	-	-	-	-	-
Interest rate and
exchange rate
derivatives	3,216	(2,113)	(1,344)	(290)	(290)	(189)	-	-
(1) It does not include the capital leases contracted with financial institutions which are included in loans and financing line above.
								Consolidated
								31.12.14
		Cash flow
	Book value	contracted	2015	2016	2017	2018	2019	After 5 years
Non derivative financial
liabilities
Loans and financing	4,674,151	5,063,413	2,812,813	353,634	547,153	856,286	174,577	318,950
BRF bonds	5,702,388	8,170,684	302,876	302,876	302,876	783,501	264,126	6,214,429
BFF bonds	595,372	816,047	42,297	42,297	42,297	42,297	42,297	604,562
Sadia bonds	427,285	497,305	29,175	29,175	438,955	-	-	-
Quickfood bonds	190,139	192,670	45,537	-	71,939	39,248	35,946	-
Trade accounts payable	3,977,327	3,977,327	3,977,327	-	-	-	-	-
Capital lease (1)	243,790	363,295	88,164	58,329	34,503	29,463	22,409	130,427
Operational lease	-	788,211	169,357	152,093	128,791	111,372	93,678	132,920

Derivative financial
liabilities
Financial instruments
designated as cash flow
hedge
Interest rate and
exchange rate
derivatives	157,975	187,257	22,778	29,700	29,582	104,571	626	-
Currency derivatives
(NDF)	77,122	(2,209)	(2,209)	-	-	-	-	-
Fixed exchange rate	3,482	(13,298)	(13,298)	-	-	-	-	-
Currency derivatives
(options)	7,155	1,780	1,780	-	-	-	-	-
Financial instruments not
designated as cash flow
hedge
Currency derivatives
(NDF)	2,794	138	138	-	-	-	-	-
Currency derivatives
(Future)	5,694	5,694	5,694	-	-	-	-	-
Interest rate and
exchange rate
derivatives	3,216	(2,113)	(1,344)	(290)	(290)	(189)	-	-
(1) It does not include the capital leases contracted with financial institutions which are included in loans and financing line above.

c. Interest rate risk management

Interest rates risk is the one the Company incurs in economic losses resulting from changes in these rates, which could affect its assets and liabilities.

The Company’s Risk Policy does not restrict exposure to different interest rates, neither establishes limits for fixed or floating rates. However, the Company continually monitors the market interest rates, in order to evaluate any need to enter into hedging transaction to protect from the exposure to fluctuation such rates and manage the mismatch between its financial investments and debts. In these transactions the Company enters into contracts that exchange floating rate for fixed rate or vice-versa. Such transactions were designated by the Company as cash flow hedge.

The Company’s indebtedness is essentially tied to the London Interbank Offered rate (“LIBOR”), fixed coupon (“R$ and USD”), Long Term Interest Rate (“TJLP”) and Monetary

Unit of the Bank National Economic and Social Development (“UMBNDES”) rates. In case of adverse changes in the market that result in LIBOR hikes, the cost of the floating indebtedness rises and on the other hand, the cost of the fixed indebtedness decreases in relative terms.

With regards to the Company’s marketable securities, the main index is the Interbank Deposit Certificate (“CDI”) for investments in Brazil and fixed coupon (“USD”) for investments in the International market.

d. Foreign exchange risk management

Foreign exchange risk is the one related to variations of foreign exchange rates that may cause the Company to incur unexpected losses, leading to a reduction of assets or an increase in liabilities.

The Risk Policy is intended to protect the Company’s results from these variations, in order to:

• Protect operating revenues and costs that are related to transactions arising from commercial activities, such as estimated exports and purchases of raw materials, utilizing hedging instruments, that is, to protect its future cash flow denominated in foreign currency; and

• Manage assets and liabilities denominated in foreign currencies in order to protecting the balance sheet of the Company, through the use of over-the-counter and futures transactions.

The Company’s consolidated financial statements are mainly impacted by the following currencies: (i) U.S. Dollar (“US$” or “USD”), (ii) Euro (“EUR”), (iii) Pound Sterling (“GBP”) and (iv) Argentine Peso (“ARS”).

Assets and liabilities denominated in foreign currency are as follows:

		Consolidated
	12.31.14	12.31.13
		Total exposure
Cash and cash equivalents and marketable securities	4,551,213	2,651,927
Trade accounts receivable	1,693,314	1,593,473
Accounts receivable from subsidiaries	1,243	146,223
Future dollar agreements	252,339	480,233
Embedded derivative (see note 13.1)	1,853,379	-
Inventories	21,128	50,808
Exchange rate contracts (Swap)	(4,571)	(20,158)
Loans and financing	(7,596,191)	(6,108,727)
Bonds designated as cash flow hedge	796,860	702,780
Exports prepayment designated as cash flow hedge	796,860	702,780
Trade accounts payable	(957,201)	(634,214)
Other assets and liabilities, net	97,608	231,459
	1,505,981	(203,416)

Foreign exchange exposure (in US$)	566,968	(86,833)

Foreign exchange exposure impacting the income (in US$)	550,542	28,747
Foreign exchange exposure impacting the shareholders' equity (in US$)	16,426	(115,580)

Foreign exchange exposure (in US$)	566,968	(86,833)

22	FINANCIAL STATEMENTS 2014

The Company’s net foreign exchange exposure as of December 31, 2014 corresponds to a liability amounting to US$566,968. Due to the impacts of the functional currency, net foreign exchange exposure is composed of: (i) an asset totaling US$550,542, which variations are recorded in statement of income and (ii) a liability totaling US$16,426, which variation are recognized in comprehensive income. On December 31, 2014, the net foreign exchange exposure is within the limit set by the Company’s Risk Policy.

e. Commodity price risk management

In the normal course of its operations, the Company purchases commodities, mainly corn, soymeal and oil and live hog, which are some of the individual components of production cost.

Corn, soymeal and oil prices are subject to volatility resulting from weather conditions, crop yield, transportation and storage costs, government’s agricultural policy, foreign exchange rates and the prices of these commodities on the international market, among others factors. The prices of hog acquired from third parties are subject to market conditions and are influenced by internal availability and levels of demand in the international market, among other aspects.

The Risk Policy establishes limits for hedging the corn and soymeal purchase flow, aiming to reduce the impact resulting from a price increase of these raw materials, and may utilize derivative instruments or inventory management for this purpose. Currently, the management of inventory levels is used as a hedging instrument.

f. Capital management

The Company’s definition of the adequate capital structure is essentially associated with (i) cash strength as a tolerance factor to liquidity volatility, (ii) financial leverage and (iii) maximization of the opportunity cost of capital.

The cash and liquidity strategy takes into consideration the historical scenarios of volatility of results as well as simulations of sectorial and systemic crises and is based on permitting the resilience in scenarios of restricted access to capital.

Financial leverage aims the balance between the different sources of funding and their conditions of allocation in order to maximize the opportunity cost to BRF in its business expansion initiatives. Moreover, the objective of maintaining the investment grade disciplines the weighting of using own and third party capital.

The Company monitors debt levels and net debt, which are shown below:

				Consolidated
			12.31.14	12.31.13
	Current	Non-current	Total	Total
Foreign currency debt	(197,542)	(7,398,649)	(7,596,191)	(6,108,727)
Local currency debt	(2,541,361)	(1,451,783)	(3,993,144)	(4,072,463)
Other financial liabilities	(257,438)	-	(257,438)	(357,182)
Gross debt	(2,996,341)	(8,850,432)	(11,846,773)	(10,538,372)

Marketable securities and cash and cash equivalents	6,594,422	62,104	6,656,526	3,643,285
Other financial assets	43,101	-	43,101	11,572
Restricted cash	-	115,179	115,179	99,212
Net debt	3,641,182	(8,673,149)	(5,031,967)	(6,784,303)

4.2. DERIVATIVE AND NON-DERIVATIVE FINANCIAL INSTRUMENTS DESIGNATED AS HEDGE ACCOUNTING

As permitted by CVM Deliberation Nº 604/09, the Company applies hedge accounting to its derivative instruments classified as cash flow hedge, in accordance with the Risk Policy. The cash flow hedge consists of hedging the exposure to variations of the cash flow which is attributable to a particular risk associated with a recognized asset or liability, or a highly probable transaction that could affect profit and loss.

The Risk Policy has also the purpose of determining parameters of use of financial instruments, including derivatives, which are designed to protect the operating and financial assets and liabilities, which are exposed to the variations of foreign exchange rates, the fluctuation of the interest rates and changes to the commodity prices. The Risk Management area is responsible for ensuring compliance to the requirements established by the Company’s Risk Policy.

The Company formally designated its operations for hedge accounting treatment for the derivative financial instruments to protect cash flows and export revenues by documenting:

• The relationship of the hedge;

• The objective and risk management strategy of the Company to enter into a hedge transaction;

• The identification of the financial instrument;

• The hedge object or transaction;

• The nature of the risk to be hedged;

• The description of the hedge relationship;

• The demonstration of the correlation between the hedge transaction and the hedge object, when applicable; and

• The prospective demonstration of the effectiveness of the hedge.

The transactions for which the Company has designated hedge accounting are highly probable, present an exposure to variation in cash flow that could affect profit and loss and are highly effective in protecting changes in fair value or cash flows attributable to hedged risk, consistent with the risk originally documented in the Risk Policy.

The effectiveness tests are prepared prospectively and retrospectively at each period end.

The prospective test is based on the comparison between the critical terms of derivative and non-derivative financial instruments and the hedged items. The hedged items (e.g. future monthly export sales) and the hedge instruments have the same critical terms, as follows:

• Both fair value change due to the exchange rate variation (spot or forward rate method);

• Their nominal values (notional) are similar; and

• Their maturities are identical and both the hedged item (revenue) and the settlement of the financial instrument will occur at the same period.

The retrospective test is based on the analysis of the coverage ratio. This ratio compares the fair value variation accumulated since the inception of the hedged item (date of hedge designation) with the accumulated variation of the derivative and non-derivative financial instrument since its inception.

The effectiveness of the hedge is determined at the settlement date of the financial instrument, by comparing the cumulative changes of highly probable revenues with the gains or losses arising from the financial instruments.

The Company, within its hedge accounting strategy, utilizes the following financial instruments:

a. Non-deliverable forwards – NDF

Non-deliverable forward contract is the future commitment to purchase or sell certain currencies on a certain date in the future for a predetermined price. This contract does not require physical settlement of contracted positions, but the financial settlement of the difference between the settlement price and the predetermined price of the contract.

b. Interest rate and currency swap

Similar to a non-deliverable forward contract, the swap is the future commitment to buy or sell certain interest rates or currency at a specified date in the future for a predetermined price. The particularity in this type of transaction is the possibility to exchange cash flows on various dates.

The Company contracts swaps that do not require the physical settlement of contracted positions, but the financial settlement of the difference between the settlement price and the price established in the contract.

c. Options

A put option gives the holder (option holder) the right to buy an asset at a certain price (strike) at certain future date (the exercise date). A call option gives the holder the right to sell an asset at a certain price at a certain future date. In addition, there is a possibility of buying (premium disbursement, with rights) or selling (premium receiving, with obligations).

d. Fixed exchange rate

Fixed exchange rate is a non-derivative financial instrument contracted from financial institutions that allows the definition of a future rate to internalization of resources arising from foreign activities. Contractually, there is the requirement of submission of export invoices to prove the nature of resources which will be internalized trough closing of exchange rate. Such contract has similar characteristics of a non-deliverable forward derivative contract because it determines, at its inception, a future exchange rate. Nevertheless, the contract requires a physical settlement of the contracted positions.

e. Export prepayments – PPEs

The Company utilizes the exchange rates variation of export prepayments contracts (“PPEs”) as a hedge instrument for the highly probable future sales in foreign currency.

f. Senior unsecured notes – Bonds

The Company designates part of the transactions involving Senior Unsecured Notes (Bond BRF2022 and 2023) as hedge accounting.

4.2.1 BREAKDOWN OF THE BALANCES OF DERIVATIVE FINANCIAL INSTRUMENTS The positions of outstanding derivative financial instruments are as follows:

24	FINANCIAL STATEMENTS 2014

					Parent company and Consolidated
				12.31.14		12.31.13
		Reference
		currency	Reference value		Reference value
Instrument	Hedge object	(notional)	(notional)	Fair value (1)	(notional)	Fair value (1)
Financial instruments designated as
cash flow hedge
NDF - Dollar's sale	Currency	USD	439,655	(62,699)	190,000	(21,349)
NDF - Euro's sale	Currency	EUR	74,042	184	106,800	(25,193)
NDF - Libra's sale	Currency	GBP	41,574	(2,097)	33,000	(12,088)
NDF - Iene's sale	Currency	JPY	16,993,208	(2,761)	-	-
Currency swap - US$	Currency	BRL	250,000	(90,328)	572,990	(203,924)
Interest rate - US$	Interest	USD	200,000	(29,060)	200,000	(33,187)
Fixed exchange rate - US$	Currency	USD	102,470	(2,848)	160,000	(10,429)
Fixed exchange rate - Euro	Currency	EUR	8,000	299	-	-
Options (Collar) - US$	Currency	USD	164,000	(3,995)	120,000	(287)
Total in Parent company				(193,305)		(306,457)
Interest rate - US$	Interest	USD	200,000	(38,587)	200,000	(38,754)
Total Consolidated				(231,892)		(345,211)

Financial instruments not
designated as cash flow hedge
NDF - Iene's sale	Currency		1,000,000	1,125	-	-
Embedded derivative - Lactalis	Currency		697,756	27,955	-	-
Currency swap - US$	Currency	USD	2,798	(1,750)	13,992	(6,104)
Interest rate - R$	Interest	BRL	590,000	(1,466)	317,380	590
Options	Live cattle	BRL	-	-	6,650	(154)
NDF	Live cattle	BRL	-	-	3,296	(484)
Future - BM&F Bovespa	Live cattle	BRL	-	-	4,400	18
Future - BM&F Bovespa	Currency	USD	95,000	(5,694)	205,000	3,247
Total in Parent company				20,170		(2,887)
NDF - Euro	Currency	EUR	150,000	87	150,000	2,715
NDF - Libra	Currency	GBP	20,000	(2,638)	15,000	(227)
NDF - Peso	Currency	USD	3,360	(64)	-	-
Total Consolidated				17,555		(399)

Total in Parent company				(173,135)		(309,344)
Total Consolidated				(214,337)		(345,610)
(1) The market value determination method used by the Company consists of calculating the future value based on the contracted conditions and determining the present value based on market curves, obtained from the database of Bloomberg and BM&F.

a. Non-deliverable forwards – NDF
The position of the outstanding non-
deliverable forward – NDF as of December 31,
2013 and December 31, 2012, by maturity, as
well as the weighted average exchange rates
and the fair value, are presented as follows:

			R$ x US$
Maturities	Notional (US$)	Average rate	Fair value
Financial instruments designated as cash flow hedge
January 2015	104,064	2.5538	(10,982)
February 2015	67,800	2.5043	(11,640)
March 2015	47,345	2.4665	(10,621)
April 2015	45,020	2.4509	(11,704)
May 2015	46,164	2.5392	(8,883)
June 2015	32,648	2.6095	(4,846)
July 2015	43,532	2.6862	(4,043)
August 2015	27,694	2.8184	246
September 2015	7,694	2.7831	(414)
October 2015	7,694	2.8035	(412)
November 2015	10,000	2.9434	600
	439,655	2.5759	(62,699)

			EUR x US$
Maturities	Notional (EUR)	Average rate	Fair value
Financial instruments not designated as cash flow hedge
January 2015	-	-	-
March 2015	150,000	1.2196	87
	150,000	1.2196	87

b. Interest rate and currency swap
The position of interest rate and currency
swap is presented as follows:

							12.31.14
					Parent company		Consolidated
			Liabilities
Instrument	Maturity	Assets (Hedged object)	(Protected risk)	Notional	Fair value	Notional	Fair value
Financial
instruments
designated as cash
flow hedge
Interest rate	01.22.18	LIBOR 6M + 2.82% p.a.	5.86% p.a.	100,000	(15,498)	100,000	(15,498)
Interest rate	06.18.18	LIBOR 3M + 2.60% p.a.	5.47% p.a.	100,000	(13,562)	100,000	(13,562)
Interest rate	02.01.19	LIBOR 6M + 2.70% p.a.	5.90% p.a.	-	-	100,000	(19,399)
Interest rate	02.01.19	LIBOR 6M + 2.70% p.a.	5.88% p.a.	-	-	100,000	(19,188)
					(29,060)		(67,647)
Currency swap	05.22.18	R$ + 7.75%	US$ + 1.60%	250,000	(90,328)	250,000	(90,328)
					(119,388)		(157,975)

Financial
instruments not
designated as cash
flow hedge
Interest rate - Bond	05.22.18	R$ (Fixed rate of 7.75% p.a.)	68.84% CDI	50,000	(166)	50,000	(166)
Interest rate - NCE	06.19.15	R$ (Fixed rate of 8.00% p.a.)	66.30% CDI	50,000	(9)	50,000	(9)
Interest rate - NCE	11.19.15	R$ (Fixed rate of 10.84% p.a.)	89.84% CDI	300,000	(996)	300,000	(996)
Interest rate - NCE	06.29.15	R$ (Fixed rate of 8.00% p.a.)	67.35% CDI	90,000	(48)	90,000	(48)
Interest rate - NCE	10.29.15	R$ (Fixed rate of 10.84% p.a.)	89.35% CDI	100,000	(247)	100,000	(247)
					(1,466)		(1,466)
Currency swap	03.16.15	R$ (Fixed rate of 8.41% p.a.)	US$ - 0.20%	2,798	(1,750)	2,798	(1,750)
					(3,216)		(3,216)

26	FINANCIAL STATEMENTS 2014

							Parent company and Consolidated
								12.31.14
		R$ x EUR			R$ x GBP			R$ x JPY
Notional (EUR)	Average rate	Fair value	Notional (GBP)	Average rate	Fair value	Notional (JPY)	Average rate	Fair value

12,000	3.1955	(455)	4,392	4.0142	(545)	3,013,280	0.0231	2,471
11,000	3.2565	54	3,891	4.0767	(324)	4,100,000	0.0229	1,884
11,573	3.2743	(67)	5,509	4.1039	(441)	1,000,000	0.0219	(699)
7,906	3.1809	(970)	4,270	4.0961	(551)	1,000,000	0.0221	(712)
9,736	3.2801	(503)	4,622	4.0088	(312)	1,000,000	0.0223	(712)
10,588	3.4497	886	4,589	4.3034	37	1,000,000	0.0225	(743)
6,116	3.4803	522	4,934	4.3278	4	1,000,000	0.0227	(758)
3,123	3.5179	265	2,622	4.3691	12	1,000,000	0.0228	(784)
2,000	3.6880	452	2,564	4.4002	-	1,000,000	0.0230	(791)
-	-	-	2,700	4.4360	5	1,000,000	0.0232	(820)
-	-	-	1,481	4.4760	18	1,879,928	0.0236	(1,097)
74,042	3.3132	184	41,574	4.1989	(2,097)	16,993,208	0.0229	(2,761)

		GBP x US$			JPY x R$			ARS x US$
Notional (GBP)	Average rate	Fair value	Notional (JPY)	Average rate	Fair value	Notional (ARS)	Average rate	Fair value

-	-	-	1,000,000	0.0234	1,125	-	-	-
20,000	1.5535	(2,638)	-	-	-	3,360	9.1700	(64)
20,000	1.5535	(2,638)	1,000,000	0.0234	1,125	3,360	9.1700	(64)

c. Fixed exchange rate
The position of fixed exchange rate designated
as cash flow hedge is presented as follows:

					Parent company and Consolidated
						12.31.14
			R$ x US$			R$ x US$
Maturities	Notional US$	Average US$	Fair value	Notional Eur	Average Eur	Fair value
April 2015	4,968	2.7222	(35)	-	-	-
May 2015	4,968	2.7387	(32)	-	-	-
June 2015	34,968	2.6723	(3,100)	-	-	-
July 2015	4,968	2.7910	(10)	5,000	3.4126	86
August 2015	14,968	2.8302	231	3,000	3.4977	213
September 2015	14,968	2.8580	269	-	-	-
October 2015	14,968	2.8695	135	-	-	-
November 2015	7,694	2.8411	(306)	-	-	-
	102,470	2.7754	(2,848)	8,000	3.4445	299

d. Options

The Company designates as a cash flow hedge only the variation in the intrinsic value of its options, recognizing the time value of the premium in the financial result. If the hedge is not effective and the option is not exercised due to devaluation of the Brazilian Real, the losses related to the options will be registered as financial expenses in the statement of income.

The Company has designated transactions involving options denominated collar where there is a purchase of a put option (“PUT”) and a sale of a call option (“CALL”).	When the market price of any of the options is not available in an active market, the fair value is based on an option pricing model (Black-Scholes or Binomial).

			Parent company and Consolidated
				12.31.14
				R$ x US$
Type	Maturities	Notional (US$)	Average US$	Fair value
Financial instruments designated as cash flow hedge
Collar - Put (Purchase)	From 10.2014 to 05.2015	164,000	2.5362	3,160
Collar - Call (Sale)	From 10.2014 to 05.2015	(164,000)	2.7748	(7,155)
Total Option (Collar)				(3,995)

4.2.2 BREAKDOWN OF THE BALANCES OF NON-	The position of non-derivative financial
DERIVATIVE FINANCIAL INSTRUMENTS	instruments is presented as follows:

					Parent company and Consolidated
				12.31.14		12.31.13
		Reference
		currency
Instrument	Hedge object	(notional)	Value (notional)	Fair value (1)	Value (notional)	Fair value(1)
Financial instruments designated as
cash flow hedge

Export prepayment - PPEs	Exchange	USD	300,000	796,860	300,000	702,780
Senior unsecured notes - Bonds	Exchange	USD	300,000	796,860	300,000	702,780
			600,000	1,593,720	600,000	1,405,560
(1) Notional converted by the exchange rate in effect at year-end.

a. Export prepayments – PPEs
The position of PPEs is presented as follows:

				Parent company and Consolidated
					12.31.14
Hedge Instrument	Type of risk hedged	Maturities	Notional (US$)	Average rate	Fair value
Export prepayment - PPE	US$ (E.R.)	02.2017 to 02.2019	300,000	1.7796	796,860

28	FINANCIAL STATEMENTS 2014

b. Senior unsecured notes – Bonds
The position of bonds designated as cash flow
hedge is presented as follows:

				Parent company and Consolidated
					12.31.14
Hedge Instrument	Type of risk hedged	Maturities	Notional (US$)	Average rate	Fair value
BRF SA BRFSBZ5	US$ (E.R.)	06.2022	150,000	2.0213	398,430
BRF SA BRFSBZ3	US$ (E.R.)	05.2023	150,000	2.0387	398,430
			300,000	2.0300	796,860

4.3. GAINS AND LOSSES OF DERIVATIVE AND	The unrealized gains and losses of derivative	a component of other comprehensive income,
NON-DERIVATIVE FINANCIAL INSTRUMENTS	and non-derivative financial instruments	as set forth below:
designated as cash flow hedge are recorded as

				Shareholders’ Equity
		Parent company		Consolidated
	12.31.14	12.31.13	12.31.14	12.31.13
Financial instruments designated as cash flow hedge
Foreign exchange risks	(152,670)	(172,402)	(152,670)	(172,402)
Interest risks	(26,072)	(30,525)	(59,300)	(64,911)
	(178,742)	(202,927)	(211,970)	(237,313)

Financial instruments not designated as cash flow hedge
Foreign exchange risks	(450,840)	(262,680)	(450,840)	(262,680)

Gross losses	(629,582)	(465,607)	(662,810)	(499,993)
Deferred taxes on losses	214,058	158,306	214,058	158,306
OCI recognized by subsidiaries	(33,228)	(34,386)	-	-
Losses, net of taxes	(448,752)	(341,687)	(448,752)	(341,687)

Rolforward	(163,975)	(277,268)	(162,817)	(260,066)
Income taxes	55,752	94,271	55,752	94,271
OCI recognized by subsidiaries	1,158	17,202	-	-
Net gains (losses) recognized in other comprehensive income	(107,065)	(165,795)	(107,065)	(165,795)

On December 31, 2014, the realized	by a net loss amounting to R$72,347 (loss of
transaction with derivative and non-derivative	R$132,565 as of December 31, 2013) recorded
financial instruments designated as cash flow	as gross revenues and a net gain of R$4,753
hedge resulted in a loss of R$77,100 (loss of	(loss of R$1,106 as of December 31, 2013)
R$133,671 as of December 31, 2013), composed	recorded in the financial result.

4.4 BREAKDOWN OF FINANCIAL INSTRUMENTS
BY CATEGORY – EXCEPT DERIVATIVES

						Parent company
						12.31.14
	Loans and				Financial
	receivables	Available for sale	Trading securities	Held to maturity	liabilities	Total
Assets
Amortized cost
Marketable securities	-	-	-	62,104	-	62,104
Restricted cash	-	-	-	115,179	-	115,179
Trade accounts receivable	4,669,679	-	-	-	-	4,669,679
Other credits	506,844	-	-	-	-	506,844
Other receivables	195,481	-	-	-	-	195,481
Fair value
Marketable securities	-	-	283,623	-	-	283,623

Liabilities
Amortized cost
Trade accounts payable	-	-	-	-	(3,591,980)	(3,591,980)
Loans and financing
Local currency	-	-	-	-	(3,454,444)	(3,454,444)
Foreign currency	-	-	-	-	(6,037,477)	(6,037,477)
Capital lease payable	-	-	-	-	(243,606)	(243,606)
Fair value
Loans and financing - NCE	-	-	-	-	(538,700)	(538,700)
	5,372,004	-	283,623	177,283	(13,866,207)	(8,033,297)

						Parent company
						12.31.13
	Loans and				Financial
	receivables	Available for sale	Trading securities	Held to maturity	liabilities	Total
Assets
Amortized cost
Marketable securities	-	-	-	56,002	-	56,002
Restricted cash	-	-	-	99,212	-	99,212
Trade accounts receivable	3,993,114	-	-	-	-	3,993,114
Other credits	389,812	-	-	-	-	389,812
Other receivables	284,707	-	-	-	-	284,707
Fair value
Marketable securities	-	623	178,097	-	-	178,720

Liabilities
Amortized cost
Trade accounts payable	-	-	-	-	(3,378,029)	(3,378,029)
Loans and financing
Local currency	-	-	-	-	(4,072,463)	(4,072,463)
Foreign currency	-	-	-	-	(3,602,838)	(3,602,838)
Capital lease payable	-	-	-	-	(187,856)	(187,856)
	4,667,633	623	178,097	155,214	(11,241,186)	(6,239,619)

30	FINANCIAL STATEMENTS 2014

						Consolidated
						12.31.14
	Loans and				Financial
	receivables	Available for sale	Trading securities	Held to maturity	liabilities	Total
Assets
Amortized cost
Marketable securities	-	-	-	62,104	-	62,104
Restricted cash	-	-	-	115,179	-	115,179
Trade accounts receivable	3,054,577	-	-	-	-	3,054,577
Other credits	576,740	-	-	-	-	576,740
Other receivables	195,481	-	-	-	-	195,481
Fair value
Marketable securities	-	303,857	283,623	-	-	587,480

Liabilities
Amortized cost
Trade accounts payable	-	-	-	-	(3,977,327)	(3,977,327)
Loans and financing
Local currency	-	-	-	-	(3,454,444)	(3,454,444)
Foreign currency	-	-	-	-	(7,596,191)	(7,596,191)
Capital lease payable	-	-	-	-	(243,790)	(243,790)
Fair value
Loans and financing - NCE	-	-	-	-	(538,700)	(538,700)
	3,826,798	303,857	283,623	177,283	(15,810,452)	(11,218,891)

						Consolidated
						12.31.13
	Loans and				Financial
	receivables	Available for sale	Trading securities	Held to maturity	liabilities	Total
Assets
Amortized cost
Marketable securities	-	-	-	56,002	-	56,002
Restricted cash	-	-	-	99,212	-	99,212
Trade accounts receivable	3,346,166	-	-	-	-	3,346,166
Other credits	502,682	-	-	-	-	502,682
Other receivables	284,707	-	-	-	-	284,707
Fair value
Marketable securities	-	280,373	179,195	-	-	459,568

Liabilities
Amortized cost
Trade accounts payable	-	-	-	-	(3,674,705)	(3,674,705)
Loans and financing
Local currency	-	-	-	-	(4,072,463)	(4,072,463)
Foreign currency	-	-	-	-	(6,108,727)	(6,108,727)
Capital lease payable	-	-	-	-	(188,839)	(188,839)
	4,133,555	280,373	179,195	155,214	(14,044,734)	(9,296,397)

4.5. DETERMINATION OF THE FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company discloses its financial assets and liabilities at fair value, based on the appropriate accounting pronouncements, which refers to concepts of valuation and disclosure requirements.

Particularly related to the disclosure, the Company applies the hierarchy requirements set out in CVM Deliberation 699/12, which involves the following aspects:

• The fair value is the price that an asset could be exchanged and a liability could be settled, between knowledgeable willing parties in an arm’s length transaction; and

• Hierarchy on three levels for measurement of the fair value, according to observable inputs for the valuation of an asset or liability on the date of its measurement.

The valuation established on three levels of hierarchy for measurement of the fair value is based on observable and non-observable inputs. Observable inputs reflect market data obtained from independent sources, while non-observable inputs reflect the Company’s valuation technics. These two types of inputs create the hierarchy of fair value set forth below:

• Level 1 – Prices quoted (unadjusted) for identical instruments in active markets; • Level 2 – Prices quoted in active markets for similar instruments, prices quoted for identical or similar instruments in non-active markets and evaluation models for which inputs are observable; and • Level 3 – Instruments whose significant inputs are non-observable.

The table below presents the overall classification of financial assets and liabilities according to the valuation hierarchy. The fair value of financial instruments presented below was based in prices observed in active markets, level 1 of the hierarchy for fair value measurement.

				Parent company
				12.31.14
	Level 1	Level 2	Level 3	Total
Assets
Financial assets
Held for trading
Bank deposit certificates	-	64,820	-	64,820
Financial treasury bills	218,803	-	-	218,803
Other financial assets
Financial instruments derivatives designed as cash flow hedge	-	13,842	-	13,842
Financial instruments derivatives not designated as cash flow hedge	-	29,080	-	29,080
	218,803	107,742	-	326,545
Liabilities
Financial liabilities
Loans and financing	-	(538,700)	-	(538,700)
Other financial liabilities
Financial instruments derivatives designed as cash flow hedge	-	(207,147)	-	(207,147)
Financial instruments derivatives not designated as cash flow hedge	-	(8,910)	-	(8,910)
	-	(754,757)	-	(754,757)

				Parent company
				12.31.13
	Level 1	Level 2	Level 3	Total
Assets
Financial assets
Available for sale
Stocks	623	-	-	623
Held for trading
Bank deposit certificates	-	113,253	-	113,253
Financial treasury bills	64,844	-	-	64,844
Other financial assets
Financial instruments derivatives designed as cash flow hedge	-	5,592	-	5,592
Financial instruments derivatives not designated as cash flow hedge	-	3,265	-	3,265
	65,467	122,110	-	187,577
Liabilities
Financial liabilities
Other financial liabilities
Financial instruments derivatives designed as cash flow hedge	-	(311,459)	-	(311,459)
Financial instruments derivatives not designated as cash flow hedge	-	(6,742)	-	(6,742)
	-	(318,201)	-	(318,201)

32	FINANCIAL STATEMENTS 2014

				Consolidated
				12.31.14
	Level 1	Level 2	Level 3	Total
Assets
Financial assets
Available for sale
Credit linked notes	187,867	-	-	187,867
Brazilian foreign debt securities	92,356	-	-	92,356
Investment funds	23,634	-	-	23,634
Held for trading
Bank deposit certificates	-	64,820	-	64,820
Financial treasury bills	218,803	-	-	218,803
Other financial assets
Financial instruments derivatives designed as cash flow hedge	-	13,842	-	13,842
Financial instruments derivatives not designated as cash flow hedge	-	29,259	-	29,259
	522,660	107,921	-	630,581
Liabilities
Financial liabilities
Loans and financing	-	(538,700)	-	(538,700)
Other financial liabilities
Financial instruments derivatives designed as cash flow hedge	-	(245,734)	-	(245,734)
Financial instruments derivatives not designated as cash flow hedge	-	(11,704)	-	(11,704)
	-	(796,138)	-	(796,138)

				Consolidated
				12.31.13
	Level 1	Level 2	Level 3	Total
Assets
Financial assets
Available for sale
Credit linked notes	173,969	-	-	173,969
Brazilian foreign debt securities	105,322	-	-	105,322
Investment funds	459	-	-	459
Stocks	623	-	-	623
Held for trading
Bank deposit certificates	-	114,351	-	114,351
Financial treasury bills	64,844	-	-	64,844
Other financial assets
Financial instruments derivatives designed as cash flow hedge	-	5,592	-	5,592
Financial instruments derivatives not designated as cash flow hedge	-	5,980	-	5,980
	345,217	125,923	-	471,140
Liabilities
Financial liabilities
Other financial liabilities
Financial instruments derivatives designed as cash flow hedge	-	(350,213)	-	(350,213)
Financial instruments derivatives not designated as cash flow hedge	-	(6,969)	-	(6,969)
	-	(357,182)	-	(357,182)

The following is a description of the valuation methodologies utilized by the Company for financial instruments measured at fair value:

• Investments in Brazilian foreign debt securities, Financial Treasury Notes (“LFT”), financial investment funds and stocks are classified at Level 1 of the fair value hierarchy, as the market prices are available in an active market;

• Investments in Bank Deposit Certificates

(“CDB”) are classified at Level 2, since the determination of fair value is based on the price quotation of similar financial instruments in non-active markets; and

• Derivative financial instruments are valued through existing pricing models widely accepted by financial market and described in appendix III of the Risk Policy. Readily observable market inputs are used, such as interest rate forecasts, volatility factors and foreign currency rates. These instruments are classified at Level 2 in the valuation hierarchy, including interest rates swap and foreign currency derivatives.

4.6. COMPARISON BETWEEN BOOK VALUE AND FAIR VALUE OF FINANCIAL INSTRUMENTS

Except for the items presented below, the book value of all other financial instruments approximate fair value. The fair value of financial instruments presented below was based in prices observed in active markets, level 1 of the hierarchy for fair value measurement.

				Parent company and Consolidated
			12.31.14		12.31.13
	Maturity	Book value	Fair value	Book value	Fair value
BRF bonds
BRF SA BRFSBZ5	2022	(1,995,163)	(2,101,511)	(1,757,590)	(1,754,392)
BRF SA BRFSBZ4	2024	(1,961,020)	(1,953,912)	-	-
BRF SA BRFSBZ3	2023	(1,245,013)	(1,241,545)	(1,076,223)	(915,169)
BRF SA BRFSBZ7	2018	(501,192)	(439,461)	(500,323)	(416,898)
Parent company		(5,702,388)	(5,736,429)	(3,334,136)	(3,086,459)

BFF bonds
Sadia Overseas BRFSBZ7	2020	(595,372)	(679,571)	(1,501,982)	(1,654,926)
Sadia bonds
Sadia Overseas BRFSBZ6	2017	(427,285)	(457,477)	(520,609)	(574,900)
Quickfood bonds
Quickfood	2016	(190,139)	(190,139)	(54,586)	(54,586)
Consolidated		(6,915,184)	(7,063,616)	(5,411,313)	(5,370,871)

4.7. TABLE OF SENSITIVITY ANALYSIS The Company has financing, loans and receivables denominated in foreign currency and in order to mitigate the risks resulting from exchange rate exposure, it contracts derivative financial instruments.

The Company understands that the current interest rate fluctuations do not affect significantly its financial results, since it opted to fix the exchange rate of a considerable portion of its floating interest rates debts by using derivative transactions (interest rates swaps). The Company designates such derivatives as cash flow hedge and, therefore, their effectiveness is monitored through prospective and retrospective tests.

In the table presented below, five scenarios are considered for the next twelve-month period, considering the percentage variations of the quote of the parity between the Brazilian Reais and U.S. Dollar, Brazilian Reais and Euro, Brazilian Reais and Pounds Sterling and Brazilian Reais and Iene whereas the most likely scenario is that one adopted by the Company. The total of export sales analyzed corresponds to the total of derivative financial instruments increased by the amortization flow of PPEs designated as cash flow hedge.

34	FINANCIAL STATEMENTS 2014

		2.6562	2.3906	1.9922	3.3203	3.9843
Parity - Brazilian Reais x U.S. Dollar		Current	Scenario I	Scenario II	Scenario III	Scenario IV
Transaction/Instrument	Risk	Scenario	10% appreciation	25% appreciation	25% devaluation	50% devaluation
Financial instruments designated as
cash flow hedge
Non-deliverable forward and
Deliverable forward (cash flow
hedge)	Devaluation of R$	(35,322)	81,458	256,629	(327,276)	(619,229)
Deliverable forwards	Devaluation of R$	12,212	39,430	80,257	(55,833)	(123,878)
Options - currencies	Devaluation of R$	-	23,969	93,296	89,450	198,354
Export prepayments	Devaluation of R$	(262,980)	(183,294)	(63,765)	(462,195)	(661,410)
Bonds	Devaluation of R$	(187,860)	(108,174)	11,355	(387,075)	(586,290)
Swaps	Devaluation of R$	(77,457)	(44,711)	4,407	(159,321)	(241,185)
Exports	Appreciation of R$	23,110	(144,857)	(430,182)	293,659	544,753
Financial instruments not
designated as cash flow hedge
Embedded derivative	Appreciation of R$	(53,421)	(238,759)	(516,765)	409,924	873,268
Dollar Future sales - BM&F Bovespa	Devaluation of R$	5,082	30,316	68,167	(58,003)	(121,088)
Net effect		(576,636)	(544,622)	(496,601)	(656,670)	(736,705)
Shareholders' equity		(528,297)	(336,179)	(48,003)	(1,008,591)	(1,488,885)
Statement of income		(48,339)	(208,443)	(448,598)	351,921	752,180

		3.2270	2.9043	2.4203	4.0338	4.8405
Parity - Brazilian Reais x Euro		Current	Scenario I	Scenario II	Scenario III	Scenario IV
Transaction/Instrument	Risk	Scenario	10% appreciation	25% appreciation	25% devaluation	50% devaluation
Financial instruments designated as
cash flow hedge
Non-deliverable forward and
Deliverable forward (cash flow
hedge)	Devaluation of R$	6,384	30,278	66,118	(53,349)	(113,082)
Deliverable forwards	Devaluation of R$	1,740	4,322	8,194	(4,714)	(11,168)
Exports	Appreciation of R$	(8,124)	(34,600)	(74,312)	58,063	124,250
Financial instruments not
designated as cash flow hedge
NDF and Deliverable forward (cash
flow hedge)	Devaluation of R$	1,853	50,258	122,866	(119,160)	(240,174)
Net effect		1,853	50,258	122,866	(119,160)	(240,174)
Shareholders' equity		-	-	-	-	-
Statement of income		1,853	50,258	122,866	(119,160)	(240,174)

		4.1405	3.7265	3.1054	5.1756	6.2108
Parity - Brazilian Reais x GBP		Current	Scenario I	Scenario II	Scenario III	Scenario IV
Transaction/Instrument	Risk	Scenario	10% appreciation	25% appreciation	25% devaluation	50% devaluation
NDF and Deliverable forward (cash
flow hedge)	Devaluation of R$	2,428	19,642	45,463	(40,606)	(83,640)
Exports	Appreciation of R$	(2,428)	(19,642)	(45,463)	40,606	83,640
Financial instruments not
designated as cash flow hedge
NDF and Deliverable forward (cash
flow hedge)	Devaluation of R$	(282)	7,999	20,421	(20,984)	(41,686)
Net effect		(282)	7,999	20,421	(20,984)	(41,686)
Shareholders' equity		-	-	-	-	-
Statement of income		(282)	7,999	20,421	(20,984)	(41,686)

		0.0222	0.0200	0.0167	0.0278	0.0333
Parity - Brazilian Reais x JPY		Current	Scenario I	Scenario II	Scenario III	Scenario IV
Transaction/Instrument	Risk	Scenario	10% appreciation	25% appreciation	25% devaluation	50% devaluation
NDF and Deliverable forward (cash
flow hedge)	Devaluation of R$	10,872	48,648	105,312	(83,567)	(178,007)
Exports	Appreciation of R$	(10,872)	(48,648)	(105,312)	83,567	178,007
Financial instruments not
designated as cash flow hedge
NDF and Deliverable forward (cash
flow hedge)	Devaluation of R$	1,173	3,396	6,731	(4,385)	(9,942)
Net effect		1,173	3,396	6,731	(4,385)	(9,942)
Shareholders' equity		-	-	-	-	-
Statement of income		1,173	3,396	6,731	(4,385)	(9,942)

5. SEGMENT INFORMATION

The operating segments are reported consistently with the management reports provided to the Board of Directors and Directors for assessing the performance of each segment and allocating resources.

As disclosed in note 1, the operating segment of dairy was discontinued by the Company and the segment information of 2014 and 2013 was prepared based on the 3 remaining operating segments, as follows: Domestic Market (Brazil), Foreign Market (International) and Food Service, which primarily observe division by sales channel.

• Domestic Market (Brazil): includes the Company´s sales executed in Brazil, except those relating to products in the food service channel.

• Foreign Market (International): includes the Company´s sales for exports and those generated outside Brazil, except those relating to products in the food service channel.

• Food Service: includes the Company’s sales of all products in its portfolio, generated in Brazil and International market, to the customers for food service category that includes: bars, restaurants, industrial kitchens, among others.

Hence, these segments are disclosed according to the nature of the products as described below:

• Poultry: involves the production and sale of whole poultry and in-natura cuts.

• Pork and beef cuts: involves the production and sale of in-natura cuts.

• Processed products: involves the production and sale of processed foods, frozen and processed products derived from poultry, pork and beef.

• Other processed products: involves the production and sale of processed foods like margarine and vegetable and soybean-based products.

• Other sales: involves the production and trade of animal feed, soy meal and refined soy flour.

The net sales for each reportable operating
segment are presented below:
		Consolidated
	12.31.14	12.31.13
Domestic Market (Brazil)
Poultry	1,825,631	1,492,300
Pork and beef	827,067	946,713
Processed products	7,474,478	6,764,757
Other processed products	2,886,806	2,904,982
Other sales	920,722	940,838
	13,934,704	13,049,590

Foreign Market (International)
Poultry	8,338,599	8,261,663
Pork and beef	1,850,915	1,897,288
Processed products	2,643,208	2,626,658
Other processed products	441,512	289,887
Other sales	50,584	56,112
	13,324,818	13,131,608

Food Service
Poultry	431,494	378,222
Pork and beef	211,496	224,982
Processed products	972,655	855,786
Other processed products	109,552	147,289
Other sales	22,124	-
	1,747,321	1,606,279
	29,006,843	27,787,477

The operating income for each reportable
operating segment is presented below:

		Consolidated
	12.31.14	12.31.13
Domestic Market (Brazil)	1,841,572	1,320,275
Foreign Market (International)	1,433,255	398,925
Food Service	203,492	177,113
	3,478,319	1,896,313

No customer was individually or in aggregate	Net export sales were originated in the
responsible for more than 5% of net sales for	segments of the International market and
the year ended December 31, 2014 and 2013.	food service, as set for below:

		Consolidated
	12.31.14	12.31.13
Foreign Market (International)	13,324,818	13,131,608
Food Service	258,253	230,944
	13,583,071	13,362,552

36	FINANCIAL STATEMENTS 2014

Net export sales by region are			Consolidated
presented below:		12.31.14	12.31.13
	Middle East / Africa	5,709,821	5,315,353
	Europe / Eurasia	3,092,636	3,010,283
	Far East	3,072,944	2,723,911
	Americas	1,707,670	2,313,005
		13,583,071	13,362,552

The goodwill and intangible assets with	from business combination were allocated	considering the nature of the products
indefinite useful life (trademarks) arising	to the reportable operating segments,	manufactured in each segment (cash-
generating unit), as presented below:

						Consolidated
		Goodwill		Trademarks		Total
	12.31.14	12.31.13	12.31.14	12.31.13	12.31.14	12.31.13
Domestic market (Brazil)	1,069,958	1,069,958	982,478	982,478	2,052,436	2,052,436
Foreign market (International)	1,373,846	1,278,855	285,410	319,827	1,659,256	1,598,682
Dairy products	-	671,398	-	-	-	671,398
Food service	81,539	81,539	-	-	81,539	81,539
	2,525,343	3,101,750	1,267,888	1,302,305	3,793,231	4,404,055

The Company performed the impairment test of the assets allocated to the reportable segments, as disclosed in note 19.

Information referring to the total assets by reportable segments is not being disclosed, as it is not included in the set of information made available to the Company’s Management, which take investment decisions and determine allocation of assets on a consolidated basis.

6. BUSINESS COMBINATION AND ACQUSITION OF ENTITIES INTEREST

6.1. BUSINESS COMBINATION

6.1.1. STEP ACQUISITION – FEDERAL FOODS LLC (“FF”) On January 16, 2013, BRF acquired 49% equity interest of FF, becoming the holder of 60% of economic rights of such company, with no control, pursuant to the terms of shareholders agreement entered into with Al Nowais Investments Company LLC (“ANI”), former parent company of FF.

On April 09, 2014, the Company concluded the acquisition of the remaining economic rights for a consideration of R$61,488, becoming the controlling shareholder of FF. Such transaction, in compliance with CVM Deliberation No. 665/11, which approved the technical pronouncement CPC 15 (R1), in their paragraphs 41 and 42, was accounted for as step acquisition. Thus, the carrying amount of the investment prior to this acquisition was measured at fair value for R$90,226, generating a gain of R$24,963 recorded as other operating results.

The fair value of assets acquired and liabilities		Fair value recognized on acquisition date
assumed in determining the purchase price	Cash and cash equivalents	10,926
allocation, as follows:	Trade accounts receivable, net	109,904
	Inventories	131,498
	Property, plan and equipament	2,386
	Relationship with costumers	29,349
	Other assets	15,722
		299,785

	Loans and financing	75,275
	Trade accounts receivable	78,689
	Payroll and related charges	3,028
	Deferred taxes	7,337
	Other liabilities	27,806
		192,135

	Net assets acquired	107,650
	Fair value of consideration paid	151,714
	Goodwill from acquisition	44,064

The fair value of consideration paid was	Cash - consideration paid for acquisition of controlling	61,488
determined as follows:	Carrying amount of former equity interest	65,263
	Gain generated by the remeasurement of the former equity interest at
	fair value	24,963
	Fair value of consideration paid at the acquisition date	151,714

FF contributed with a net profit of R$19,100		Fair value recognized on acquisition date
from the acquisition date to 31.12.14 in the	Cash and cash equivalents	12,531
consolidated net profit. If the acquisition	Trade accounts receivable, net	55,208
had occurred at the beginning of year 2014,	Inventories	50,339
the consolidated net revenues for this year	Property, plan and equipment	1,497
would be increased by R$112,160 and the	Relationship with costumers	184,726
consolidated net profit of year would be		304,301
increased by R$2,464.
	Trade accounts payable	5,904
6.1.2. Business combination – BRF Alyasra	Deferred taxes	46,181
		52,085
Food Company K.S.C.C (“BRF AFC”)
On January 16, 2013, BRF acquired 75%	Net assets	252,216
equity interest of BRF AFC for R$324,730. The	Non-controlling interest (25%)	(63,054)
acquisition was realized in compliance to the	Net assets acquired	189,162
local laws and regulation of Kuwait.	Fair value of consideration paid	324,730
	Goodwill on the expected future profitability	135,568
The fair value of assets acquired and liabilities
assumed in determining the purchase price
allocation, as follows:

38	FINANCIAL STATEMENTS 2014

Whereas the BRF AFC was acquired in 21.11.14,		closing date. The purchase price of the	A preliminary appraisal report to support the
the Company’s Management believes that		remaining equity interest will be determined	fair value of assets acquired and liabilities
the net profit and revenues by the closing		based on multiples of EBITDA of AKF.	assumed in determining the purchase
date (31.12.14) are not relevant for further			price allocation in the financial statements
disclosures. BRF AFC was originated from the		AKF is a leader in the distribution of frozen	was prepared to record the Company´s
transfer of assets and liabilities arising from		food in the Sultanate of Oman, covering	investment, since the measurement of fair
the distribution activity of frozen products		a broad sector of retail, food service and	value was still in progress on the date of
of Alyasra Food Company WLL, Kuwait. The		wholesale clients. The company has been	approval of the financial statements by the
Company did not have access to revenues and		distributing Sadia’s products for 25 years, in	Board of Directors.
net profit prior at the acquisition date.		addition to several of frozen products of other
		brands and suppliers.	The preliminary fair value of assets acquired
6.2. ACQUISITION OF ENTITIES INTEREST			and liabilities assumed of Minerva on
6.2.1. ACQUISITION OF ENTITY INTEREST OF AL		The AKF’s investment is measured based on	acquisition date as follows:
KHAN FOODS LLC (“AKF”)		the equity method and classified as joint
		venture.	Fair value recognized on
On July 03, 14, BRF acquired 40% of equity			acquisition date 01.10.14
			Current assets	632,608
interest of AKF for R$45,492.		6.2.2. ACQUISITION OF EQUITY INTEREST OF	Non-current assets	464,545
		MINERVA S.A.	Current liabilities	228,796
The Company prepared an appraisal report		On October 01, 2014, the Extraordinary	Non-current liabilities	746,306
to support the fair value of assets acquired		Shareholders Meetings of Minerva S.A. and	Preliminary fair value of equity
and liabilities assumed in determining the		Mato Grosso Bovinos S.A. (a wholly-owned	interest in the net assets acquired	122,051
purchase price allocation, as follows:		subsidiary of BRF S.A) approved the merger	Estimated purchase price	372,650
Goodwill on the expected future
		of all shares issued by Mato Grosso Bovinos	profitability	250,599
Cash - consideration paid for		S.A. by Minerva S.A. BRF transferred to Mato
acquisition of 40% of equity interest	45,492
Fair value of equity interest in AKF		Grosso Bovinos S.A. its beef slaughtering	The Minerva’s investment is measured
immediately before acquisition of		and deboning activities carried out on the	based on the equity method and classified
40% of equity interest (1)	5,249
		manufacturing facilities of Várzea Grande and	as associate. The Company has utilized the
transaction Preliminary goodwill generated in	40,243	Mirassol D’Oeste, both located in Mato Grosso	financial statements of October 31, 2014
		State.	of Minerva to adjust the investment and
Allocation of relationship with			measure the result from the associate up to
customers (note 19)	(17,338)	As a consideration for the share exchange	December 31, 2014.
Deferred income tax	4,335	transaction, BRF received 29,000,000 shares
Goodwill in the acquisition of equity		issued by Minerva S.A. which currently
interest	27,240	correspond to 16.29% of the total and voting
(1) Corresponding to assets (current and non-current) of		capital stock of Minerva. In such transaction,
R$29.112 and liabilities (current and non-current) of		the Company measured a gain of R$179,268,
R$23.863.
related to the difference between the
Additionally, BRF has a commitment to		carrying amount of net assets of Mato Grosso
acquire the remaining equity interest of AKF		Bovinos S.A. and the fair value of 29,000,00
within 36 to 90 months from the acquisition		shares received by BRF.

7. CASH AND CASH EQUIVALENTS

	Average rate (p.a.)		Parent company		Consolidated
		12.31.14	12.31.13	12.31.14	12.31.13
Cash and bank accounts
U.S. Dollar	-	13,049	18,472	1,309,800	582,898
Brazilian Reais	-	101,422	211,874	101,654	211,929
Euro	-	122,282	97,118	311,339	190,525
Other currencies	-	626	428	115,719	42,299
		237,379	327,892	1,838,512	1,027,651
Cash equivalents
In Brazilian Reais
Investment funds	9.85%	13,863	13,650	13,863	13,650
Bank deposit certificates	11.18%	1,617,420	462,365	1,644,069	529,959
		1,631,283	476,015	1,657,932	543,609
In U.S. Dollar
Term deposit (1)	0.56%	39,888	-	1,521,420	1,277,506
Overnight	0.18%	22,267	52,851	901,851	212,137
In Euro
Term deposit	0.62%	48,540	48,418	78,190	66,690
Other currencies
Term deposit	5.16%	-	-	9,037	122
		110,695	101,269	2,510,498	1,556,455
		1,979,357	905,176	6,006,942	3,127,715
(1) Matures with various dates through March 25, 2015.

8. MARKETABLE SECURITIES

						Parent company		Consolidated
				Average
				interest rate
		WATM (1)	Currency	(p.a.)	12.31.14	12.31.13	12.31.14	12.31.13
Available for sale
Credit linked note	(a)	5.45	US$	3.77%	-	-	187,867	173,969
Brazilian foreign debt securities	(b)	1.82	US$	2.28%	-	-	92,356	105,322
Stocks		-	R$	-	-	623	-	623
Investment funds	(c)	1.00	ARS	11.00%	-	-	23,634	459
					-	623	303,857	280,373
Held for trading
Bank deposit certificates	(d)	3.99	R$	11.42%	64,820	113,253	64,820	114,351
Financial treasury bills	(e)	3.27	R$	11.65%	218,803	64,844	218,803	64,844
					283,623	178,097	283,623	179,195
Held to maturity
Financial treasury bills	(e)	2.73	R$	11.65%	62,104	56,002	62,104	56,002
					62,104	56,002	62,104	56,002
					345,727	234,722	649,584	515,570
Current					283,623	178,720	587,480	459,568
Non-current					62,104	56,002	62,104	56,002

(1) Weighted average maturity in years.

(a) The credit linked note is a structured	(c) The fund in foreign currency is basically
operation with a first-class financial	represented of public and private securities
institution that bears periodic interest	(d) Bank Deposit Certificate (“CDB”)
(LIBOR + spread) and corresponds to a	investments are denominated in Brazilian
credit note that contemplates	Reais and remunerated at rates varying
the Company’s risk.	from 98% to 100% of the Interbank Deposit
(b) Brazilian foreign debt securities are	Certificate (“CDI”).
denominated in U.S. Dollars and	(e) Financial Treasury Bills (“LFT”) are
remunerated at pre- and post-fixed rates.	remunerated at the rate of the Special
System for Settlement and Custody (“SELIC”).

40	FINANCIAL STATEMENTS 2014

The unrealized loss by the change in fair value	On December 31, 2014, the maturities of the
of the available for sale securities, recorded	non-current marketable securities are as
in other comprehensive income, corresponds	follows:
to the accumulated amount of R$17,296 net
of income tax of R$225 (loss of R$5,406 net of		Parent company and
income tax of R$266 as of December 31, 2013).	Maturities	Consolidated
	2017	62,104
62,104
Additionally, on December 31, 2014, of the
total of marketable securities, R$32,433	The Company conducted an analysis of
(R$82,758 as of December 31, 2013) were	sensitivity to foreign exchange rate as
pledged as collateral for operations with	presented in note 4.7.
future contracts denominated in U.S. Dollars
and live cattle, traded on the Futures and
Commodities Exchange (“BM&F Bovespa”).

9. TRADE ACCOUNTS RECEIVABLE, NET AND OTHER RECEIVABLES

		Parent company		Consolidated
	12.31.14	12.31.13	12.31.14	12.31.13
Trade accounts receivable, net
Domestic third parties	1,476,399	1,712,518	1,476.399	1,712,900
Domestic related parties	1,622	1,059	1,622	1,059
Foreign third parties	410,943	316,750	1,693,314	1,593,473
Foreign related parties	2,889,486	2,062,672	1,243	146,223
	4,778,450	4,092,999	3,172,578	3,453,655
( - ) Adjustment to present value	(10,220)	(11)	(10,220)	(11)
( - ) Allowance for doubtful accounts	(98,551)	(99,874)	(107,781)	(107,478)
	4,669,679	3,993,114	3,054,577	3,346,166
Current	4,663,193	3,985,424	3,046,871	3,338,355
Non-current	6,486	7,690	7,706	7,811

Credit notes	532,148	403,934	602,987	520,216
( - ) Adjustment to present value	(8,640)	(175)	(9,583)	(3,587)
( - ) Allowance for doubtful accounts	(16,664)	(13,947)	(16,664)	(13,947)
	506,844	389,812	576,740	502,682
Current	170,029	83,743	215,067	149,007
Non-current	336,815	306,069	361,673	353,675
(1) Weighted average maturity of 2,84 years.

Credit notes are comprised mainly by receivables from the (i) disposal of Ana Rech assets to JBS, of R$149,350, (ii) disposal of assets of Vila Anastácio, former headquarters of Sadia, of R$ 66,103 and (iii) facility of Carambeí (PR) to Seara, of R$161,599 and (iv) disposal of various other assets and farms, R$177,760.

The trade accounts receivable from related parties are disclosed in note 30 and refers to transactions with the associates UP!, K&S, Nutrifont in domestic market and with the joint ventures AKF in the foreign market.

The rollforward of allowance for doubtful accounts is presented below:

		Parent company		Consolidated
	12.31.14	12.31.13	12.31.14	12.31.13
Beginning balance	99,874	106,417	107,478	123,018
Additions	85,163	61,051	91,315	93,739
Business combination	-	-	2,798	-
Reversals	(54,479)	(28,904)	(57,838)	(67,195)
Write-offs	(32,089)	(38,639)	(33,953)	(39,669)
Exchange rate variation	82	(51)	(2,019)	(2,415)
Ending balance	98,551	99,874	107,781	107,478

The aging of trade accounts receivable is as
follows:

		Parent company		Consolidated
	12.31.14	12.31.13	12.31.14	12.31.13
Current	4,494,352	3,913,969	2,793,427	3,143,565
Overdue
01 to 60 days	45,872	50,559	118,902	169,744
61 to 90 days	29,504	33,172	29,988	35,996
91 to 120 days	34,367	3,357	42,092	4,105
121 to 180 days	72,658	6,903	73,992	8,716
181 to 360 days	13,317	3,430	13,758	4,705
More than 361 days	88,380	81,609	100,419	86,824
( - ) Adjustment to present value	(10,220)	(11)	(10,220)	(11)
( - ) Allowance for doubtful accounts	(98,551)	(99,874)	(107,781)	(107,478)
	4,669,679	3,993,114	3,054,577	3,346,166

10. INVENTORIES

		Parent company		Consolidated
	12.31.14	12.31.13	12.31.14	12.31.13
Finished goods	1,045,232	1,515,920	1,551,383	1,951,167
Goods for resale	16,764	26,038	23,025	26,038
Work in process	193,228	175,711	207,039	186,883
Raw materials	482,863	315,984	517,460	361,940
Packaging materials	75,745	80,905	96,275	100,150
Secondary materials	217,604	204,282	232,657	223,901
Spare parts	145,311	119,966	164,925	137,510
Goods in transit	-	27	77,576	104,896
Imports in transit	74,864	59,506	122,593	63,847
Advances to suppliers	10,678	11,158	10,678	11,158
(-) Provision for adjustment to realizable value	(67)	(30,663)	(1,205)	(31,590)
(-) Provision for deterioration	(17,411)	(10,795)	(19,521)	(19,064)
(-) Provision for obsolescense	(16,522)	(5,221)	(18,063)	(5,221)
(-) Adjustment to present value	(23,467)	-	(23,467)	-
	2,204,822	2,462,818	2,941,355	3,111,615

42	FINANCIAL STATEMENTS 2014

The write-offs of products sold from inventories to cost of sales during the year ended December 31, 2014 totaled R$18,901,439 in the parent company and R$20,497,430 in the consolidated (R$19,658,279 in the parent company and R$20,877,597 in the consolidated in December 31, 2013). Such amounts include the additions and reversals of inventory provisions presented in the table below:

							Parent company
	12.31.13		Additions		Reversals	Write-offs	12.31.14
Provision for adjustment to realizable value	(30,663)		(13,053)		43,649	-	(67)
Provision for deterioration	(10,795)		(46,631)		-	40,015	(17,411)
Provision for obsolescence	(5,221)		(15,664)		-	4,363	(16,522)
	(46,679)		(75,348)		43,649	44,378	(34,000)

							Consolidated
						Exchange rate
	12.31.13	Additions		Reversals	Write-offs	variation	12.31.14
Provision for adjustment to realizable
value	(31,590)	(14,126)		68,616	-	(24,105)	(1,205)
Provision for deterioration	(19,064)	(48,134)		-	46,499	1,178	(19,521)
Provision for obsolescence	(5,221)	(17,090)		-	4,570	(322)	(18,063)
	(55,875)	(79,350)		68,616	51,069	(23,249)	(38,789)

On December 31, 2014, inventory items of R$40,000 (R$50,000 in December 31, 2013) were pledged as collateral for rural credit operations.	11. BIOLOGICAL ASSETS The balance of biological assets are segregated in current and non-current assets are presented below:

		Parent company		Consolidated
	12.31.14	12.31.13	12.31.14	12.31.13
Live animals	1,122,350	1,198,361	1,130,580	1,205,851
Total current	1,122,350	1,198,361	1,130,580	1,205,851

Live animals	459,381	446,106	460,768	446,106
Forests	222,442	122,872	222,442	122,872
Total non-current	681,823	568,978	683,210	568,978
	1,804,173	1,767,339	1,813,790	1,774,829

The living animals which are segregated by the categories: poultry, pork and cattle and separated into consumable and for production.

The animals classified as consumables are those intended for slaughtering to produce in-natura meat or processed products. Until they reach the adequate weight for slaughtering, they are classified as immature. The slaughtering and production process occurs sequentially and in a very short period of time, so that only live animals ready for slaughtering are classified as mature.

The animals classified as for production (breeding stock) are those that have the function of producing other biological assets. Until they reach the age of reproduction they are classified as immature and when they are able to initiate the reproductive cycle, they are classified as mature.

In the Management’s opinion, the fair value of the biological assets is substantially represented by their cost, mainly due to the short life cycle of the animals and to the fact that a significant portion of the profitability of the Company’s products derives from the manufacturing process and not from obtaining in-natura meat (raw materials at slaughtering point). This opinion is supported by a fair value appraisal report prepared in 2014 by an independent appraiser, which shows a non-significant difference between the fair value and the cost of biological assets. Therefore, they were measured at weighted average cost.

To measure biological assets at fair value, the Company used discounted cash flow methodology. The discount rate used was the Weighted Average Cost of Capital (“WACC”), was 5.39% (4.95% as of December 31, 2013).

The quantities and balances per live animals assets are presented below:

				Parent company
		12.31.14		12.31.13
	Quantity		Quantity
	(thousand of		(thousand of
	heads)	Value	heads)	Value
Consumable biological assets
Immature poultry	174,855	507,707	180,316	524,189
Immature pork	3,370	614,643	3,332	586,463
Immature cattle	-	-	73	87,709
Total current	178,225	1,122,350	183,721	1,198,361

Production biological assets
Immature poultry	6,793	88,652	6,526	87,391
Mature poultry	11,378	154,238	11,606	156,863
Immature pork	174	44,547	160	38,699
Mature pork	379	171,304	377	163,005
Immature cattle	-	395	-	60
Mature cattle	-	245	-	88
Total non-current	18,724	459,381	18,669	446,106
	196,949	1,581,731	202,390	1,644,467

				Consolidated
		12.31.14		12.31.13
	Quantity		Quantity
	(thousand of		(thousand of
	heads)	Value	heads)	Value
Consumable biological assets
Immature poultry	177,914	515,937	187,946	531,679
Immature pork	3,370	614,643	3,332	586,463
Immature cattle	-	-	73	87,709
Total current	181,284	1,130,580	191,351	1,205,851

Production biological assets
Immature poultry	6,836	89,308	6,526	87,391
Mature poultry	11,451	154,969	11,606	156,863
Immature pork	174	44,547	160	38,699
Mature pork	379	171,304	377	163,005
Immature cattle	-	395	-	60
Mature cattle	-	245	-	88
Total non-current	18,840	460,768	18,669	446,106
	200,124	1,591,348	210,020	1,651,957

44	FINANCIAL STATEMENTS 2014

The rollforward of biological assets for the year
is presented below:

								Parent company
				Current					Non-current
	Poultry	Pork	Cattle	Total	Poultry	Pork	Cattle	Forests	Total
Balance as of 12.31.13	524,189	586,463	87,709	1,198,361	244,254	201,704	148	122,872	568,978
Acquisition	146,037	1,088,380	26,032	1,260,449	25,607	123,959	-	-	149,566
Gain on variation in fair value	-	-	-	-	-	-	-	23,963	23,963
Increase due to reproduction,
consumption of animal feed,
medication and remuneration of
outgrowers	1,073,534	55,977	207	1,129,718	345,428	20,355	500	-	366,283
Depreciation	-	-	-	-	(317,093)	(69,761)	(8)	-	(386,862)
Harvest	-	-	-	-	-	-	-	(23,353)	(23,353)
Write-off	-	-	-	-	-	-	-	(909)	(909)
Transfer between current and
non-current	55,306	60,406	-	115,712	(55,306)	(60,406)	-	-	(115,712)
Transfer from held for sale	-	-	-	-	-	-	-	99,869	99,869
Reduction due to slaughtering/
disposal	(1,291,359)	(1,176,583)	(113,948)	(2,581,890)	-	-	-	-	-
Balance as of 12.31.14	507,707	614,643	-	1,122,350	242,890	215,851	640	222,442	681,823

									Consolidated
				Current					Non-current
	Poultry	Pork	Cattle	Total	Poultry	Pork	Cattle	Forests	Total
Balance as of 12.31.13	531,679	586,463	87,709	1,205,851	244,254	201,704	148	122,872	568,978
Acquisition	146,037	1,088,380	26,032	1,260,449	27,246	123,959	-	-	151,205
Gain on variation in fair value	-	-	-	-	-	-	-	23,963	23,963
Increase due to reproduction,
consumption of animal feed,
medication and remuneration of
outgrowers	1,128,241	55,977	207	1,184,425	345,428	20,355	500	-	366,283
Depreciation	-	-	-	-	(317,400)	(69,761)	(8)	-	(387,169)
Harvest	-	-	-	-	-	-	-	(23,353)	(23,353)
Write-off	-	-	-	-	-	-	-	(909)	(909)
Transfer between current and
non-current	55,306	60,406	-	115,712	(55,306)	(60,406)	-	-	(115,712)
Transfer from held for sale	-	-	-	-	-	-	-	99,869	99,869
Reduction due to slaughtering/
disposal	(1,344,716)	(1,176,583)	(113,948)	(2,635,247)	-	-	-	-	-
Exchange rate variation	(610)	-	-	(610)	55	-	-	-	55
Balance as of 12.31.14	515,937	614,643	-	1,130,580	244,277	215,851	640	222,442	683,210

The breeding animal costs are depreciated using the straight-line method for a period from 15 to 30 months.

The acquisitions of biological assets for production occur when there is an expectation that the production plan cannot be met with its own animals and, usually, this acquisition refers to immature animals in the beginning of the life cycle.

The acquisitions of biological assets for slaughtering are represented by day-old poultry and pork of up to 22 kilos, which are subject to the management of a substantial part of the agricultural activity by the Company.

The increase by reproduction of the biological assets classified as current assets is related to eggs from animals for production.

12. RECOVERABLE TAXES

		Parent company		Consolidated
	12.31.14	12.31.13	12.31.14	12.31.13
State ICMS ("VAT")	990,317	977,506	1,048,236	1,017,279
PIS and COFINS ("Federal Taxes to Social Fund
Programs")	289,333	507,782	289,389	507,866
Withholding income and social contribution tax	551,050	588,420	585,187	623,573
IPI ("Federal VAT")	59,560	60,295	59,560	60,295
Other	148,940	84,373	172,031	119,262
(-) Allowance for losses	(226,306)	(216,673)	(233,245)	(224,528)
	1,812,894	2,001,703	1,921,158	2,103,747

Current	914,720	1,211,084	1,009,076	1,302,939
Non-current	898,174	790,619	912,082	800,808

The rollforward of the allowance for
losses is presented below:

					Parent company
		12.31.13	Additions	Write-offs	12.31.13
State ICMS ("VAT")		(175,685)	(14,632)	20,799	(169,518)
PIS and COFINS ("Federal Taxes to Social Fund
Programs")		(17,698)	(13,780)	-	(31,478)
Withholding income and social contribution tax		(8,550)	(435)	-	(8,985)
IPI ("Federal VAT")		(14,740)	-	-	(14,740)
Other		-	(1,585)	-	(1,585)
		(216,673)	(30,432)	20,799	(226,306)

					Consolidated
				Exchange rate
	12.31.13	Additions	Write-offs	variation	12.31.13
State ICMS ("VAT")	(175,686)	(14,632)	20,799	-	(169,519)
PIS and COFINS ("Federal Taxes to
Social Fund Programs")	(17,698)	(13,780)	-	-	(31,478)
Withholding income and social
contribution tax	(8,550)	(525)	46	-	(9,029)
IPI ("Federal VAT")	(14,740)	-	-	-	(14,740)
Other	(7,854)	(1,585)	32	928	(8,479)
	(224,528)	(30,522)	20,877	928	(233,245)

12.1. STATE ICMS (“VAT”)

Due to its (i) export activity, (ii) domestic sales that are subject to reduced tax rates and (iii) investments in property, plant and equipment, the Company accumulates tax credits that are offset against debits generated in sales in the domestic market or transferred to third parties.

The Company has ICMS tax credits in the States of Mato Grosso do Sul, Mato Grosso, Paraná, Santa Catarina and Minas Gerais, for which Management understands that realization will occur in medium or long term.

12.2.PIS AND COFINS

Tax credits on Contribution to the Social Integration Program (“PIS”) and Contribution to Social Fund Programs (“COFINS”) arise from credits on purchases of raw materials used in the production of exported products or products that are taxed at zero rate, such as in-natura meat, margarine, butter, UHT and pasteurized milk. The recovery of these tax credits can be achieved through offsetting against domestic sales operations of taxed products and other federal taxes or compensation claims.

The Management’s Company continually evaluates alternatives that would allow to accelerate the use of these accumulated tax credits.

12.3. WITHHOLDING INCOME AND SOCIAL CONTRIBUTION TAXES

These correspond to withholding taxes on marketable securities, interest and prepayments of income and social contribution taxes, which are realizable through offsetting against other federal taxes.

46	FINANCIAL STATEMENTS 2014

13. ASSETS AND LIABILITIES OF
DISCONTINUED OPERATIONS AND
HELD FOR SALE

13.1. ASSETS AND LIABILITIES NON-CURRENT
HELD FOR SALE

					2014					2013
		Parent company		Consolidated			Parent company		Consolidated
ASSETS	Dairy	Other (1)	Total	Other	Total	Dairy	Other	Total	Other	Total
Current Assets
Trade accounts
receivable	233,000	-	233,000	-	233,000	-	-	-	-	-
Inventories	213,000	-	213,000	-	213,000	-	-	-	-	-
Total current assets	446,000	-	446,000	-	446,000	-	-	-	-	-

Non-Current Assets
Investments	15,089	-	15,089	-	15,089	-	-	-	-	-
Property, plant and
equipment, net	750,677	74,401	825,078	442	825,520	-	146,924	146,924	2,024	148,948
Intangible	671,398	-	671,398	-	671,398	-	-	-	-	-
Total non-current
assets	1,437,164	74,401	1,511,565	442	1,512,007	-	146,924	146,924	2,024	148,948

Total Assets	1,883,164	74,401	1,957,565	442	1,958,007	-	146,924	146,924	2,024	148,948
LIABILITIES
Current Liabilities
Trade accounts
payable	279,000	-	279,000	-	279,000	-	-	-	-	-
Payroll and related
charges	14,277	-	14,277	-	14,277	-	-	-	-	-
Tax payable	14,370	-	14,370	-	14,370	-	-	-	-	-
Deferred income tax	200,617		200,617		200,617
Total current liabilities	508,264	-	508,264	-	508,264	-	-	-	-	-

Total Liabilities	508,264	-	508,264	-	508,264	-	-	-	-	-
Assets and liabilities
of discontinued
operations and held
for sale	1,374,900	74,401	1,449,301	442	1,449,743	-	146,924	146,924	2,024	148,948
(1) The reduction in other assets held for sale in 2014 is mainly related to the transfer of forests for biological assets.

13.2. DISCONTINUED OPERATIONS

On December 05, 2014, BRF entered into a sales contract with Lactalis (“buyer”), establishing terms and conditions for the disposal of its manufacturing facilities in the dairy operating segment, which includes (i) manufacturing facilities located in the cities of Bom Conselho (PE), Carambeí (PR), Ravena (MG), Concórdia (SC), Teutônia (RS), Itumbiara (GO), Terenos (MS), Ijuí (RS), Três de Maio I (RS), Três de Maio II (RS) and Santa Rosa (RS) and (ii) related assets and trademarks dedicated to such segment (Batavo, Elegê, Cotochés, Santa Rosa e DoBon) of this segment (“Transaction”).

On this date, the value of such Transaction was set forth at R$697,756 (equivalent to R$1,800,000), to be received on the conclusion date of the transaction, subject to usual adjustments for working capital and net debt, as the terms of the contract.

The Transaction was fixed in U.S. Dollars and, considering that the functional currency of BRF and of buyer is different of U.S. Dollars, was recognized an embedded derivative in the terms of CPC 38, approved by CVM Deliberation No.604/09. The fair market value of the embedded derivative totaled R$27,955 on December 31, 2014 and was recognized in other financial assets in counterpart of financial results.

The conclusion of the Transaction is also subject to compliance with precedent conditions, such as necessary investments to adapt the assets to transfer to the buyer and regulatory approval (including the Administrative Council for Economic Defense (“CADE”)). The Company does not expect significant impact on the conclusion of the transaction, planned for the 2nd quarter 2015.

The statement of income and cash flow from discontinued operations that represent the dairy segment performance are disclosed as follows:

STATEMENTS OF INCOME	Parent company and Consolidated
	12.31.14	12.31.13
Net sales	2,720,406	2,733,769
Cost of sales	(2,111,487)	(2,075,548)
Gross profit	608,919	658,221
Operating income (expenses)
Selling	(424,899)	(483,273)
General and administrative	(30,042)	(34,761)
Other operating expenses, net	(30,568)	(77,266)
Equity in income of associates	(2,826)	414
Income before taxes	120,584	63,335
Current income tax	(30,762)	(16,156)
Net income from discontined operations	89,822	47,179

STATEMENTS OF CASH FLOWS	Parent company and Consolidated
	12.31.14	12.31.13
Net profit from discontinued operations	89,822	47,179
Adjustments to reconcile net income to net cash
provided by discontinued operations
Depreciation and amortization	67,505	58,734
Equity in income of affiliates	2,826	(414)
Net cash provided by discontinued operating
activities	160,153	105,499

Investing activities from discontinued operations
Additions to property, plant and equipment	(51,161)	(87,720)
Net cash used investing activities from continued
operations	(51,161)	(87,720)
Net cash provided from discontinued operations	108,992	17,779

48	FINANCIAL STATEMENTS 2014

14. INCOME AND SOCIAL	14.1. DEFERRED INCOME AND SOCIAL
CONTRIBUTION TAXES	CONTRIBUTION TAXES

		Parent company		Consolidated
	12.31.14	12.31.13	12.31.14	12.31.13
Assets
Tax loss carryforwards (corporate income tax)	640,745	688,177	697,843	732,149
Negative calculation basis (social contribution tax)	262,731	277,826	263,159	278,494
Temporary differences
Provisions for tax, civil and labor risks	200,748	146,696	204,212	150,534
Suspended collection taxes	69,074	70,239	69,074	70,239
Allowance for doubtful accounts	6,783	14,958	7,652	16,136
Provision for property, plant and equipment losses	15,529	6,454	15,529	6,454
Provision for tax credits realization	73,350	70,762	73,893	70,762
Provision for other obligations	50,810	53,716	52,914	55,730
Employees' profit sharing	118,899	51,607	118,899	51,607
Provision for inventories	11,560	15,871	11,560	15,871
Employees' benefits plan	106,784	99,029	106,784	99,029
Business combination - Sadia (1)	583,770	695,646	583,770	695,646
Unrealized losses on derivatives financial instruments	56,615	83,606	56,615	83,606
Provision for losses - other debtors	8,220	3,969	8,220	3,969
Other temporary differences	48,428	69,667	52,014	75,649
	2,254,046	2,348,223	2,322,138	2,405,875

Liabilities
Temporary differences
Business combination - Sadia and Quickfood(1)	(750,509)	(763,121)	(750,509)	(763,121)
Business combination - other companies	-	-	(103,557)	(131,000)
Difference between tax basis and accounting basis of goodwill
amortization	(223,213)	(335,858)	(223,213)	(335,858)
Difference between tax depreciation rate and accounting
depreciation rate (useful life)	(511,404)	(468,378)	(511,404)	(468,378)
Other temporary differences	(16,988)	(34,991)	(19,440)	(41,841)
	(1,502,114)	(1,602,348)	(1,608,123)	(1,740,198)

Total net deferred tax assets	751,932	745,875	714,015	665,677
Business combination - Dánica and Avex (deferred tax liability)	-	-	(15,633)	(20,566)
Business combination - AFC (deferred tax liability)	-	-	(34,636)	-
Business combination - AKF (deferred tax liability)	-	-	(4,334)	-
Business combination - Federal Foods (deferred tax liability)	-	-	(7,751)	-
Other - exchange variation	-	-	(27,829)	-
Total deferred tax	751,932	745,875	623,831	645,111
(1) The deferred tax asset on the business combination with Sadia is mainly computed on the difference between the goodwill tax basis and goodwill accounting basis identified in the purchase price allocation. Deferred tax liabilities on business combinations Sadia and Quickfood are substantially represented by the fair value of property, plant and equipment, trademarks and contingent liabilities.

The Company prepared an analysis of the effects that could result from application of the provisions of Law No. 12,973 / 14 (previously issued as Provisional Measure No. 627/13) and concluded that no significant effects on its financial statements of 31.12.14 and 31.12.13. Thus, the Company’s Management elected not to adopt the new tax regime in 2014.

Certain subsidiaries of the Company have tax loss carryforwards and negative basis of social contribution of R$16,474 and R$16,291, respectively, (R$18,493 and R$18,312 as of December 31, 2013), for which no deferred tax asset was recorded. If there was an expectation that such tax credits would be realized the amount recognized in the balance sheet would be R$5,585 (R$6,271 as of December 31, 2013).

14.2. ESTIMATED TIME OF REALIZATION Deferred tax arising from temporary differences will be realized as they are settled our realized. The period of the settlement or realization of such differences would not be properly estimated and is tied to several factors that are not under control of the Management.

When assessing the likelihood of the realization of deferred tax assets on income tax loss carryforward and negative calculation bases of social contribution tax, Management considers the Company’s budget, strategic plan and projected taxable income. Based on this estimate, Management believes that it is more likely than not that the deferred tax will be realized, as shown below:

	Parent
	company	Consolidated
2015	213,537	215,012
2016	176,178	177,291
2017	196,901	203,148
2018	219,883	226,485
2019	96,977	103,556
2020-2022	-	20,955
2023-2024	-	14,555
	903,476	961,002

The rollforward of deferred tax is set forth
below:

		Parent company		Consolidated
	12.31.14	12.31.13	12.31.14	12.31.13
Beginning balance	745,875	819,236	645,111	690,388
Deferred income tax recorded in the statement of
income	(235,889)	(140,403)	(235,205)	(116,026)
Deferred income and social contribution taxes
transfered to assets held for sale - dairy business	200,617	-	200,617	-
Deferred income and social contribution taxes in
Business combination - Minerva	1,128	-	-	-
Deferred income tax recorded in other comprehensive
income	52,783	60,848	52,824	60,718
Business combination	-	-	(46,722)	9,356
Other	(12,582)	6,194	7,206	675
Ending balance	751,932	745,875	623,831	645,111

14.3. INCOME AND SOCIAL CONTRIBUTION
TAXES RECONCILIATION

		Parent company		Consolidated
	12.31.14	12.31.13	12.31.14	12.31.13
Income before taxes from continued operations	2,448,570	1,146,846	2,487,621	1,148,777
Nominal tax rate	34%	34%	34%	34%
Tax expense at nominal rate	(832,514)	(395,305)	(845,791)	(395,962)

Reconciling itens:
Income from associates and joint ventures	222,469	(107,758)	8,694	4,530
Exchange rate variation on foreign investments	6,467	140,257	43,087	129,944
Difference of tax rates on results of foreign
subsidiaries	-	-	150,394	(125,423)
Interest on shareholders' equity	250,840	246,164	250,840	246,164
Penalties	(15,066)	1,707	(15,066)	1,707
Investment grant	47,726	41,201	47,726	41,201
Other permanent differences	6,722	(57,861)	7,550	(31,280)
	(313,356)	(131,595)	(352,566)	(129,119)

Current income tax	(77,467)	8,808	(117,361)	(13,093)
Deferred income tax	(235,889)	(140,403)	(235,205)	(116,026)

The taxable income, current and deferred income tax from foreign subsidiaries is presented below:

Company determined that the earnings recorded by the holdings of its wholly-owned subsidiaries located abroad will not be redistributed. Such resources will be used for investments in the subsidiaries, and thus no deferred income tax was recognized. The total of undistributed earnings corresponds to R$1,896,478 as of December 31, 2014 (R$1,158,814 as of December 31, 2013).

Brazilian income taxes are subject to review for a 5-year period, during which the tax authorities might audit and assess the Company for additional taxes and penalties. Subsidiaries located abroad are taxed in their respective jurisdictions, according to local regulations.

	Consolidated
	12.31.14	12.31.13
Taxable income
(loss) from foreign
subsidiaries	576,048	(412,551)
Current income tax
credit (expense) from
foreign subsidiaries	(37,559)	(19,862)
Deferred income
tax from foreign
subsidiaries	(8,311)	26,163

50	FINANCIAL STATEMENTS 2014

15. JUDICIAL DEPOSITS

The rollforward of the judicial deposits is
presented below:

							Parent company
						Price index
		12.31.13	Additions	Reversals	Write-offs	update	12.31.14
Tax		292,456	39,729	(9,016)	(931)	30,036	352,274
Labor		155,938	106,933	(13,829)	(31,515)	10,782	228,309
Civil, commercial and other		24,223	7,188	(539)	(1,754)	2,585	31,703
		472,617	153,850	(23,384)	(34,200)	43,403	612,286

							Consolidated
					Price index	Exchange rate
	12.31.13	Additions	Reversals	Write-offs	update	variation	12.31.14
Tax	292,633	42,543	(9,328)	(3,731)	30,080	(13)	352,184
Labor	155,979	111,809	(13,829)	(33,574)	10,784	200	231,369
Civil, commercial and
other	30,064	7,394	(5,255)	(1,754)	2,585	(868)	32,166
	478,676	161,746	(28,412)	(39,059)	43,449	(681)	615,719

16. RESTRICTED CASH

				Parent company and Consolidated
			Average interest
	Maturity(1)	Currency	rate (p.a.)	12.31.14	12.31.13
National treasury certificates	2020	R$	15.67%	115,179	99,212
				115,179	99,212
(1) Weighted average maturity in years.

The national treasury certificates are pledged
as collateral for the loan obtained through
the Special Program Asset Restructuring
(“PESA”) (see note 20).

17. INVESTMENTS IN ASSOCIATES
AND JOINT VENTURES

17.1. INVESTMENTS BREAKDOWN

		Parent company		Consolidated
	12.31.14	12.31.13	12.31.14	12.31.13
Investment in associates and joint ventures	3,439,320	2,756,464	137,359	105,874
Goodwill Quickfood	312,177	447,429	-	-
Goodwill Minerva	247,283	-	247,283	-
Goodwill AKF	-	-	52,428	-
Advance for future capital increase	100	100	-	-
	3,998,880	3,203,993	437,070	105,874
Other investments	849	873	1,353	2,116
	3,999,729	3,204,866	438,423	107,990

17.2. SUMMARY FINANCIAL INFORMATION IN
ASSOCIATES AND JOINT VENTURES

	Avipal Centro	Avipal		Elebat Alimentos	Establec. Levino
	Oeste S.A.	Construtora S.A.	BRF GmbH	S.A.	Zaccardi
	12.31.14	12.31.14	12.31.14	12.31.14	12.31.14
Current assets	38	-	391,669	1	3,921
Non-current assets	-	-	2,767,582	-	124
Current liabilities	-	-	(13,402)	-	(1,729)
Non-current liabilities	-	-	(205,604)	-	(1,235)
Shareholders' equity	(38)	-	(2,940,245)	(1)	(1,081)

Net revenues	-	-	10,283	-	3,718
Net income (loss)	(44)	(49)	717,782	-	(2,960)

	12.31.13	12.31.13	12.31.13	12.31.13	12.31.13
Current assets	81	123	118,881	-	4,588
Non-current assets	-	-	2,255,989	-	1,868
Current liabilities	-	(5)	(406)	-	(1,979)
Non-current liabilities	-	-	(175,557)	-	(60)
Shareholders' equity	(81)	(118)	(2,198,907)	-	(4,417)

Net revenues	-	-	5,190	-	8,449
Net income (loss)	(4)	2	(426,673)	-	(2,238)
(1) Merger of wholly-owned subsidiaries by BRF GmbH on March 31, 2013.

52	FINANCIAL STATEMENTS 2014

Perdigão Trading	PSA Labor. Veter.		Sadia Alimentos		Sadia	Sadia Overseas	VIP S.A. Empr. e
S.A.	Ltda.	Quickfood S.A.	S.A.	Sadia GmbH (1)	International Ltd.	S.A.	Particip. Imob.
12.31.14	12.31.14	12.31.14	12.31.14	12.31.14	12.31.14	12.31.14	12.31.14
-	3,698	232,850	18,533	-	1,428	39	65,907
-	2,503	217,735	89,086	-	180,728	385,891	22,870
-	(637)	(270,110)	(13,106)	-	(1,737)	(2,917)	(2,608)
-	-	(161,763)	(16,110)	-	-	(424,367)	(26)
-	(5,564)	(18,712)	(78,403)	-	(180,419)	41,354	(86,143)

-	-	860,071	3,440	-	-	-	-
(52)	630	(23,500)	(35,543)	-	(10,024)	(20,030)	10,489

12.31.13	12.31.13	12.31.13	12.31.13	12.31.13	12.31.13	12.31.13	12.31.13
-	6,037	184,492	27,600	-	1,252	101	125,731
1,013	2,507	130,705	146,063	-	169,564	505,045	44,592
-	(2,980)	(184,741)	(19,347)	-	(1,601)	(3,555)	(30,237)
-	-	(79,157)	(21,166)	-	-	(517,054)	(2,025)
(1,013)	(5,564)	(51,299)	(133,150)	-	(169,215)	15,463	(138,061)

-	10	832,083	37,470	54	-	-	-
(102)	139	(4,154)	(56,278)	62,083	(466)	(12,290)	23,140

17.3. ROLLFORWARD OF THE INTEREST IN
SUBSIDIARIES AND ASSOCIATES - PARENT
COMPANY

						Mato
	Avipal	Avipal		Elebat	Establec.	Grosso	Perdigão
	Centro	Construtora		Alimentos	Levino	Bovinos	Trading	PSA Labor.	Quickfood
	Oeste S.A.	S.A.	BRF GmbH	S.A.	Zaccardi	S.A.	S.A.	Veter. Ltda	S.A.

a) Capital share as of December
31, 2014
% of share	100.00%	-	100.00%	99.00%	98.26%	100.00%	-	100.00%	90.05%
Total number of shares and
membership interests	6,963,854	-	1	1,000	100	100	-	5,463,850	36,469,606
Number of shares and
membership interest held	6,963,854	-	1	990	98	50	-	5,463,850	32,841,224

b) Subsidiaries' information as of
December 31, 2014
Capital stock	5,972	-	6,122	1	6,604	-	-	5,564	28,117
Shareholders' equity	38	-	2,940,245	1	1,081	-	-	5,564	18,712
Fair value adjustments of assets
and liabilities acquired	-	-	-	-	-	-	-	-	136,615
Goodwill based on expectation
of future profitability	-	-	-	-	-	-	-	-	175,562
Income (loss) for the period	(44)	(49)	717,782	-	(2,960)	-	(52)	630	(23,500)

c) Balance of investments as of
December 31, 2014
Balance of the investment in
the beginning of the exercise	81	118	2,198,907	-	4,326	-	1,013	4,550	493,576
Equity pick-up	(43)	(49)	717,782	-	(2,908)	-	(52)	559	(21,162)
Premium related to Exchange
Offer	-	-	-	-	-	-	-	-	-
Unrealized profit in inventory	-	-	-	-	704	-	-	-	(191)
Goodwill in the acquisition of
non-controlling entities	-	-	-	-	-	-	-	-	-
Exchange rate variation on
goodwill in the acquisiton of
non-controlling entities	-	-	3	-	-	-	-	-	-
Exchange rate variation on
goodwill	-	-	-	-	-	-	-	-	(126,664)
Goodwill	-	-	-	-	-	-	-	-	(8,033)
Write-off of fair value of
property, plant and equipment	-	-	-	-	-	-	-	-	(555)
Exchange rate variation on
foreign investments	-	-	3,656	-	-	-	-	-	-
Other comprehensive income	-	-	19,903	-	(1,062)	-	-	-	(8,011)
Increase / decrease in capital	-	-	-	-	-	180,319	-	-	-
Dividends and interests on
shareholders' equity	-	-	-	-	-	-	-	(630)	-
Write-off plants	-	(69)	-	-	-	(180,319)	(961)	-	-
Acquisition of company	-	-	-	-	-	-	-	1,082	-
Impairment losses for
investments	-	-	-	-	-	-	-	-	-
Transfer to held for sale and
dicontinued operations	-	-	-	-	-	-	-	-	-
	38	-	2,940,251	-	1,060	-	-	5,561	328,960

54	FINANCIAL STATEMENTS 2014

			Subsidiaries						Affiliate
							PP-BIO	PR-SAD
			VIP S.A.				Adm.	Adm. Bem
Sadia	Sadia	Sadia	Empr. e	K&S		Nutrifont	Bem	próprio	UP!
Alimentos	International	Overseas	Particip.	Alimentos		Alimentos	próprio	S.A	Alimentos
S.A.	Ltd.	S.A.	Imob	S.A.	Minerva S.A.	S.A.	S.A.		Ltda		Total
										31.12.14	31.12.13

100.00%	100.00%	100.00%	100.00%	49.00%	16.29%	50.00%	33.33%	33.33%	50.00%
33,717,308	900	50,000	14,249,459	27,664,086	178,000,090	20,000	-	-	1,000
33,717,308	900	50,000	14,249,459	13,555,402	29,000,000	10,000	-	-	500

225,073	2,391	3	40,061	27,664	834,136	35,000	-	-	1
78,403	180,419	(41,354)	86,143	35,772	675,037	30,176	-	-	1
-	-	-	-	-	-	-	-	-	-
-	-	-	-	-	247,283	-	-	-	-
(35,543)	(10,024)	(20,030)	10,489	10,492	(104,488)	(5,652)	-	-	70,518

133,150	169,215	-	138,061	13,609	-	17,915	1,030	-	28,442	3,203,993	3,170,823
(35,543)	(10,024)	(20,030)	10,489	5,141	(17,021)	(2,826)	-	-	35,259	659,572	(306,866)
-	-	-	-	-	-	-	-	-	-	-	(78,340)
(1)	-	-	-	-	-	-	-	-	-	512	69
(1,342)	-	-	-	-	247,283	-	-	-	-	245,941	-
-	-	-	-	-	-	-	-	-	-	3	(2,977)
-	-	-	-	-	-	-	-	-	-	(126,664)	-
-	-	-	-	-	-	-	-	-	-	(8,033)	(10,139)
-	-	-	-	-	-	-	-	-	-	(555)	-
-	21,227	(5,862)	-	-	-	-	-	-	-	19,021	412,519
(17,957)	-	-	(19)	-	2,744	-	-	-	-	(4,402)	(44,715)
-	-	-	-	-	-	-	324	126	-	180,769	104,360
-	-	-	(62,389)	(1,222)	-	-	-	-	(63,700)	(127,941)	(55,385)
-	-	-	-	-	-	-	-	-	-	(181,349)	-
-	-	-	-	-	124,240	-	-	1,888	-	127,210	1,030
-	-	25,892	-	-	-	-	-	-	-	25,892	13,614
-	-	-	-	-	-	(15,089)	-	-	-	(15,089)	-
78,307	180,418	-	86,142	17,528	357,246	-	1,354	2,014	1	3,998,880	3,203,993

The exchange rate variation result on the	On December 31, 2014, these associates,
investments in foreign subsidiaries, whose	affiliates and joint ventures do not have any
functional currency is Brazilian Reais,	significant restriction to transfer dividends or
totaling a gain of R$126,726 on December 31,	repay their loans or advances to the Company.
2014 (R$382,197 as of December 31, 2013),
was recognized as financial result in the
consolidated statement of income.

17.4. SUMMARY OF FINANCIAL INFORMATION
IN ASSOCIATE AND JOINT VENTURE

		K&S	Minerva (1)		Nutrifont
	12.31.14	12.31.13	12.31.14	12.31.14	12.31.13
Current assets	22,605	16,342	431,505	20,176	4,633
Non-current assets	4,369	4,893	580,945	61,827	14,455
Current liabilities	(9,049)	(7,217)	(221,189)	(65,355)	(1,130)
Non-current liabilities	(397)	(410)	(681,298)	(1,559)	(43)
Transfer to held for sale	-	-	-	(15,089)	-
	17,528	13,608	109.963	-	17,915

		K&S	Minerva (1)		Nutrifont
	12.31.14	12.31.13	12.31.14	12.31.14	12.31.13
Net revenues	51,577	42,682	159,809	-	-
Operational expenses	(10,592)	(11,352)	(23,873)	(255)	(6)
Net income (loss)	5,141	2,304	(17,021)	(2,826)	415

% of interest	49%	49%	16%	50%	50%
(1) The balances are not comparative because the acquisition of equity interest of AKF and Minerva occurred on July 03, 2014 and October 01 2014 respectively.

18. PROPERTY, PLANT AND
EQUIPMENT, NET

Property, plant and equipment rollforward is
presented below:

	Weighted average
	depreciation rate (p.a.)	12.31.13	Additions
Cost
Land	-	567,115	7,497
Buildings and improvements	-	5,250,780	26,527
Machinery and equipment	-	6,215,598	66,043
Facilities	-	1,538,825	1,893
Furniture	-	94,376	302
Vehicles	-	156,121	1
Construction in progress	-	647,081	675,517
Advances to suppliers	-	3,649	23,341
		14,473,545	801,121

Depreciation
Buildings and improvements	3.06%	(1,341,344)	(127,558)
Machinery and equipment	5.86%	(2,261,586)	(340,542)
Facilities	3.81%	(423,821)	(62,532)
Furniture	7.96%	(41,305)	(6,231)
Vehicles	18.61%	(47,609)	(21,595)
		(4,115,665)	(558,458)
Provision for losses		(18,983)	(50,998)
		10,338,897	191,665
(1) Besides the balance presented to intangible assets and biological assets, also was included the value of R$180,319, relating to the capitak paid with property, plant and equipment related to division of beef BRF in its wholly-subsidiary Mato Grosso Bovinos S.A., as disclosed in note 17.3.

56	FINANCIAL STATEMENTS 2014

				Associate					Joint Venture
	PP-BIO	PR-SAD		UP!	AKF (1)		Federal Foods		Rising Star
12.31.14	12.31.13	12.31.14	12.31.14	12.31.13	12.31.14	12.31.14	12.31.13	12.31.14	12.31.13
-	-	-	36,553	42,902	29,565	-	152,319	-	46,663
1,355	1,030	2,015	101	30	2,267	-	3,887	-	243
-	-	-	(36,653)	(14,490)	(24,389)	-	(106,481)	-	(46,714)
-	-	-	-	-	(946)	-	(5,026)	-	(12)
-	-	-	-	-	-	-	-	-	-
1,355	1,030	2,015	1	28,442	6,497	-	44,699	-	180

	PP-BIO	PR-SAD		UP!	AKF (1)		Federal Foods		Rising Star
12.31.14	12.31.13	12.31.14	12.31.14	12.31.13	12.31.14	12.31.14	12.31.13	12.31.14	12.31.13
-	-	-	106,340	90,767	27,016	85,257	311,564	137,416	502,716
-	-	-	(21,806)	(20,287)	(988)	(12,350)	(42,923)	(2,610)	(9,139)
-	-	-	35,259	28,441	46	2,615	(17,221)	(469)	(617)

33%	33%	33%	50%	50%	40%	49%	49%	50%	50%

					Parent company
Additions from				Net transfers between
discontinued operations	Disposals	Reversals	Transfers(1)	held for sale	12.31.14

-	(2,449)	-	16,698	(39,367)	549,494
-	(49,953)	-	64,267	(437,329)	4,854,292
-	(109,642)	-	388,844	(579,980)	5,980,863
-	(3,110)	-	107,642	(897)	1,644,353
-	(4,647)	-	6,963	(9,173)	87,821
-	(20,424)	-	(825)	(3,455)	131,418
51,161	(187)	-	(879,324)	(36,471)	457,777
-	-	-	(23,420)	-	3,570
51,161	(190,412)	-	(319,155)	(1,106,672)	13,709,588

(22,523)	29,161	-	16,841	97,228	(1,348,195)
(41,365)	75,302	-	34,861	222,519	(2,310,811)
(2,433)	2,448	-	9,637	704	(475,997)
(758)	2,793	-	417	3,713	(41,371)
(426)	9,518	-	483	1,708	(57,921)
(67,505)	119,222	-	62,239	325,872	(4,234,295)
-	-	19,297	-	-	(50,684)
(16,344)	(71,190)	19,297	(256,916)	(780,800)	9,424,609

				Additions from
	Weighted average			discontinued
	depreciation rate (p.a.)	12.31.13	Additions	operations
Cost
Land	-	567,129	7,497	-
Buildings and improvements	-	5,414,069	28,424	-
Machinery and equipment	-	6,538,245	69,410	-
Facilities	-	1,573,355	2,757	-
Furniture	-	111,478	1,240	-
Vehicles	-	160,474	561	-
Construction in progress	-	798,372	908,443	51,161
Advances to suppliers	-	13,707	32,653	-
		15,176,829	1,050,985	51,161

Depreciation
Buildings and improvements	3.07%	(1,348,171)	(133,557)	(22,523)
Machinery and equipment	5.86%	(2,427,892)	(362,877)	(41,365)
Facilities	3.89%	(459,156)	(64,153)	(2,433)
Furniture	7.94%	(53,389)	(7,582)	(758)
Vehicles	18.74%	(47,660)	(22,571)	(426)
		(4,336,268)	(590,740)	(67,505)
Provision for losses		(18,983)	(50,998)	-
		10,821,578	409,247	(16,344)
(1) On January 16, 2012, the Company through its wholly-owned subsidiary BRF GmbH, acquired control and consequently started to consolidate the financial statement of wholly-owned subsidiary Federal Foods (note 6.1.1).

The Company has fully depreciated items
that are still in operation, which are set forth
below:

		Parent company		Consolidated
	12.31.14	12.31.13	12.31.14	12.31.13
Cost
Buildings and improvements	114,984	110,626	127,168	122,939
Machinery and equipment	633,241	567,665	671,054	618,276
Facilities	71,313	75,265	71,676	75,294
Furniture	14,499	13,766	19,140	21,013
Vehicles	4,494	5,293	4,494	5,610
Others	39,852	28,202	39,852	28,202
	878,383	800,817	933,384	871,334

58	FINANCIAL STATEMENTS 2014

						Consolidated
				Net transfers
Business				between held for	Exchange rate
combination(1)	Disposals	Reversals	Transfers	sale	variation	12.31.14

-	(3,869)	-	17,754	(39,367)	(4,146)	544,998
2,540	(143,333)	-	249,924	(438,494)	(13,875)	5,099,255
6,064	(201,553)	-	496,107	(579,980)	(24,868)	6,303,425
-	(27,112)	-	211,957	(897)	(2,652)	1,757,408
1,279	(13,870)	-	4,807	(9,173)	4,669	100,430
20,772	(32,926)	-	(64)	(3,455)	(1,314)	144,048
4,010	(36,673)	-	(1,090,310)	(36,471)	9,177	607,709
-	-	-	(27,539)	-	1,446	20,267
34,665	(459,336)	-	(137,364)	(1,107,837)	(31,563)	14,577,540

(2,442)	31,336	-	16,641	97,958	918	(1,359,840)
(5,485)	87,357	-	34,624	222,519	6,946	(2,486,173)
-	5,599	-	9,716	704	1,789	(507,934)
(1,217)	3,908	-	775	3,713	(56)	(54,606)
(17,050)	22,619	-	483	1,708	3,943	(58,954)
(26,194)	150,819	-	62,239	326,602	13,540	(4,467,507)
-	-	19,297	-	-	-	(50,684)
8,471	(308,517)	19,297	(75,125)	(781,235)	(18,023)	10,059,349

During year ended December 31, 2014, the	determine the capitalized amount was 5.43%	and/or construction of property, plant and
Company capitalized interest in the amount	p.a in the parent company and 5.98% in the	equipment items.
of R$32,744 in the parent company and	consolidated (5.94% in the parent company
R$ 37,686 in the consolidated (R$49,881 in	and 6.21% in the consolidated p.a. as of	The property, plant and equipment items that
the parent company and R$52,175 in the	December 31, 2013).	are pledged as collateral for transactions of
consolidated as of December 31, 2013). The		different natures are presented below:
weighted average interest rate utilized to	On December 31, 2014, the Company had no
commitments assumed related to acquisition

			Parent company and Consolidated
		12.31.14	12.31.13
	Type of collateral	Book value of the collateral	Book value of the collateral
Land	Financial/Labor/Tax/Civil	320,905	330,823
Buildings and improvements	Financial/Labor/Tax/Civil	1,670,522	1,824,785
Machinery and equipment	Financial/Labor/Tax	2,053,784	2,054,899
Facilities	Financial/Labor/Tax	640,400	660,038
Furniture	Financial/Labor/Tax/Civil	18,699	19,906
Vehicles	Financial/Tax	10,835	1,591
Others	Financial/Labor/Tax/Civil	76,944	100,337
		4,792,089	4,992,379

19. INTANGIBLES

Intangible assets are comprised of the
following items:

					Parent company
	Weighted average
	amortization rate		Accumulated
	(p.a.)	Cost	amortization	12.31.14	12.31.13
Goodwill	-	2,096,587	-	2,096,587	2,767,985
Outgrowers relationship	12.50%	13,682	(3,955)	9,727	10,150
Trademarks	-	1,173,000	-	1,173,000	1,173,000
Patents	16.51%	3,722	(1,397)	2,325	2,896
Software	20.00%	414,941	(251,490)	163,451	130,108
		3,701,932	(256,842)	3,445,090	4,084,139

					Consolidated
	Weighted average
	amortization rate		Accumulated
	(p.a.)	Cost	amortization	12.31.14	12.31.13
Non-compete agreement	2.44%	332	(332)	-	124
Goodwill	-	2,525,343	-	2,525,343	3,101,750
Outgrowers relationship	12.50%	13,682	(3,955)	9,727	10,151
Trademarks	-	1,267,888	-	1,267,888	1,302,305
Patents	17.30%	4,823	(2,266)	2,557	3,485
Customer relationship	7.71%	351,449	(21,437)	330,012	168,066
Supplier relationship	42.00%	10,064	(7,580)	2,484	5,629
Software	20.00%	453,551	(262,919)	190,632	166,412
		4,627,132	(298,489)	4,328,643	4,757,922

The intangible assets rollforward is set
forth below:

						Parent company
					Transfer to held
	12.31.13	Additions	Disposals	Transfers	for sale	12.31.14
Cost:
Goodwill:	2,767,985	-	-	-	(671,398)	2,096,587
Ava	49,368	-	-	-	-	49,368
Batavia	133,163	-	-	-	(133,163)	-
Cotochés	39,590	-	-	-	(39,590)	-
Eleva Alimentos	1,273,324	-	-	-	(465,184)	808,140
Heloísa	33,461	-	-	-	(33,461)	-
Incubatório Paraíso	656	-	-	-	-	656
Paraíso Agroindustrial	16,751	-	-	-	-	16,751
Perdigão Mato Grosso	7,636	-	-	-	-	7,636
Sadia	1,214,036	-	-	-	-	1,214,036
Outgrowers relationship	12,463	1,219	-	-	-	13,682
Trademarks	1,173,000	-	-	-	-	1,173,000
Patents	3,722	-	-	-	-	3,722
Supplier relationship	135,000	-	(135,000)	-	-	-
Software	290,396	46,038	(1,447)	79,954	-	414,941
	4,382,566	47,257	(136,447)	79,954	(671,398)	3,701,932

Amortization:
Outgrowers relationship	(2,313)	(1,642)	-	-	-	(3,955)
Patents	(826)	(571)	-	-	-	(1,397)
Supplier relationship	(135,000)	-	135,000	-	-	-
Software	(160,288)	(91,526)	1,442	(1,118)	-	(251,490)
	(298,427)	(93,739)	136,442	(1,118)	-	(256,842)
	4,084,139	(46,482)	(5)	78,836	(671,398)	3,445,090

60	FINANCIAL STATEMENTS 2014

								Consolidated
				Business		Transfer to	Exchange rate
	12.31.13	Additions	Disposals	combination	Transfers	held for sale	variation	12.31.14
Cost:
Goodwill:	3,101,750	-	-	322,276	(167,893)	(671,398)	(59,392)	2,525,343
Ava	49,368	-	-	-	-	-	-	49,368
Avex	32,819	-	-	-	-	-	(3,854)	28,965
Batavia	133,163	-	-	-	-	(133,163)	-	-
BRF AFC	-	-	-	274,112	(138,544)	-	2,773	138,341
Cotochés	39,590	-	-	-	-	(39,590)	-	-
Dánica	8,354	-	-	-	-	-	(981)	7,373
Eleva Alimentos	1,273,324	-	-	-	-	(465,184)	-	808,140
Federal Foods	25,249	-	-	48,164	(29,349)	-	13,364	57,428
Heloísa	33,461	-	-	-	-	(33,461)	-	-
Incubatório
Paraíso	656	-	-	-	-	-	-	656
Paraíso
Agroindustrial	16,751	-	-	-	-	-	-	16,751
Perdigão Mato
Grosso	7,636	-	-	-	-	-	-	7,636
Plusfood	21,084	-	-	-	-	-	3	21,087
Quickfood	246,259	-	-	-	-	-	(70,697)	175,562
Sadia	1,214,036	-	-	-	-	-	-	1,214,036
Non-compete
agreement	375	-	-	-	-	-	(43)	332
Exclusivity
agreement	497	-	(382)	-	-	-	(115)	-
Outgrowers
relationship	12,463	1,219	-	-	-	-	-	13,682
Trademarks	1,302,305	-	-	-	-	-	(34,417)	1,267,888
Patents	5,546	50	(774)	-	-	-	1	4,823
Customer
relationship	179,561	-	-	-	214,074	-	(42,186)	351,449
Supplier relationship	146,138	-	(135,000)	-	-	-	(1,074)	10,064
Software	329,340	49,141	(1,448)	2,040	78,363	-	(3,885)	453,551
	5,077,975	50,410	(137,604)	324,316	124,544	(671,398)	(141,111)	4,627,132

Amortization:
Non-compete
agreement	(251)	(100)	-	-	-	-	19	(332)
Exclusivity
agreement	(497)	-	377	-	-	-	120	-
Outgrowers
relationship	(2,312)	(1,643)	-	-	-	-	-	(3,955)
Patents	(2,061)	(606)	399	-	-	-	2	(2,266)
Customer
relationship	(11,495)	(10,150)	-	-	-	-	208	(21,437)
Supplier relationship	(140,509)	(2,275)	135,000	-	-	-	204	(7,580)
Software	(162,928)	(98,670)	1,442	(1,410)	(1,118)	-	(235)	(262,919)
	(320,053)	(113,444)	137,218	(1,410)	(1,118)	-	318	(298,489)
	4,757,922	(63,034)	(386)	322,906	123,426	(671,398)	(140,793)	4,328,643

Amortizations of outgrowers relationship and supplier relationships are recognized as a cost of sales in the statement of income, while software amortization is recorded according to its use as cost of sales, administrative or sales expenses.

Trademarks in intangible assets derive from the business combination with Sadia, Quickfood and Dánica group and are considered assets with indefinite useful life as they are expected to indefinitely contribute to the Company’s cash flows.

The goodwill is based on expected future profitability supported by valuation reports, after purchase price allocation.

Goodwill and intangible assets with indefinite useful life (trademarks) are allocated to cash-generating units as presented in note 5.

In 2014, the Company performed the annual impairment analysis including property, plant and equipment items, based on the value in use that was determined by a discounted cash flow model, in accordance with the allocation of goodwill and intangible assets to the cash generating units.

Discounted cash flows were prepared based on the multi-annual budget (2015-2018) of the Company and growth projections up to 2023 (6.9% p.a. up to 13.1% p.a.), which, are based on historical information and market projections of government agencies and associations, such as the United States Department of Agriculture (“USDA”), the Brazilian Pork Industry and Exporter (“ABIPECS”), the Brazilian Pullet Producer Association (“APINCO”). In the Management’s opinion, the use of periods that exceed 5 years in the preparation of discounted cash flows is adequate as it reflects the estimated time of use of these groups of assets.

Management adopted the WACC (11.8% p.a.) as the discount rate for the development of discounted cash flows and also adopted the assumptions shown in the table below:

	2015	2016	2017	2018	2019	2020	2021	2022	2023
PIB Brazil-BACEN	3.00%	3.60%	3.50%	3.40%	3.80%	4.20%	4.00%	4.20%	4.20%
PIB Worldwide - FMI	4.30%	4.30%	4.20%	4.10%	4.00%	4.10%	4.00%	4.00%	4.00%
IPCA	5.60%	5.40%	5.30%	5.20%	5.20%	5.20%	5.00%	4.90%	4.80%
CPI-FMI	2.30%	2.20%	2.20%	2.20%	2.20%	2.20%	2.20%	2.20%	2.20%
SELIC	10.00%	9.30%	8.40%	7.60%	7.50%	7.50%	7.50%	7.30%	7.30%

The rates above do not consider any tax effect (they are before taxes).

Based on Management analyses performed during 2014, no impairment loss was identified.

In addition to the above mentioned recovery analysis, management prepared a sensitivity analysis considering the variations in the EBITDA margin and in the nominal WACC as presented below:

	Variations
Apreciation
(devaluation)	1.0%	0.0%	-1.0%
WACC	12.8%	11.8%	10.8%
EBITDA margin	17.2%	16.2%	15.2%
Based on the above scenarios, the Company determined that no need to recognize an impairment loss to the intangible assets with indefinite useful life.

62	FINANCIAL STATEMENTS 2014

20. LOANS AND FINANCING

							Parent company
		Weighted average
	Charges (p.a.)	interest rate (p.a.)	WAMT (1)	Current	Non-current	12.31.14	12.31.13
Local currency
Working capital	6.26% (5.50% on	6.26% (5.50% on
	12.31.13)	12.31.13)	0.6	1,239,834	-	1,239,834	1,210,328
Export credit facility	9.63% (98.50% CDI /
	TJLP + 3.75% / Fixed	9.63% (8.21% on
	rate on 12.31.13)	12.31.13)	0.5	967,748	-	967,748	914,119
Development bank credit	Fixed rate / TJLP +
lines	2.50% (Fixed rate / TJLP	3.89% (4.68% on
	+ 2.56% on 12.31.13	12.31.13)	1.6	277,909	485,839	763,748	866,060
Bonds	7.75% (7.75% on	7.75% (7.75% on
	12.31.13)	12.31.13)	3.4	4,140	497,052	501,192	500,322
Other secured debts and	8.14% (8.37% on	8.14% (8.37% on
financial lease	12.31.13)	12.31.13)	3.6	45,951	248,675	294,626	362,879
Special program asset	Fixed rate / IGPM +
restructuring	4.90% (Fixed rate
	/ IGPM + 4.90% on	8.54% (10.37% on
	12.31.13)	12.31.13)	5.2	3,887	209,564	213,451	206,073
Fiscal incentives	Fixed rate / 10.00%
	IGPM + 1.00% (Fixed
	rate / 10.00% IGPM +	1.52% (1.70% on
	1.00% on 12.31.13)	12.31.13)	7.5	1,892	10,653	12,545	12,682
				2,541,361	1,451,783	3,993,144	4,072,463
Foreign currency
Bonds	4.97% (5.11% on	4.97% (5.11% on
	12.31.13) + e.r. US$	12.31.13) + e.r. US$	8.5	25,900	5,175,296	5,201,196	2,833,814
Export credit facility	LIBOR + 2.74% (LIBOR	3.07% (3.13% on
	+ 2.74% on 12.31.13) +	12.31.13) + e.r. US$ and
	e.r. US$	other currencies	3.3	6,508	787,380	793,888	695,552
Development bank credit	UMBNDES + 2.22%
lines	(UMBNDES + 2.20% on	6.34% (5.85% on
	12.31.13) + e.r. US$ and	12.31.13) + e.r. US$ and
	other currencies	other currencies	1.1	27,253	15,140	42,393	73,472
				59,661	5,977,816	6,037,477	3,602,838
				2,601,022	7,429,599	10,030,621	7,675,301

(1) Weighted average maturity in years.

							Consolidated
		Weighted average			Non-
	Charges (p.a.)	interest rate (p.a.)	WAMT (1)	Current	current	12.31.14	12.31.13
Local currency
Working capital		6.26% (5.50% on
	6.26% (5.50% on 12.31.13)	12.31.13)	0.6	1,239,834	-	1,239,834	1,210,328
Export credit facility	9.63% (98.50% CDI / TJLP + 3.75% /	9.63% (8.21% on
	Fixed rate on 12.31.13)	12.31.13)	0.5	967,748	-	967,748	914,119
Development bank credit	Fixed rate / TJLP + 2.50% (Fixed rate	3.89% (4.68% on
lines	/ TJLP + 2.56% on 12.31.13)	12.31.13)	1.6	277,909	485,839	763,748	866,060
Bonds		7.75% (7.75% on
	7.75% (7.75% on 12.31.13)	12.31.13)	3.4	4,140	497,052	501,192	500,322
Other secured debts and		8.14% (8.37% on
financial lease	8.14% (8.37% on 12.31.13)	12.31.13)	3.6	45,951	248,675	294,626	362,879
Special program asset	Fixed rate / IGPM + 4.90% (Fixed	8.54% (10.37% on
restructuring	rate / IGPM + 4.90% on 12.31.13)	12.31.13)	5.2	3,887	209,564	213,451	206,073
Fiscal incentives	Fixed rate / 10.00% IGPM + 1.00%
	(Fixed rate / 10.00% IGPM + 1.00%	1.52% (1.70% on
	on 12.31.13)	12.31.13)	7.5	1,892	10,653	12,545	12,682
				2,541,361	1,451,783	3,993,144	4,072,463
Foreign currency
Bonds		5.87% (6.13% on
	5.87% (6.13% on 12.31.13) + e.r. US$	12.31.13) + e.r. US$ and
	and ARS	ARS	7.6	89,902	6,324,090	6,413,992	4,910,991
Export credit facility	LIBOR + 2.71% (LIBOR + 2.71% on	3.01% (3.06% on
	12.31.13) + e.r. US$	12.31.13) + e.r. US$	3.4	6,948	1,052,485	1,059,433	929,620
Working capital	Fixed rate + LIBOR + 2.71% (Fixed	22.97% (27.12% on
	rate + LIBOR + 4.75% on 12.31.13) +	12.31.13) + e.r. US$ and
	e.r. US$ and ARS	ARS	0.1	65,474	3,343	68,817	173,216
Development bank credit	UMBNDES + 2.22% (UMBNDES +	6.34% (5.85% on
lines	2.20% on 12.31.13) + e.r. US$ and	12.31.13) + e.r. US$ and
	other currencies	other currencies	1.1	27,253	15,142	42,395	73,472
Other secured debts and	15.08% (15.08% on 12.31.13) + e.r.	15.08% (15.08% on
financial lease	ARS	12.31.13) + e.r. ARS	0.9	7,965	3,589	11,554	21,428
				197,542	7,398,649	7,596,191	6,108,727
				2,738,903	8,850,432	11,589,335	10,181,190
(1) Weighted average maturity in years.

20.1. WORKING CAPITAL

Rural credit: The Company and its subsidiaries entered into rural credit loans with several commercial banks, under a Brazilian Federal government program that offers an incentive to investments in rural activities.

Working capital in foreign currency:

Refers to credit lines taken from financial institutions and utilized primarily for short term working capital and import operations of subsidiaries located in Argentina. The loans are denominated in Argentine Pesos and U.S. Dollars, mainly maturing in 2015.

20.2. EXPORT CREDIT FACILITIES

Pre-export facilities: Generally are denominated in U.S. Dollars, maturing between 2017 and 2019. Under the terms of each of these credit facilities, the Company entered into loans which must be evidenced subsequently by accounts receivable related to the exports of its products.

Commercial credit lines: Denominated in U.S. Dollars with quarterly payments of interest and principal maturing in 2018 and are utilized for purchases of imported raw materials and other working capital needs.

Export credit notes: The Company entered into export credit notes contracts indexed to the CDI, to be utilized as working capital and maturing in 2015.

20.3. DEVELOPMENT BANK CREDIT LINES The Company and its subsidiaries have several outstanding obligations with National Bank for Economic and Social Development (“BNDES”). The loans were obtained for the acquisition of equipment and expansion of productive facilities.

FINEM: Credit lines of Financing for Enterprises (“FINEM”) which are subject to the variations of UMBNDES currency basket. The values of principal and interest are paid in monthly installments, with maturities between 2015 and 2019 and are secured by pledge of equipment, facilities and mortgage on properties owned by the Company.

FINEP: Credit lines of Financial of Studies and Projects (“FINEP”) obtained with reduced charges for projects of research, development and innovation, with maturities dates between 2015 and 2019.

20.4. BONDS

Senior Notes BRF 2024: On May 15, 2014, BRF completed international offerings of 10 year bonds in the aggregate amount of US$750,000 (the “USD Bonds”), which will mature on May 22, 2024 (“Senior Notes BRF 2024”), issued with a coupon (interest) of 4.75% p.a. (yield to maturity 4.952%), payable semi-annually beginning on November 22, 2014.

From the total amount raised of Senior Notes BRF 2024, US$ 470,593 was used for settlement transaction denominated Tender Offer realized for the purpose to repurchase a portion of the debts of Sadia Overseas Bonds 2017 and BFF Notes 2020 (“existing bonds”).

In the execution of Tender Offer, BRF paid a premium in the amount of US$ 86,427 (equivalent to R$198,514) to the existing bondholders, which was recorded as financial expenses.

BFF Notes 2020: On January 28, 2010, BFF International Limited issued senior notes in the total value of US$750,000, whose notes are guaranteed by BRF, with a nominal interest rate of 7.25% p.a. and effective rate of 7.54% p.a. maturing on January 28, 2020. On June 20, 2013, the amount of US$120,718 of these senior notes was exchanged by Senior Notes BRF 2023 and on May 15, 2014, the amount of US$409,640 was repurchased with part of the proceeds obtained from the Senior Notes BRF 2024, and the remaining balance amounted to US$219,642 on June 30, 2014. For the year ended December 31, 2014, there was no change in the remaining balance.

Sadia Overseas Bonds 2017: In the total value of US$250,000, such bonds are guaranteed by BRF, with an interest rate of 6.88% p.a. and maturing on May 24, 2017. On June 20, 2013, the amount of US$29,282 of these senior notes was exchanged by Senior Notes BRF 2023 and on May 15, 2014, the amount of US$60,953 was repurchased with part of the proceeds obtained from Senior Notes BRF in 2024, and the remaining balance amounted to US$159.765 on June 30, 2014. For the year ended December 31, 2014, there was no change in the remaining balance.

Senior Notes BRF 2023: On May 15, 2013, BRF completed international offerings of (i) 10 year bonds in the aggregate amount of US$500,000 (the “USD Bonds”), which will mature on May 22, 2023 (“Senior Notes BRF 2023”), issued with a coupon (interest) of 3.95% per year (yield to maturity 4.135%), payable semi-annually beginning on November 22, 2013 and (ii) 5 year bonds in the aggregate amount of R$500,000 (the “BRL Bonds”) which will mature on May 22, 2018, issued with a coupon (interest) of 7.75% p.a. (yield to maturity 7.75%), payable semi-annually beginning as from November 22, 2013.

Senior Notes BRF2022: On June 6, 2012, BRF issued senior notes of US$500,000, with nominal interest rate of 5.88% p.a. and an effective rate of 6.00% p.a. maturing on June 6, 2022. On June 26, 2012 the Company reopened this transaction for an additional amount of R$ 250,000, with nominal interest rate of 5.88% p.a. and effective rate of 5.50% p.a.

20.5. OTHER SECURED DEBTS AND FINANCIAL LEASE

Industrial credit notes: The Company issue industrial credit notes, receiving from official funds, such as Fund for Worker Support (“FAT”), Constitutional Fund for Financing the Midwest (“FCO”) and Constitutional Fund for Financing the Northwest (“FNE”). The notes are paid on a monthly basis and have maturity dates between 2015 and 2023. These notes are secured by a pledge of machinery and equipment and real estate mortgages.

Financial lease: The Company entered into financial leases for acquisition of vehicles, which consists in the principal amount and interest paid in monthly installments.

20.6. SPECIAL PROGRAM ASSET RECOVERY (“PESA”) The Company has a loan facility obtained through the Special Program for Asset Recovery (“Programa Especial de Saneamento de Ativos”) promoted by the federal government and securitized by commercial financial institutions. Such loan facility is subject to the variations of the General Market Price Index (“IGPM”) plus interest of 4.90% p.a. The principal is payable in a single installment and the maturity date is 2020, being secured by endorsements and pledges of public debt securities (see note 16).

64	FINANCIAL STATEMENTS 2014

20.7. ROTATIVE CREDIT LINE (“REVOLVER CREDIT FACILITY”) With the purpose of improving its financial liquidity, the Company and its wholly-owned subsidiary BRF Global GmbH obtained a credit line Revolver Credit Facility (“Revolver Credit Facility”) in the amount of US$1,000,000, with a maturity date in May 2019, from a syndicate comprised of 28 banks. The transaction was structured to allow the Company to utilize the credit line at any time, during the contracted period. Until December 31, 2014, the Company did not use this credit facility.

20.8. LOANS AND FINANCING MATURITY SCHEDULE The maturity schedule of the loans and financing balances is as follow:
		Parent company	Consolidated
		12.31.14	12.31.14
	2015	2,601,022	2,738,903
	2016	268,616	347,487
	2017	483,290	946,906
	2018	1,044,846	1,345,901
	2019
	onwards	5,632,847	6,210,138
		10,030,621	11,589,335

20.9. GUARANTEES

		Parent company		Consolidated
	12.31.14	12.31.13	12.31.14	12.31.13
Total of loans and financing	10,030,621	7,675,301	11,589,335	10,181,190
Mortgage guarantees	1,102,742	1,278,353	1,102,742	1,278,353
Related to FINEM-BNDES	594,915	817,340	594,915	817,340
Related to FNE-BNB	293,529	335,395	293,529	335,395
Related to tax incentives and other	214,298	125,618	214,298	125,618

Statutory lien on assets acquired with financing	1,045	26,755	1,045	26,783
Related to FINEM-BNDES	648	1,203	648	1,203
Related to financial lease	397	25,552	397	25,580

The Company is the guarantor of a loan obtained by Instituto Sadia de Sustentabilidade from the BNDES. The loan was obtained with the purpose of allowing the implementation of biodigesters in the farms of the outgrowers which take part in the Company´s integration system, targeting the reduction of the emission of Greenhouse Gases. The value of these guarantees on December 31, 2014 totaled R$53,305 (R$61,060 as of December 31, 2013).

The Company is the guarantor of loans related to a special program, which aimed the local development of outgrowers in the central region of Brazil. The proceeds of such loans are utilized by the outgrowers is to improve farm conditions and will be paid by them in 10 years, taking as collateral the land and equipment acquired by the outgrowers through this program. The guarantee as of December 31, 2014 totaled R$280,136 (R$363,700 as of December 31, 2013).

On December 31, 2014, the Company contracted bank guarantees in the amount of R$2,048,340 (R$1,707,162 as of December 31, 2013). The variation occurred in this period is related to bank guarantees offered mainly in litigations involving the Company´s use of tax credits. These guarantees have an average cost of 0.90% p.a. (0.92% p.a. as of December 31, 2013).

20.10. COMMITMENTS

In the normal course of the business, the Company enters into agreements with third parties which are mainly related to the purchase of raw materials, such as corn and soymeal, where the agreed prices can be fixed or to be fixed. The Company enters into other agreements, such as electricity, packaging supplies and manufacturing activities. The amounts of the agreements on the date of these financial statements are set forth below:

Parent company and
Consolidated
12.31.14
2015	3,054,692
2016	697,757
2017	550,385
2018	523,430
2019 onwards	2,197,059
7,023,323

21. TRADE ACCOUNTS PAYABLE

		Parent company		Consolidated
	12.31.14	12.31.13	12.31.14	12.31.13
Domestic suppliers
Third parties	3,029,397	3,025,005	3,029,714	3,028,458
Related parties	18,795	12,033	18,795	12,033
	3,048,192	3,037,038	3,048,509	3,040,491

Foreign suppliers
Third parties	571,563	339,387	957,201	634,135
Related parties	608	1,604	-	79
	572,171	340,991	957,201	634,214

(-) Adjustment to present value	(28,383)	-	(28,383)	-
	3,591,980	3,378,029	3,977,327	3,674,705

In the year ended on December 31, 2014,	The information on accounts payable	30. The trade accounts payable to related
accounts payable to suppliers are 70 days.	involving related parties is presented in note	parties refer to transactions with associates
UP! and K&S in the Brazil.

22. OTHER FINANCIAL ASSETS AND LIABILITIES

		Parent company		Consolidated
	12.31.14	12.31.13	12.31.14	12.31.13
Derivative financial instruments
Financial instruments derivatives designated as cash flow
hedge
Assets
Non-deliverable forward (NDF)	9,749	801	9,749	801
Currency option contracts	3,160	2,683	3,160	2,683
Deliverable forwards contracts	933	1,518	933	1,518
	13,842	5,002	13,842	5,002
Liabilities
Non-deliverable forward (NDF)	(77,122)	(59,431)	(77,122)	(59,431)
Currency option contracts	(7,155)	(2,970)	(7,155)	(2,970)
Deliverable forwards contracts	(3,482)	(11,947)	(3,482)	(11,947)
Exchange rate contracts currency (Swap)	(119,388)	(237,111)	(157,975)	(275,865)
	(207,147)	(311,459)	(245,734)	(350,213)
Financial instruments derivatives designated as cash flow
hedge
Assets
Non-deliverable forward (NDF)	1,125	-	1,304	2,715
Live cattle forward contracts (see note 13.1)	27,955	-	27,955	-
Exchange rate contracts currency (Swap)	-	590	-	590
Dollar future contracts - BM&F Bovespa	-	3,247	-	3,247
Live cattle future contracts - BM&F Bovespa	-	18	-	18
	29,080	3,855	29,259	6,570
Liabilities
Non-deliverable forward (NDF)	-	-	(2,794)	(227)
Live cattle forward contracts (NFD)	-	(484)	-	(484)
Currency option contracts	-	(154)	-	(154)
Exchange rate contracts currency (Swap)	(3,216)	(6,104)	(3,216)	(6,104)
Dollar future contracts - BM&F Bovespa	(5,694)	-	(5,694)	-
	(8,910)	(6,742)	(11,704)	(6,969)
Current assets	42,922	8,857	43,101	11,572
Current liabilities	(216,057)	(318,201)	(257,438)	(357,182)

The collateral given in the transactions
presented above are disclosed in note 8.

66	FINANCIAL STATEMENTS 2014

23. LEASES

The Company is lessee in several contracts, which can be classified as operating or finance lease.

23.1. OPERATING LEASE

The minimum future payments of non-cancellable operating lease are presented below:

On, December 31, 2014, the payments of operating lease agreements recognized as expense in the year ended December 31, 2014 amounted to R$194,078 in the parent company and R$247,699 in the consolidated (R$249,902 in the parent company and R$283,082 in the consolidated as of December 31, 2013).

23.2. FINANCE LEASE

The Company enters into finance leases mainly for the acquisitions of machinery, equipment, vehicles, software and buildings, presented below:

	Parent company	Consolidated
	12.31.14	12.31.14
2015	169,332	169,357
2016	150,895	152,093
2017	127,593	128,791
2018	110,095	111,372
2019
onwards	226,598	226,598
	784,513	788,211

			Parent company		Consolidated
	Weighted average
	interest rate (p.a.) (1)	12.31.14	12.31.13	12.31.14	12.31.13
Cost
Machinery and equipment		23,666	75,475	32,010	86,512
Software		72,961	22,108	72,961	22,108
Vehicles		28,204	138,899	28,204	138,899
Buildings		128,659	113,732	128,659	113,732
		253,490	350,214	261,834	361,251

Accumulated depreciation
Machinery and equipment	18.45%	(8,306)	(17,776)	(16,613)	(26,953)
Software	20.00%	(48,298)	(8,914)	(48,298)	(8,914)
Vehicles	13.02%	(8,831)	(36,996)	(8,831)	(36,996)
Buildings	15.43%	(20,248)	(9,638)	(20,248)	(9,638)
		(85,683)	(73,324)	(93,990)	(82,501)
		167,807	276,890	167,844	278,750
(1) The period of depreciation of leased assets corresponds to the lowest of term of the contract and the useful life of the asset, as determined by CVM Deliberation Nº 645/10.

The minimum future payments required
for these finance leases are segregated as
follows, and were recorded in current and
non-current liabilities:

			Parent Company
			12.31.14
	Present value of		Minimum future
	minimum payments(1)	Interest	payments(2)
2015	63,743	24,743	88,486
2016	41,750	16,579	58,329
2017	24,497	10,006	34,503
2018	21,667	7,796	29,463
2019 onwards	92,356	60,338	152,694
	244,013	119,462	363,475

			Consolidated
			12.31.14
	Present value of		Minimum future
	minimum payments(1)	Interest	payments(2)
2015	63,810	24,766	88,576
2016	41,750	16,579	58,329
2017	24,497	10,006	34,503
2018	21,667	7,796	29,463
2019 onwards	92,473	60,363	152,836
	244,197	119,510	363,707
(1) Comprises the amount of R$407 related to financial lease of vehicles which are recorded as loans and financing.
(2) Comprises the amount of R$412 related to financial lease of vehicles which are recorded as loans and financing.

		Date		Quantity	Grant(1)	Price of converted share(1)
	Beginning of the			Outstanding	Fair value of the
Grant date	year	End of the year	Options granted	options	option	Granting date	Updated IPCA
Stock options to related to service
condition
05/03/10	05/02/11	05/02/15	1,540,011	80,833	7.77	23.44	30.49
05/02/11	05/01/12	05/01/16	2,463,525	401,941	11.36	30.85	37.67
05/02/12	05/01/13	05/01/17	3,708,071	959,059	7.82	34.95	40.60
05/02/13	05/01/14	05/01/18	3,490,201	1,487,865	11.88	46.86	51.12
04/04/14	04/03/15	04/03/19	1,552,564	1,332,113	12.56	44.48	45.66
05/02/14	05/01/15	05/01/19	1,610,450	1,426,321	14.11	47.98	49.25
12/18/14	12/17/15	12/17/19	5,702,714	5,702,714	14.58	63.49	63.49
			20,067,536	11,390,846
(1) Values expressed in Brazilian Reais

The contract terms for both modalities, with respect to renewal, adjustment and purchase option, are according to market practices. In addition, there are no clauses of contingent payments or restrictions on dividends distribution, payments of interest on shareholders’ equity or obtaining debt.

24. SHARE BASED PAYMENT

The Company grants to its directors and executive managers the stock option plan, consisting of two instruments: (i) stock option plan and (ii) additional stock option plan, which is optional and the executives can use a portion of their profit-sharing amounts. The basis of the vesting conditions will be the attainment of effective results and appreciation of the Company’s business.

The plan includes shares issued by the Company up to the limit of 2.5% of the total stock, and its purpose is to: (i) attract, retain and motivate the beneficiaries, (ii) add value for shareholders, and (iii) encourage the view of entrepreneur of the business.

The plan is managed by the Board of Directors, within the limits established by the general guidelines of the plan and applicable legislation.

The exercise price of the options is determined by the Board of Directors and is equivalent to the average amount of the closing price of the share at the last twenty trading sessions of the BM&FBOVESPA, prior to the grant date, updated monthly by the variation of the Amplified Consumer Price Index (“IPCA”) between the grant date and the month prior to the option exercise notice by the beneficiary.

The vesting period ranges from 1 to 3 years and will observe the following deadlines from the grant date of the option:

• up to 1/3 of the total options may be exercised after one year;

• up to 2/3 of the total options may be exercised after two years; and

• all the options may be exercised after three years.

After the vesting period and within no more than five years from the grant date, the beneficiary is no longer entitled to the right to the unexercised options. To satisfy the exercise of the options, the Company may issue new shares or use shares held in treasury.

At the Extraordinary General Meeting of Abril 03, 2014, was approved by shareholders the stock option plan conditioned to performance, for which were granted 1,251,238 options. On September 30, 2014, by decision of the Board of Directors, such grants were canceled with no effect on the financial statements for the year ended on December 31, 2014.

The breakdown of the outstanding granted options is presented as follows:

68	FINANCIAL STATEMENTS 2014

The rollforward of the outstanding granted				12.31.14

These plans are managed by BRF Previdência a pension fund entity of non-economic nature and non-profit, through its Deliberative Board which is responsible for define pension premises and policies, as well as establish fundamentals guidelines and organization, operation and management rules. The Deliberative Board is composed of representatives from the sponsor and participants, the proportion of 2/3 and 1/3 respectively.

a. Defined benefit plans
Plan I and II are defined as variable contribution, structured as defined contribution during the accumulation of mathematics provisions with option to change the account balance to be applicable in lifetime monthly income on the grant date benefit. Main actuarial risks related are (i) survival time over expected in the mortality tables and (ii) real return on equity below the real discount rate.

Main purpose of FAF plan is to supplement the benefit paid by the Brazilian Social Security (“INSS – Instituto Nacional de Securidade Social”), calculated proportionally according to the length of service performed and in line with the type of retirement. Main actuarial risks related are (i) survival time over expected in the mortality tables (ii) turnover lower than expected, (iii) salary growth higher than expected, (iv) actual return on assets below the actual discount rate, (v) amendment of the rules of social security and actual family composition of the retired employee or executive different from the established assumption.

In plans I and II, the contributions are made on a 1 to 1 basis (the contributions of the sponsor are equal to the basic contributions of the participants). In the Plan FAF, the contribution is made through a percentage actuarially defined for the participant and the sponsor. The actuarial calculations of the plans managed by BRF Previdência are made by independent actuaries, on a yearly basis, according to the rules in force.

In case of a deficit result in plans, it must be supported by the sponsor, participants and beneficiaries, in the proportion between their contributions.

options for the year ended December 31, 2014		Expected maturity of the
is presented as follows:		option:
		Exercise in the 1st year		3.0 years
	Consolidated	Exercise in the 2nd year		3.5 years
		Exercise in the 3rd year		4.0 years
Quantity of outstanding
options as of December 31,		Risk-free interest rate		5.18%
2013	6,932,434	Volatility		29.45%
Issued - grant of 2014	10,116,966	Expected dividends over
Exercised:		shares		1.26%
Grant of 2013	(400,216)	Expected inflation rate		5.92%
Grant of 2012	(959,596)
Grant of 2011	(820,931)

24.2. EXPECTED PERIOD
The expected period is that in which it is believed that the options will be exercised and was determined under the assumption that the beneficiaries will exercise their options at the limit of the maturity period.

24.3. RISK-FREE INTEREST RATE
The Company uses as risk-free interest rate the National Treasury Bond (“NTN-B”) available on the date of calculation and with maturity equivalent to the terms of the option.

24.4. VOLATILITY
The estimated volatility took into account the weighting of the trading history of the Company’s shares.

24.5. EXPECTED DIVIDENDS
The percentage of dividends used is based on the average payment of dividends per share in relation to the market value of the shares for the past four years.

24.6. EXPECTED INFLATION RATE
The expected average inflation rate is based on estimated IPCA by Central Bank of Brazil, considering the remaining average terms of the option.

25. PENSION AND OTHER POST- EMPLOYMENT PLANS

25.1. PENSION PLANS
The Company sponsors pension plans for its employees and executives as presented below:

Grant of 2010	(415,867)
Cancelled:
Grant of 2014
(performance)	(1,251,238)
Grant of 2014	(404,580)
Grant of 2013	(864,472)
Grant of 2012	(430,759)
Grant of 2011	(110,895)
Quantity of outstanding options as of December 31, 2014	11,390,846

The weighted average exercise prices of the outstanding options is R$54.93 (fifty four Brazilian Reais and ninety three cents), and the weighted average of the remaining contractual term is 51 months.

The Company records as capital reserve in shareholders’ equity the fair value of the options in the amount of R$92,898 (R$72,225 as of December 31, 2013). In the statement of income in the year ended December 31, 2014 the amount recognized as expense was R$20,673 (R$26,761 as of December 31, 2013).

During the year ended December 31, 2014 the Company’s executives exercised 2,596,610 shares, with an average price of R$38.42 (thirty eight Brazilian Reais and forty two cents) totaling R$99,765. In order to comply with this commitment, the Company utilized treasury shares with an acquisition cost of R$47.54 (forty seven Brazilian Reais and fifty four cents), totaling R$123,447, recording a gain in the amount of R$23,682 as capital reserve.

24.1. FAIR VALUE MEASUREMENT

The weighted average fair value of options outstanding as of December 31, 2014 was R$13.20 (thirteen Brazilian Reais and twenty cents) (R$10.11 as of December 31, 2013). The fair value of the stock options was measured using the Black-Scholes pricing model, based on the following assumptions:

		Plan	Modality	Adhesions
		Plan I	Variable
			Contribution	Closed
		Plan II	Variable
			Contribution	Closed
		Plan III	Defined
			Contribution	Open
		FAF	Defined Benefit Closed

				Consolidated
		FAF		Plan I and II
	12.31.14	12.31.13	12.31.14	12.31.13
Assets and liabilities composition
Present value of actuarial liabilities	1,644,567	1,407,960	13,283	11,046
Fair value of assets	(2,385,220)	(2,219,315)	(21,971)	(18,477)
(Surplus) Deficit	(740,653)	(811,355)	(8,688)	(7,431)
Irrecoverable (surplus) deficit - impact on asset limit	740,653	811,355	3,164	2,959
Net (Assets) Liabilities	-	-	(5,524)	(4,472)

Rollforward of irrecoverable surplus
Beginning balance of irrecoverable surplus	811,355	222,140	2,959	-
Interest on irrecoverable surplus	101,338	19,282	369	-
Changes in irrecoverable surplus during the period	(172,040)	569,933	(164)	2,959
Ending balance of irrecoverable surplus	740,653	811,355	3,164	2,959

Changes in actuarial obligation
Beginning balance of the present value of the actuarial obligation	1,407,960	1,916,445	11,046	14,145
Interest on actuarial obligations	169,862	163,103	1,320	1,171
Current service cost	16,782	42,560	-	-
Benefit paid	(80,399)	(70,690)	(1,077)	(861)
Actuarial (gains) losses - experience	11,334	(69,412)	1,073	300
Actuarial losses - hypothesis	119,028	(574,046)	921	(3,709)
Ending balance of actuarial obligation	1,644,567	1,407,960	13,283	11,046

Rollforward of assets fair value
Beginning balance of the fair value of plan assets	(2,219,315)	(2,138,585)	(18,477)	(11,182)
Interest income on assets plan	(271,200)	(182,385)	(2,245)	(918)
Benefit paid	80,399	70,690	1,077	861
Contributions paid by the Company	(407)	-	-	-
Return on assets higher (lower) than projection	25,303	30,965	(2,326)	(7,238)
Ending balance of assets fair value	(2,385,220)	(2,219,315)	(21,971)	(18,477)

Rollforward of comprehensive income
Beginning balance	42,560	29,049	7,688	(2,963)
Reversion to statement of income	(42,560)	(29,049)	(7,688)	2,963
Actuarial gains (losses)	(130,362)	643,458	(1,994)	3,409
Return on assets higher (lower) than projection	(25,303)	(30,965)	2,326	7,238
Changes on irrecoverable surplus	172,040	(569,933)	164	(2,959)
Ending balance of comprehensive income	16,375	42,560	496	7,688

Costs recognized in statement of income
Current service costs	(16,782)	(42,560)	-	-
Interest on actuarial obligations	(169,862)	(163,103)	(1,320)	(1,171)
Projected return on assets	271,200	182,385	2,245	918
Interest on irrecoverable surplus	(101,338)	(19,282)	(369)	-
Costs recognized in statement of income	(16,782)	(42,560)	556	(253)

Estimated costs for the next period
Costs of defined benefit	(27,827)	(16,782)	633	556
Estimated costs for the next period	(27,827)	(16,782)	633	556

b. Defined contribution plan

Plan III is a defined contribution plan, where contributions are known and the benefit amount depends directly on the contributions made by participants and sponsors, time of contribution and of the result obtained through investment of contributions. The contributions are made on a 1 to 1 basis (the contributions of the sponsor are equal to the basic contributions of the participants) and that may vary from 0.7% to 7.0% according to the salary range of the participant. The contributions made by the Company in the years ended December 31, 2014 and December 31, 2013 are amounted R$5,087 and R$4,445 respectively.On December 31, 2014, the plan has 13,362 participants (7,442 participants as of December 31, 2013).

If plans I, II and III participants end the employment relationship with the sponsor, the balance formed by the contributions of the sponsor not used for the payment of benefits, will form a fund of overage of contributions that may be used to compensate the future contributions of the sponsor.

c. Rollforward of defined benefit plans The assets and actuarial liabilities are presented below:

70	FINANCIAL STATEMENTS 2014

d. Actuarial assumptions and demographic
data
The main actuarial assumptions and
demographic data used in the actuarial
calculations are summarized below:

				Consolidated
		FAF		Plan I e II
	12.31.14	12.31.13	12.31.14	12.31.13
Actuarial assumptions
Economic hypothesis
Discount rate	11.45%	12.49%	11.45%	12.47%
Projected return on assets	11.45%	12.49%	11.45%	12.47%
Inflation rate	5.20%	5.40%	5.20%	5.40%
Wage growth rate	6.25%	6.98%	N/A	N/A

Demographic hypothesis
Schedule of mortality	AT-2000	AT-2000	AT-2000	AT-2000
Schedule of disabled mortality	IAPC	IAPC	IAPC	IAPC

Demographic data
Number of active participants	9,431	10,103	-	-
Number of participants in direct proportional benefit	22	104	-	-
Number of assisted beneficiary participants	5,502	5,230	53	51

e. Composition of the investment portfolios
The composition of the investment portfolios
is presented below:

				FAF				Plans I and II
		12.31.14		12.31.13		12.31.14		12.31.13
Composition of the fund's
portfolio:
Fixed income	1,717,359	72.0%	1,551,301	69.9%	18,676	85.0%	13,599	73.6%
Variable income	360,168	15.1%	348,432	15.7%	3,066	14.0%	4,231	22.9%
Real estate	179,369	7.5%	210,835	9.5%	-	-	-	-
Structured investments	113,536	4.8%	95,431	4.3%	229	1.0%	647	3.5%
Transactions with
participants	14,788	0.6%	13,316	0.6%	-	-	-	-
	2,385,220	100.0%	2,219,315	100.0%	21,971	100.0%	18,477	100.0%

% of nominal return on
assets	11.63%		6.45%		11.66%		0.12%

f. Forecast and average term of payments of		FAF	Plans I and II
obligations	Payments in:
The following amounts represent the	2015	89,215	1,040
expected benefit payments for future years	2016	96,738	1,090
(10 years) and the average duration of the	2017	103,888	1,144
plan obligations:	2018	111,755	1,197
	2019	121,659	1,253
	2020 to 2024	779,452	7,152
	Weighted average
	duration - in years	12.50	11.37

g. Sensibility analysis of defined benefit	the relevant assumptions of defined benefit
plan - FAF	plan – FAF on December 31, 2014 is presented
The quantitative sensibility analysis regarding	below:

	Assumptions		Variation of 1%	Variation of actuarial liabilities
Significant hypothesis	utilized	Increase	Decrease	Increase	Decrease
Benefit plan - FAF
Discount rate	11.45%	12.50%	10.40%	(183,353)	225,565
Wage growth rate	6.25%	7.30%	5.20%	74,274	(54,541)

25.2. POST-EMPLOYMENT PLANS: DESCRIPTION AND CHARACTERISTICS OF BENEFITS AND ASSOCIATED RISKS

b. Medical Plan

The Company offers to the retired employee according to the Law No. 9.656 a medical plan with fixed contribution, which guarantees to the retired employee that contributed to the health plan by reason of employment relationship, for at least 10 years, the right of maintenance as beneficiary, on the same conditions of coverage enjoyed when the employment contract was in force. Main actuarial risks related are (i) survival time over expected in the mortality tables (ii) turnover lower than expected and (iii) medical costs growth higher than expected.

c. Award for length of service

The Company usually rewards employees that attain at least 10 years of services rendered and subsequently every 5 years, with an additional remuneration ranges from 1 to 5 current salaries at the date of the event. Main actuarial risks related are (i) survival time over expected in the mortality tables (ii) turnover lower than expected and (iii) medical costs growth higher than expected.

d. Retirement compensation

On retirement, employees with over 10 years of service to the Company are eligible for additional compensation of 1 to 2 current wages in force at the time of retirement. Main actuarial risks related are (i) survival time higher than expected in the mortality tables (ii) turnover lower than expected and (iii) medical costs growth higher than expected

e. Life insurance

The Company offers life insurance benefit to the employees who, at the time of their termination, are retired and during the employment contract opted for the insurance. For the employees with 10-20 years of service, the maintenance period of insurance is 2 years, from 21 years of service, the period is 3 years. Main actuarial risks related are (i) survival time higher than expected in the mortality tables (ii) turnover lower than expected and (iii) salary growth higher than expected.

f. Rollforward of post-employment plans

The rollforward of actaurial liabilities related to other benefits, prepared based on an actuarial report, are as follow:

	Parent company and
		Consolidated
		Liabilities
	12.31.14	12.31.13
Medical
assistance	115,666	115,478
Penalty F.G.T.S. (1)	124,461	112,023
Reward for
working time	48,288	41,421
Other	25,655	22,341
	314,070	291,263

Current	56,096	49,027
Non-current	257,974	242,236
(1) FGTS – Government Severance Indemnity Fund for Employees

The Company offers the following post-employment plans in addition to the pension plans, which are measured by actuarial calculation and recognized in the financial statement.

a. F.G.T.S. penalty

As settled by the Regional Labor Court (“TRT”) on April 20, 2007, retirement does not affect the employment contract between the Company and its employees. The benefit paid is equivalent to 50% of F.G.T.S being 40% corresponding to a penalty and 10% of social contribution. Main actuarial risks related are (i) survival time over expected in the mortality tables (ii) turnover lower than expected and (iii) salary growth higher than expected.

72	FINANCIAL STATEMENTS 2014

								Consolidated
						Award for
				F.G.T.S.		length of
		Medical plan		penalty		service		Others (1)
	12.31.14	12.31.13	12.31.14	12.31.13	12.31.14	12.31.13	12.31.14	12.31.13
Composition of actuarial
liabilities
Present value of actuarial
liabilities	115,666	115,478	124,461	112,023	48,288	41,421	25,655	22,341
Net liabilities	115,666	115,478	124,461	112,023	48,288	41,421	25,655	22,341

Rollforward of present
value of actuarial liabilities
Beginning balance of net
liabilities	115,478	72,520	112,023	150,715	41,421	40,483	22,341	20,230
Interest on actuarial
liabilities	14,128	6,292	11,760	11,067	4,497	2,682	2,481	1,523
Current service costs	505	376	6,023	8,763	1,931	2,677	1,040	822
Past service costs - changes
in plan	-	(6,080)	-	-	-	-	(37)	7,433
Past service costs -
decrease of plan	-	-	(1,009)	-	(66)	-	(127)	-
Benefits paid directly by
the Company	(4,062)	(3,817)	(7,579)	(6,197)	(10,079)	(7,019)	(3,747)	(2,907)
Actuarial (gains) losses	(22,406)	105,356	1,931	6,192	10,952	5,245	3,157	2,446
Actuarial (gains) losses -
demographic hypotesis	(103)	(6,794)	(3,108)	(22,508)	(1,333)	3,804	(547)	(525)
Actuarial (gains) losses -
economic hypothesis	12,126	(52,375)	4,420	(36,009)	965	(6,451)	1,094	(6,681)
Ending balance of net
liabilities	115,666	115,478	124,461	112,023	48,288	41,421	25,655	22,341

Rollforward of assets plan
Benefits paid directly by
the Company	4,062	3,817	7,579	6,197	10,079	7,019	3,747	2,907
Contributions of the
sponsor	(4,062)	(3,817)	(7,579)	(6,197)	(10,079)	(7,019)	(3,747)	(2,907)
Ending balance of fair value
of assets plan	-	-	-	-	-	-	-	-

Rollforward of
comprehensive income
Beginning balance	(65,398)	(19,211)	72,025	19,700	(13,777)	(11,179)	(4,229)	(8,989)
Actuarial gains (losses)	10,383	(46,187)	(3,243)	52,325	(10,584)	(2,598)	(3,704)	4,760
Ending balance of
comprehensive income	(55,015)	(65,398)	68,782	72,025	(24,361)	(13,777)	(7,933)	(4,229)

Costs recognized in
statement of income
Interest on actuarial
liabilities	(14,128)	(6,292)	(11,760)	(11,067)	(4,497)	(2,682)	(2,481)	(1,523)
Current service costs	(505)	(376)	(6,023)	(8,763)	(1,931)	(2,677)	(1,040)	(822)
Past service costs	-	6,080	1,009	-	66	-	164	(7,433)
	(14,633)	(588)	(16,774)	(19,830)	(6,362)	(5,359)	(3,357)	(9,778)

Estimated costs for the next
period
Current service costs	(320)	(505)	(6,424)	(5,938)	(1,991)	(1,927)	(1,055)	(1,034)
Interest on actuarial
liabilities	(13,027)	(14,128)	(12,121)	(11,810)	(4,722)	(4,478)	(2,629)	(2,472)
	(13,347)	(14,633)	(18,545)	(17,748)	(6,713)	(6,405)	(3,684)	(3,506)
(1) Considers the sums of the retirement compensation and life insurance benefits.

g. Actuarial assumptions and demographic	The main actuarial assumptions and
data	demographic data used in the actuarial
calculations are summarized below:

								Consolidated
		Medical plan		F.G.T.S. penalty	Award for length of service			Others(1)
Actuarial premises	12.31.14	12.31.13	12.31.14	12.31.13	12.31.14	12.31.13	12.31.14	12.31.13
Economic hypothesis
Discount rate	11.49%	12.49%	11.27%	12.27%	11.27%	12.03%	11.44%	12.49%
Inflation rate	5.20%	5.40%	5.20%	5.40%	5.20%	5.40%	5.20%	5.40%
Medical inflation	8.36%	8.56%	N/A	N/A	N/A	N/A	N/A	N/A
Wage growth rate	N/A	N/A	6.78%	6.98%	6.78%	6.98%	6.78%	6.98%

		Medical plan		Other benefits
Actuarial premises	12.31.14	12.31.13	12.31.14	12.31.13
Demographic hypothesis
Schedule of mortality	AT-2000	AT-2000	AT-2000	AT-2000
Schedule of disabled	RRB-1944	RRB-1944	RRB-1944	RRB-1944
Schedule of disabled mortality	IAPC	IAPC	IAPC	IAPC
Schedule of turnover - BRF's historical	2014	2013	2014	2013
Demoraphic data
Number of active participants	1,558	2,941	102,534	110,201
Number of assisted beneficiary
participants	847	649	-	-
(1) Includes retirement compensation and life insurance benefits.

h. Forecast and average duration of	(10 years), from the obligation of benefits
payments of obligations	granted and the average duration of the plan
The following amounts represent the	obligations:
expected benefit payments for future years

			Award for length
Payments	Medical plan	F.G.T.S. penalty	of service	Others	Total
2015	4,585	33,819	12,776	4,916	56,096
2016	4,986	9,910	6,746	2,061	23,703
2017	5,503	13,953	7,060	2,723	29,239
2018	6,069	16,513	5,146	2,617	30,345
2019	6,730	19,678	5,391	2,911	34,710
2020 to 2024	44,775	146,403	31,603	19,183	241,964

Weighted average duration - in years	16.91	5.84	5.41	7.44	7.83

i. Sensibility analysis of post-employment	regarding the relevant assumptions of the
plans	plans on December 31, 2014, is presented
The Company made the sensibility analysis	below:

	Assumptions		Variation of 1%			Variation of actuarial liabilities
Significant hypothesis	utilized	Increase	Decrease	Increase	%	Decrease	%
Medical plan
Discount rate	11.49%	12.49%	10.49%	(15,181)	-12.90%	19,139	16.50%
Medical inflation	8.36%	9.36%	7.36%	19,044	16.50%	(15,314)	-13.20%
Turnover	Historical	+3,00%	-3,00%	(798)	-0.90%	1,035	0.90%

F.G.T.S. penalty
Discount rate	11.27%	12.27%	10.27%	(5,114)	-4.40%	5,642	4.90%
Wage growth rate	6.78%	7.78%	5.78%	1,016	0.90%	(947)	-0.80%
Turnover	Historical	+3,00%	-3,00%	(17,100)	-14.80%	23,304	20.10%

74	FINANCIAL STATEMENTS 2014

26. PROVISION FOR TAX, CIVIL AND LABOR RISKS

The Company and its subsidiaries are involved in certain legal proceedings arising from the normal course of business, which include civil, administrative, tax, social security and labor claims.

The Company classifies the risk of unfavorable decisions in the legal proceedings as “probable”, “possible” or “remote”. The provisions recorded relating to such proceedings is determined by the Company’s management, based on legal advice and reasonably reflect the estimated probable losses.

The Company’s management believes that its provision for tax, civil and labor risks, accounted for according to CVM Deliberation Nº 594/09 is sufficient to cover estimated losses related to its legal proceedings, as presented below:

26.1. Contingencies for probable losses
The rollforward of the provisions for tax, civil and labor risks is summarized below:

							Parent company
						Price index
		12.31.13	Additions	Reversals	Payments	update	12.31.14
Tax		137,098	124,586	(36,509)	(48,272)	67,480	244,383
Labor		261,784	267,866	(99,211)	(161,871)	46,689	315,257
Civil, commercial and other		45,980	77,164	(24,781)	(49,302)	8,275	57,336
Contingent liabilities		543,205	-	(7,099)	-	-	536,106
		988,067	469,616	(167,600)	(259,445)	122,444	1,153,082

Current		233,435					233,636
Non-current		754,632					919,446

							Consolidated
					Price index	Exchange rate
	12.31.13	Additions	Reversals	Payments	update	variation	12.31.14
Tax	141,478	130,169	(37,978)	(48,272)	67,480	(500)	252,377
Labor	276,128	272,257	(101,198)	(161,871)	46,692	(1,584)	330,424
Civil, commercial and other	48,257	77,164	(26,683)	(49,302)	8,278	(355)	57,359
Contingent liabilities	553,435	-	(7,099)	-	-	(763)	545,573
	1,019,298	479,590	(172,958)	(259,445)	122,450	(3,202)	1,185,733

Current	243,939						242,974
Non-current	775,359						942,759

26.1.1. Tax

The tax contingencies consolidated and classified as probable losses relate to the following main legal proceedings:

Income tax and social contribution: The Company recorded a provision of R$7,882 (R$5,949 as of December 31, 2013) refers to various claims.

ICMS: The Company is involved in administrative and judicial tax disputes associated to the register and/or maintenance of ICMS tax credits on certain transactions, such as exports, acquisition of consumption materials and monetary correction. The provision amounts to R$96,362 (R$18,696 as of December 31, 2013).

PIS and COFINS: The Company discusses the use of certain tax credits arising from the acquisition of raw materials to offset federal taxes, which amount is R$78,894 (R$76,105 as of December 31, 2013).

Other tax contingencies: The Company recorded other provisions for tax claims related to payment of social security contributions (SAT, INCRA, FUNRURAL, Education Salary), as well as tax debts arising from differences of accessory obligations, duties, including legal fees and others, totaling a provision of R$54,290 (R$36,470 as of December 31, 2013).

26.1.2. Labor

The Company is defendant in several labor claims, mainly related to overtime and salary inflation adjustments for periods prior to the introduction of the Brazilian Real, illnesses allegedly contracted at work and work-related injuries and others. The labor suits are mainly in the lower courts, and for the majority of the cases a decision for the dismissal of the claims has been granted. None of these labor claims is individually significant. The Company recorded a provision based on past history of payments. Based on the opinion of the Company’s management and external legal counsel, the provision is sufficient to cover estimated losses.

26.1.3. Civil, commercial and others

Civil contingencies are mainly related to claims relating to traffic accidents, moral and property damage, physical casualties and others. The legal actions are mostly in the lower courts, depending on confirmation or absence of the Company’s guilt.

26.2. Contingencies classified as a risk of possible loss

The Company is involved in other tax, civil, labor and social security contingencies, for which losses have been assessed as possible by management with the support from legal counsel and therefore no provision was recorded. On December 31, 2014 the total amount of the possible contingencies was R$9,268,519 (R$8,433,843 as of December 31, 2013).

26.2.1. Tax

Tax contingencies amounted to R$8,514,288 (R$7,945,012 as of December 31, 2013), from which R$530,106 (R$537,205 as of December 31, 2013) was recorded at fair value as a result of business combination with Sadia, Avex and Dánica group, according to the requirements of paragraph 23 of CVM Deliberation Nº 665/11.

The most relevant tax cases are set forth below:

Profits earned abroad: The Company was assessed by the Brazilian Internal Revenue Service for alleged underpayment of income tax and social contribution on profits earned by its subsidiaries located abroad, in a total amount of R$588,105 (R$742,745 as of December 31, 2013). Such amendment arises, in addition to the interest on the amount of debts litigated, cancellation of tax assessment (Case No. 16561.000122 / 2008-46) in the amount of R$ 258,018 in November 2014 through final decision of the Administrative Tax Appeals Council (“CARF”). The Company’s legal defense is based on the facts that the subsidiaries located abroad are subject exclusively to the full taxation in the countries in which they are based as a result of the treaties signed to avoid double taxation. The total profits earned abroad are disclosed in note 14.3.

Income Tax and Social Contribution: The Company is involved in administrative disputes associated to the use of tax losses, refunds and offset of income and social contribution tax credits against other federal tax debts, including credits arising from the Plano Verão legal dispute, in a total amount of R$482,873 (R$386,274 as of December 31, 2013).

ICMS: The Company is involved in the following disputes associated to the ICMS tax: (i) alleged undue ICMS tax credits generated by tax incentives granted by certain State tax authorities (“guerra fiscal”) in a total amount of R$1,963,122 (R$1,720,984 as of December 31, 2013); (ii) maintenance of ICMS tax credits on the acquisition of certain products with a reduced tax burden (“cesta básica”) in a total amount of R$522,000 (R$513,196 as of December 31, 2013); (iii) utilization of tax benefit deemed credits in a total amount of R$100,455 (R$142,982 as of December 31, 2013); and (iv) R$1,007,465 (R$949,540 as of December 31, 2013) related to other ICMS claims.

IPI: The Company discusses administratively the non-ratification of compensation of IPI credits resulting from purchases of exempted goods, sales to Manaus Free Zone and purchases of supplies of non-taxpayers with PIS and COFINS in the amount of R$546,225 (R$299,912 as of December, 2013).

IPI Premium Credits: The Company is involved in a judicial dispute related to the alleged undue offsetting of IPI Premium Credits against other federal taxes in a total amount of R$420,548 (R$401,248 as of December 31, 2013). The Company recorded and used the credits based on a final judicial decision.

PIS and COFINS: The Company is involved in administrative proceedings regarding the offsetting of credits against other federal tax debts, in the amount of R$2,572,291 (R$1,681,248 as of December 31, 2013).

Normative Instruction 86: The Company discusses administratively the imposition of separate fine due to absence of delivery magnetic file to the Brazilian Internal Revenue Service for the periods 2003 to 2005, for a total amount of R$219,355 (R$178,955 as of December 31, 2013). In the year ended December 31, 2014, the Company obtained a favorable decision issued by CARF, such legal proceedings was reclassified by our legal advices as remote risk of loss.

Social Security Taxes: The Company is involved in disputes related to social security taxes allegedly due on payments to service providers as well as joint responsibility with civil construction service providers and others in a total amount of R$113,307 (R$170,560 as of December 31, 2013).

Other Contingencies: The Company is involved in other tax contingencies including rural activity, transfer price, social contribution tax and others, totaling R$197,991 (R$187,552 as of December 31, 2013).

Additionally, management is disclosing the information related to the lawsuit in which the Company was included as co-responsible in a debt from Huaine Participações Ltda (former holding of Perdigão). In this lawsuit it is being discussed the inclusion of the Company in the liability from the tax execution in the amount of R$609,329 (R$595,945 as of December 31, 2013). BRF presented a guarantee to the debt, which was duly accepted by the judge and filed a motion to stay execution, which is awaiting judgment. The Company’s legal advisors classified the risk of losses as remote.

27. SHAREHOLDERS’ EQUITY

27.1. CAPITAL STOCK

On December 31, 2014, the capital subscribed and paid by the Company is R$12,553,418, which is composed of 872,473,246 book-entry shares of common stock without par value. The value of the capital stock is net of the public offering expenses of R$92,947.

The Company is authorized to increase the capital stock, irrespective of amendment to the bylaws, up to the limit of 1,000,000,000 common shares, in book-entry form without par value.

76	FINANCIAL STATEMENTS 2014

27.2. INTEREST ON SHAREHOLDERS’ EQUITY			27.5. SHAREHOLDERS’ REMUNERATION
AND DIVIDENDS
On February 14, 2014 the payment of							Parent company
R$365,013 was made related to the interest						12.31.14		12.31.13
on shareholders’ equity proposed by the			Net profit			2,225,036		1,062,430
Management on December 20, 2013 and			Legal reserve (5.00%)			(111,252)		(53,121)
approved in the Shareholders Ordinary			Dividends calculation base			2,113,784		1,009,309
Meeting on April 4, 2014.			Minimum mandatory dividend (25.00%)			528,446		252,327
			Remuneration of shareholders' exceeding
			the mandatory minimum			295,808		471,686
On June 18, 2014, the Board of Directors			Total remuneration of shareholders' in the year, as interest on shareholders' equity and dividends (R$86.489 in 2014)
approved the payment of R$361,000 related						824,254		724,013
to interest on shareholder’s equity settled on			Withholding income tax on interest on
August 15, 2014.			shareholders' equity			(64,176)		(60,551)
			Remuneration of shareholders', net of
			withholding income tax			760,078		663,462
On December 18, 2014, the Board of Directors
approved the payment of R$376,765 related			Percentage of gross remuneration on the
to interest on shareholder’s equity settled on			basis of calculation			38.99%		71.73%
February 13, 2015.			Earnings paid per share			0.94836		0.83154
			Payment of interest on shareholders'
			equity, paid in the year - gross of
27.3. BREAKDOWN OF CAPITAL STOCK BY			2014 withholding (R$30,532 income in 2013) tax of R$30,272 in			(361,000)		(359,000)
NATURE			Paid in the previous period - interest on
			shareholders' equity - gross withholding
			income tax of R$30,019 in 2013 (R$15,743
		Consolidated	in 2013)			(365,013)		(174,750)
	12.31.14	12.31.13	Paid in the previous period - Dividends			-		(45,300)
Common			Payments maid during in the year			(726,013)		(579,050)
shares	872,473,246	872,473,246	Total remuneration of shareholders'
Treasury			outstanding			463,254		365,013
shares	(5,188,897)	(1,785,507)	Withholding income tax on interest on
Outstanding			shareholders' equity			(33,904)		(30,019)
shares	867,284,349	870,687,739	Remaining amounts outstanding			1,559		1,683
			Interest on shareholders' equity
27.4. ROLLFORWARD OF OUTSTANDING SHARES			outstanding			430,909		336,677

		Consolidated	27.6. PROFIT DISTRIBUTION
Quantity of outstanding of shares
	12.31.14	12.31.13			Income appropriation		Reserve balances
Shares at the			Limit on
beggining of the
exercise	870,687,739	870,073,911	capital %		12.31.14	12.31.13	12.31.14	12.31.13
Purchase of			Gain actuarial FAF	-	(33,163)	55,443	-	-
treasury shares	(6,000,000)	(1,381,946)	Dividends	-	86,489	-	-	-
Sale of treasury			Interest on shareholdes' equity	-	737,765	724,013	-	-
shares	2,596,610	1,995,774	Legal reserve	20	111,252	53,121	384,619	273,367
Shares at the end
of the exercise	867,284,349	870,687,739	Capital increase reserve	20	451,640	121,800	1,274,251	822,611
			Reserve for expansion	80	730,684	-	1,901,433	1,170,749
			Reserve for tax incentives	-	140,369	121,180	385,522	245,153
			Reserve of retained profit
			- adjustment of CVM
			Deliberation No. 695/12	-	-	(13,127)	-	-
					2,225,036	1,062,430	3,945,825	2,511,880

Legal reserve: It is computed based on five percent (5%) of net profit of each fiscal year as specified in article 193 of Law No. 6,404/76, modified by Law No. 11,638/07, which shall not exceed twenty percent (20%) of the capital stock. On December 31, 2014, this reserve corresponds to 3.09% of capital stock (2.20% as of December 31, 2013).

Reserve for capital increase: it is calculated based on twenty percent (20%) towards the establishment of reserves for capital increase, which shall not exceed twenty percent (20%) of the capital stock. On December 31, 2014 this reserve corresponds to 10.23% of capital stock (6.66% as of December 31, 2013).

Reserve for expansion: Up to 50% (fifty per cent) for the constitution of the reserve for expansion. This reserve should not exceed 80% (eighty per cent) of the capital stock. On December 31, 2014 the balance of this reserve correspond to 15.26% of the capital stock (9.40% as of December 31, 2013).

Reserve for tax incentives: Constituted as specified in article 195-A of the Law No. 6,404/76, modified by Law No. 11,638/07, based on the amounts of government grants for investment.

27.7. TREASURY SHARES

The Company has 5,188,897 shares in treasury, with an average cost of R$58.76 (fifty eight Brazilian Reais and seventy six cents) per share, with a market value corresponding to R$326,745.

During the year ended December 31, 2014, the Company sold 2,596,610 treasury shares due to exercise of the stock options of the Company’s executives.

During the year ended December 31, 2014, as authorized by the Board of Directors, the Company acquired 6,000,000 shares of its own shares at a cost fo R$350,942, with the objective of maintenance of treasury shares for possible compliance with the provisions in the plans of options and additional stock option, both approved by tha special meeting of Board of Directors held on May 19, 2014 and annual meeting of the Board of Directors on September 25, 2014.

On December 18, 2014, the Board of Directors approved the repurchase of shares, between January 05, 2015 to April 03, 2015, issued by itself, with the objective of the treasure shares for eventual compliance maintenance with the provisions in the stock options plans and stock option.

27.8. BREAKDOWN OF THE CAPITAL BY OWNER

The shareholding position of the largest shareholders, management, members of the Board of Directors and Fiscal Council is presented below (unaudited):

		12.31.14		12.31.13
Shareholders	Quantity	%	Quantity	%
Major shareholders
Fundação Petrobrás de Seguridade Social - Petros (1)	108,933,497	12.49	105,530,869	12.10
Caixa de Previd. dos Func. Do Banco do Brasil (1)	100,282,352	11.49	106,946,152	12.26
Tarpon	91,529,085	10.49	68,667,090	7.87
BlackRock, Inc	43,444,596	4.98	42,485,050	4.87
Fundação Vale do Rio Doce de Seg. Social - Valia(1)	8,904,259	1.02	21,432,909	2.46
Fundação Sistel de Seguridade Social (1)	7,444,520	0.85	9,409,120	1.08
FAPES/BNDES	1,523,104	0.17	2,520,304	0.29
Management
Board of Directors	35,117,782	4.03	64,909,594	7.44
Executives	85,221	0.01	94,962	0.01
Treasury shares	5,188,897	0.59	1,785,507	0.20
Other	470,019,933	53.88	448,691,689	51.42
	872,473,246	100.00	872,473,246	100.00
(1) The pension funds are controlled by employees that participate in the respective entities.

The shareholding position of the shareholders
holding more than 5% of the voting capital is
presented below (unaudited):

		12.31.14		12.31.13
Shareholders	Quantity	%	Quantity	%
Fundação Petrobrás de Seguridade Social - Petros(1)	108,933,497	12.49	105,530,869	12.10
Caixa de Previd. dos Func. Do Banco do Brasil(1)	100,282,352	11.49	106,946,152	12.26
Tarpon	91,529,085	10.49	68,667,090	7.87
	300,744,934	34.47	281,144,111	32.23
Other	571,728,312	65.53	591,329,135	67.77
	872,473,246	100.00	872,473,246	100.00
(1) The pension funds are controlled by employees that participate in the respective entities.

The Company is bound to arbitration in the
Market Arbitration Chamber, as established by
the arbitration clause in its bylaws.

78	FINANCIAL STATEMENTS 2014

28. EARNINGS PER SHARE

		Parent company
Continued operations	12.31.14	12.31.13
Basic numerator
Net profit for the continued operations attributable to controlling shareholders	2,135,214	1,015,251

Basic denominator
Common shares	872,473,246	872,473,246
Weighted average number of outstanding shares - basic
(except treasury shares)	870,412,068	870,534,511
Net earnings per share basic - R$	2.45311	1.16624

Diluted numerator
Net profit for the continued operations attributable to controlling shareholders	2,135,214	1,015,251

Diluted denominator
Weighted average number of outstanding shares - basic
(except treasury shares)	870,412,068	870,534,511
Number of potential shares (stock options)	411,708	907,194
Weighted average number of outstanding shares - diluted	870,823,776	871,441,705
Net earnings per share diluted - R$	2.45195	1.16502

		Parent company
Discontinued operations	12.31.14	12.31.13
Basic numerator
Net profit for the discontinued operations attributable to controlling shareholders	89,822	47,179

Basic denominator
Common shares	872,473,246	872,473,246
Weighted average number of outstanding shares - basic
(except treasury shares)	870,412,068	870,534,511
Net earnings per share basic - R$	0.10319	0.05420

Diluted numerator
Net profit for the discontinued operations attributable to controlling shareholders	89,822	47,179

Diluted denominator
Weighted average number of outstanding shares - basic
(except treasury shares)	870,412,068	870,534,511
Number of potential shares (stock options)	411,708	907,194
Weighted average number of outstanding shares - diluted	870,823,776	871,441,705
Net earnings per share diluted - R$	0.10315	0.05414

		Parent company
	12.31.14	12.31.13
Basic numerator
Net profit for the exercise attributable to controlling shareholders	2,225,036	1,062,430

Basic denominator
Common shares	872,473,246	872,473,246
Weighted average number of outstanding shares - basic (except treasury shares)	870,412,068	870,534,511
Net earnings per share basic - R$	2.55630	1.22043

Diluted numerator
Net profit for the exercise attributable to controlling shareholders	2,225,036	1,062,430

Diluted denominator
Weighted average number of outstanding shares - basic (except treasury shares)	870,412,068	870,534,511
Number of potential shares (stock options)	411,708	907,194
Weighted average number of outstanding shares - diluted	870,823,776	871,441,705
Net earnings per share diluted - R$	2.55509	1.21916

On December 31, 2014, from the total of 11,390,846 stock options outstanding (6,932,434 as of December 31, 2013) granted to executives of the Company, 8,616,900 options (2,752,553 as of December 31, 2013) were not considered in the calculation of the diluted earnings per share due to the fact that the exercise price until the vesting period was higher than the average market price of the common shares during the period, so that they did not cause any dilution effect.

29. GOVERNMENT GRANTS

The Company has tax benefits related to ICMS for investments granted by the governments of states of Goiás, Pernambuco, Mato Grosso and Bahia. Such incentives are directly associated to the manufacturing facilities operations, job generation and to the economic and social development in the respective states.

On December 31, 2014, this incentive totaled R$140,369 (R$120,826 as of December 31, 2013) composing so, the Reserve for Tax Incentives account as set forth in the tax legislation.

30. RELATED PARTIES – PARENT COMPANY

As part of the Company’s operations, rights and obligations arise between related parties, resulting from transactions of purchase and sale of products, loans agreed on normal conditions of market for similar transactions, based on contracts.

All the relationships between the Company and its subsidiaries were disclosed irrespective of the existence or not of transactions between these parties.

All the transactions and balances among the companies were eliminated in the consolidation and refer to commercial and/or financial transactions.

30.1. TRANSACTIONS AND BALANCES

The balances of the opertion with the related parties are as follow:

			Dividends and interest on the
		Accounts receivable	shareholders’ equity receivable
	12.31.14	12.31.13	12.31.14	12.31.13

Avex S.A.	9,269	4,049	-	-
Avipal Centro Oeste S.A.	-	-	-	-
Avipal S.A. Construtora e Incorporadora	-	-	-	5
BFF International Ltd.	-	-	-	-
BRF Foods LLC	-	-	-	-
BRF Foods GmbH	8,484	-	-	-
BRF Global GmbH	2,773,388	1,898,754	-	-
Highline International Ltd.	-	-	-	-
K&S Alimentos S.A.	-	-	1,221(2)	16
Minerva S.A.	-	-	-	-
Nutrifont Alimentos S.A.	-	-	-	-
Perdigão Europe Ltd.	38,475	50,906	-	-
Perdigão International Ltd.	-	52,070	-	-
PSA Laboratório Veterinário Ltda.	-	-	630	2,980
Quickfood S.A.	20,226	3,404	-	-
Sadia Alimentos S.A.	12,366	14,721	-	-
Sadia Chile S.A.	22,550	24,125	-	-
Sadia Uruguay S.A.	4,728	3,144	-	-
UP! Alimentos Ltda.	1,622	1,059	9,027(2)	-
VIP S.A. Empreendimentos e Partic. Imob.	-	-	2,491	30,103
Wellax Foods Logistics C.P.A.S.U. Lda.	-	11,499	-	-
	2,891,108	2,063,731	13,369	33,104
(1) The amount corresponds to advances for export pre-payment.
(2) The consolidated balance is R$10,248 on December 31, 2014 (R$16 as of December 31,2013).

80	FINANCIAL STATEMENTS 2014

	Loan contracts	Trade accounts payable		Advance for future capital increase			Other rights	Other obligations
12.31.14	12.31.13	12.31.14	12.31.13	12.31.14	12.31.13	12.31.14	12.31.13	12.31.14	12.31.13

-	-	(608)	(1,028)	-	-	25,468	25,423	-	-
-	-	-	-	-	-	-	-	(38)	(38)
-	-	-	-	-	-	-	-	-	-
-	-	-	-	-	-	1,448	1,277	-	-
-	-	-	-	-	-	323	62	-	-
-	-	-	-	-	-	-	-	(571)	-
-	-	-	(3)	-	-	-	-	-	(670,414)(1)
(4,844)	(4,272)	-	-	-	-	-	-	-	-
-	-	(4,011)	-	-	-	2,643	-	-	-
-	-	-	-	-	-	-	-	(5,413)	-
-	-	-	-	-	-	428	291	-	-
-	-	-	-	-	-	-	-	-	-
(14,894)	(8,057)	-	-	-	-	9,735	1,820	(806,660)(1)	(1,340,352)(1)
-	-	-	-	100	100	-	-	-	(45)
-	-	-	-	-	-	-	-	(581)	-
-	-	-	(81)	-	-	-	-	-	-
-	-	-	(46)	-	-	-	-	-	-
-	-	-	(279)	-	-	-	-	-	-
-	-	(14,784)	(12,033)	-	-	4,328	3,590	-	-
-	-	-	-	-	-	-	6	-	-
-	-	-	(167)	-	-	225	-	-	(363,936)(1)
(19,738)	(12,329)	(19,403)	(13,637)	100	100	44,598	32,469	(813,263)	(2,374,785)

		Revenue	Financial results, net			Purchases
	12.31.14	12.31.13	12.31.14	12.31.13	12.31.14	12.31.13
Avex S.A.	5,220	4,140	-	-	(9,022)	(9,343)
BRF Foods GmbH	8,018	-	-	-	-	-
BRF Global GmbH	9,280,147	2,544,447	(19,841)	(1,831)	-	-
Establecimiento Levino Zaccardi y
Cia. S.A.	-	-	-	-	(1,517)	(3,864)
K & S Alimentos Ltda.	-	-	-	-	(117,174)	(93,731)
Nutrifont Alimentos S.A.	-	-	484	-	-	-
Perdigão Europe Ltd.	-	332,086	-	-	-	-
Perdigão International Ltd.	18,046	3,345,302	(50,304)	(67,533)	-	-
Quickfood S.A.	16,985	3,404	-	-	(12,905)	(10,385)
Sadia Alimentos S.A.	2,339	17,415	-	-	-	-
Sadia Chile S.A.	50,810	69,554	-	-	-	-
Sadia Uruguay S.A.	12,185	13,958	-	-	(181)	(666)
UP! Alimentos Ltda.	14,735	11,232	-	-	(191,750)	(172,182)
Wellax Foods Logistics C.P.A.S.U. Lda.	-	3,150,185	(5,305)	(43,238)	-	-
Galeazzi e Associados Consult. Serv.
Ltda.	-	-	-	-	(11,565)	(7,098)
Instituto de Desenvolvimento
Gerencial S.A.	-	-	-	-	(2,912)	-
	9,408,485	9,491,723	(74,966)	(112,602)	(347,026)	(297,269)

All companies presented in note 1.1 are controlled by BRF, except for UP! Alimentos Ltda, K&S, PP-Bio, PR-SAD, Minerva and Nutrifont, which are associates. During the year ended December 31, 2014, the Galeazzi and Associates consulting firm, which BRF has no equity interest, provided advisory services for strategic management and organizational restructuring.

The Company also recorded a liability in the amount of R$10,833 (R$13,228 as of December 31, 2013) related to the fair value of the guarantees offered to BNDES concerning a loan made by the Instituto Sadia de Sustentabilidade.

Due to the acquisition of biodigesters from Instituto Sadia de Sustentabilidade, as of December 31, 2014 the Company recorded a payable to this entity of R$39,173 included in other liabilities (R$47,832 as of December 31, 2013).

The Company entered into loans agreement with its subsidiaries. Below is a summary of the balances and rates charged for the transactions which corresponding balance is above R$10,000 at the balance sheet date:

Counterparty			Balance	Interest rate (p.a.)
Creditor	Debtor	Currency	12.31.14

BRF GmbH	BRF Global GmbH	US$	500,291	1.1%
Sadia Overseas Ltd.	BRF Global GmbH	US$	385,891	7.0%
BFF International Ltd.	BRF Global GmbH	US$	167,532	8.0%
Sadia International Ltd.	Wellax Food Comércio	US$	156,389	1.5%
Quickfood S.A.	Avex S.A.	AR$	137,472	25.0%
BRF GmbH	Plusfood Holland B.V.	EUR	120,324	3.0%
Perdigão International Ltd.	BRF Global GmbH	US$	99,020	0.9%
BRF GmbH	BRF Foods GmbH	US$	91,263	1.2%
Plusfood Holland B.V.	Plusfood B.V.	EUR	76,734	3.0%
BRF GmbH	BRF Foods LLC	US$	49,672	2.5%
Wellax Food Comércio	BRF GmbH	EUR	25,834	1.5%
Perdigão International Ltd.	BRF S.A.	US$	14,894	0.4%
BRF GmbH	BRF Global GmbH	EUR	13,235	1.5%
Plusfood Holland B.V.	BRF GmbH	EUR	12,901	1.5%

82	FINANCIAL STATEMENTS 2014

30.2. OTHER RELATED PARTIES

The Company leased properties owned by FAF. For the year ended December 31, 2014, the total amount paid as rent was R$6,166 (R$6,022 as of December 31, 2013). The rent value was set based on market conditions.

30.3. GRANTED GUARANTEES

All granted guarantees on behalf of related parties were disclosed in note 20.10.

30.4. MANAGEMENT REMUNERATION The management key personnel include the directors and officers, members of the executive committee and the head of internal audit. On December 31, 2014, there were 24 professionals (24 professionals as of December 31, 2013).

The total remuneration and benefits paid to
these professionals are demonstrated below:

		Consolidated
	12.31.14	12.31.13
Salary and profit
sharing	48,093	32,793
Short term benefits
of employees (1)	917	1,342
Private pension	387	-
Post-employment
benefits	168	166
Termination
benefits	28,411	1,881
Stock-based
payment	8,665	8,003
	86,641	44,185
(1) Comprises: Medical assistance, educational expenses and others.

31. NET SALES

		Parent company		Consolidated
	12.31.14	12.31.13	12.31.14	12.31.13
Gross sales
Domestic market (Brazil)	16,998,856	15,898,719	17,003,975	15,911,822
Foreign market (International)	10,385,534	11,201,066	13,925,919	13,860,319
Food service	1,980,009	1,764,358	2,016,743	1,856,145
	29,364,399	28,864,143	32,946,637	31,628,286

Sales deductions
Domestic market (Brazil)	(3,068,987)	(2,861,959)	(3,069,271)	(2,862,232)
Foreign market (International)	(107,924)	(106,407)	(601,101)	(728,711)
Food service	(253,353)	(228,458)	(269,422)	(249,866)
	(3,430,264)	(3,196,824)	(3,939,794)	(3,840,809)

Net sales
Domestic market (Brazil)	13,929,869	13,036,760	13,934,704	13,049,590
Foreign market (International)	10,277,610	11,094,659	13,324,818	13,131,608
Food service	1,726,656	1,535,900	1,747,321	1,606,279
	25,934,135	25,667,319	29,006,843	27,787,477

32. RESEARCH AND DEVELOPMENT
COSTS

Consist of expenditures on internal research
and development of new products which are
recognized when incurred. The amounted to
R$192,786 for year ended December 31, 2014
in the parent company and the consolidated
(R$68,586 as of December 31, 2013 in the
parent company and the consolidated).

33. OTHER OPERATING INCOME
(EXPENSES), NET

		Parent company		Consolidated
	12.31.14	12.31.13	12.31.14	12.31.13
Income
Net income on exchange of Minerva stock	179,268	-	179,268	-
Net income from the disposal of property, plant and
equipment	103,291	-	111,410	-
Recovery of expenses	44,364	37,319	63,773	44,892
Gain on business combination	-	-	24,963	-
Provision reversal	6,317	8,270	6,317	8,270
Other(1)	76,395	24,936	96,613	28,923
	409,635	70,525	482,344	82,085

Expenses
Employees profit sharing	(324,002)	(130,540)	(356,495)	(137,785)
Restructuring (2)	(119,735)	(98,062)	(214,737)	(103,880)
Provision for tax risks	(91,152)	(37,196)	(91,219)	(35,599)
Provision for civil and labor risks	(71,611)	(37,431)	(72,354)	(37,431)
Idleness costs (3)	(31,883)	(52,793)	(54,116)	(52,879)
Other employees benefits	(33,439)	(32,545)	(33,439)	(32,545)
Stock options plan	(20,673)	(26,761)	(20,673)	(26,761)
Management profit sharing	(13,863)	(17,712)	(14,159)	(17,712)
Net losses from the disposal of property, plant and
equipment	-	(21,565)	-	(14,126)
Other	(42,020)	(35,705)	(63,262)	(81,482)
	(748,378)	(490,310)	(920,454)	(540,200)
	(338,743)	(419,785)	(438,110)	(458,115)
(1) Includes the amount arising of R$27,562 related to success in the lawsuit compulsory loan Eletrobrás.
(2) Includes amounts arising from the review of the administrative and operational structure.
(3) Idleness cost includes depreciation expense in the amount of R$23,431 and R$30,323 for the year ended December 31, 2014 and December 31, 2013, respectively.

34. FINANCIAL INCOME
(EXPENSES), NET

		Parent company		Consolidated
	12.31.14	12.31.13	12.31.14	12.31.13
Financial income
Exchange rate variation on assets	369,733	303,558	694,353	161,209
Exchange rate variation on marketable securities	25,358	25,748	287,232	-
Interest on assets	243,862	114,948	251,015	133,823
Gains on the translation of foreign investments(1)	-	-	126,726	382,219
Interest on cash and cash equivalents	76,686	27,276	97,280	33,024
Interests on financial assets classified as
Held for trading	27,802	15,842	27,902	16,621
Held to maturity	22,069	19,586	22,069	23,533
Available for sale	391	75	10,314	23,973
Gains on derivative transactions	-	-	46,260	-
Others	14,465	35,822	17,605	42,894
	780,366	542,855	1,580,756	817,296
Financial expenses
Exchange rate variation on loans and financing	(645,879)	(312,579)	(648,022)	(316,762)
Interest on loans and financing	(482,266)	(391,733)	(645,052)	(567,382)
Exchange rate variation on other liabilities	(123,869)	(334,485)	(582,844)	(323,559)
Premium paid for the repurchase (Tender Offer)	-	-	(198,514)	-
Interest on liabilities	(172,626)	(134,768)	(179,863)	(170,887)
Adjustment to present value	(157,918)	-	(154,359)	-
Losses on derivative transactions	(8,046)	(39,754)	-	(72,370)
Interest expenses on loans to related parties	(74,694)	(111,237)	-	-
Others	(89,709)	(82,215)	(162,800)	(113,872)
	(1,755,007)	(1,406,771)	(2,571,454)	(1,564,832)
	(974,641)	(863,916)	(990,698)	(747,536)
(1) Refers to investments in subsidiaries whose functional currency is Real.

84	FINANCIAL STATEMENTS 2014

35. STATEMENT OF INCOME BY
NATURE

The Company has chosen to disclose its
statement of income by function and thus
presents below the details by nature:

		Parent company		Consolidated
	12.31.14	12.31.13	12.31.14	12.31.13
Costs of sales
Costs of goods	13,400,201	14,095,006	14,632,935	14,998,447
Depreciation	999,659	927,441	1,019,374	952,383
Amortization	2,517	4,707	2,721	10,370
Salaries and employees benefits	2,624,640	2,479,195	2,844,547	2,704,383
Others	1,874,422	2,151,930	1,997,853	2,212,014
	18,901,439	19,658,279	20,497,430	20,877,597

Sales expenses
Depreciation	54,881	46,651	58,438	52,231
Amortization	4,883	1,438	5,964	2,569
Salaries and employees benefits	840,980	821,934	985,574	950,660
Indirect/direct logistics expenses	1,912,657	1,750,302	2,127,448	2,181,998
Others	841,296	749,687	1,039,076	953,558
	3,654,697	3,370,012	4,216,500	4,141,016

Administrative expenses
Depreciation	7,111	9,227	15,731	17,523
Amortization	86,339	40,389	104,759	51,954
Salaries and employees benefits	187,938	214,151	245,358	267,816
Fees	25,874	22,090	26,124	22,134
Others	(17,874)	17,793	10,082	67,917
	289,388	303,650	402,054	427,344

Other operating expenses(1)
Depreciation	22,734	30,320	23,431	30,322
Others	725,644	459,990	897,023	509,878
	748,378	490,310	920,454	540,200
(1) The composition of other operating expenses is disclosed in note 33.

36. INSURANCE COVERAGE The Company adopts the policy of contracting insurance coverage for assets subject to risks in amounts sufficient to cover any claims, considering the nature of its activity.
				12.31.14
			Insured	Amount of
	Assets covered	Coverage	amounts	coverage
	Inventories and	Fire, lightning, explosion, windstorm,
	property, plant and	deterioration of refrigerated products, breakdown
	equipment	of machinery, loss of profit and other	31,603,893	1,856,524
	Garantee	Judicial, traditional and customer garantees	1,900,238	1,900,238
	National / international	Road risk and civil liability of cargo carrier and
	transport	transport risk during imports and exports	37,081,830	1,095,586
	General civil liability for
	directors and officers	Third party complaints	32,966,366	2,947,607
	Credit	Customer default	419,320	387,987

37. NEW ACCOUNTING PRONOUNCEMENTS RECENTLY ADOPTED

IAS 32 – Offsetting Financial Assets and Financial Liabilities – Amendment

In December 2011, IASB issued an amendment to clarify the meaning of “currently has a legally enforceable right to offset the recognized amounts” and the criteria that would cause the not simultaneous settlement mechanisms of clearing houses to qualify for offsetting. The Company analyzed the content of this standard and there was no impact on its financial statements for the year ended December 31, 2014.

IFRS 10, IFRS 12 and IAS 27 – Investment Entities – Amendment

In October 2012, IASB issued an amendment to introduce a definition for “Investment Entity” and an exception to consolidation, specific for Investment Entity, which requires that such entity measures its investment in a subsidiary at fair value through profit or loss in accordance with Technical Pronouncement CPC 38 – Financial Instruments: Recognition and Measurement in its consolidated and separated financial statements. On December 12, 2014, CVM issued CVM Deliberation No. 733/14, correspondent to these IFRS/IAS. The Company analyzed the content of this standard and there was no impact on its financial statements for the year ended December 31, 2014.

IFRIC 21 – Levies

In May 2013, the IASB issued IFRIC 21, which provides guidance on when an entity should recognize a liability for a levy in accordance with laws and/or regulations, except for income taxes, in its financial statements. The obligation should only be recognized when the event that triggers such obligation occurs. IFRIC 21 is an interpretation of IAS 37 – Provisions, Contingent Liabilities and Contingent Assets. IAS 37 establishes criteria for the recognition of a liability, one of which is the requirement that the Company has a present obligation as a result of a past event, known as the obligating event. On November 27, 2014, CVM issued CVM Deliberation No. 730/14, correspondent to this IFRIC. The Company analyzed the content of this standard and there was no impact on its financial statements for the year ended December 31, 2014.

IAS 36 – Recoverable Amount Disclosures for Non-Financial Assets – Amendment

On May 2013, IASB issued an amendment to introduce the disclosure of fair value hierarchy level for each impairment loss or reversal recognized during the period for individual asset, including goodwill or cash generate unit, as well as improvement of wording, aiming a better application of standard in accordance with international accounting practices and do not change the meaning of the original text issued. On August 14, 2014, CVM issued CVM Deliberation No. 724/14, correspondent to this IAS.

The Company analyzed the content of this standard and there was no impact on its financial statements for the year ended December 31, 2014.

IAS 39 – Novation of Derivatives and Continuation of Hedge Accounting –Amendment

On June 2013, IASB issued an amendment to eases the discontinuation of hedge accounting when the novation of a derivative designated as a hedge meets certain criteria and retrospective application is mandatory. These revisions are effective for fiscal years beginning on or after January 01, 2014 and the Company does not expect a material impact on its consolidated financial statements. On August 14, 2014, CVM issued CVM Deliberation No. 724/14, correspondent to this IAS. The Company analyzed the content of this standard and there was no impact on its financial statements for the year ended December 31, 2014.

38. NEW ACCOUNTING PRONOUNCEMENTS NOT ADOPTED

IFRS 9 – Financial Instruments

On July 2014, IASB issued the final version of IFRS 9 – Financial Instruments, which reflects all phases of financial instruments project and replaces IAS 39 – Financial Instruments: Recognizing and Measurement and all previous versions of IFRS 9. The standard introduces new guidance about classification and measurement, impairment loss and hedge accounting. Early adoption is not permitted and is effective from periods beginning on January 1, 2018. Retrospective adoption is mandatory, however, is not required the presentation of comparative information. Early adoption of previous versions of IFRS 9, issued in 2009, 2010 and 2013, is permitted if the initial adoption date is prior to February 1, 2015. The effects related to the adoption of this standard affects only the classification and measurement of financial assets, financial liabilities are exempt. The Company is evaluating the impact of adopting this standard in its consolidated financial statements.

IFRS 15 – Revenue from Contracts with Customers

On May 2014, IASB issued IFRS 15 that establishing a 5 steps model that will be applied to revenue obtained from a contract with customer. In accordance with this standard, revenues are recognized based on an amount that reflects the consideration which an entity expects to be entitled for the transfer of goods or services to a customer. The guidelines of IFRS consider a more structured approach to measure and recognize revenue.

86	FINANCIAL STATEMENTS 2014

This standard is applicable to all entities and will replace all current requirements related to revenue recognition. Retrospective adoption, total or modified, is mandatory to periods beginning on January 1, 2017 or after. Earlier adoption is permitted, but it is under analysis for regulatory entities in Brazil. The Company is evaluating the impact of adopting this standard in its consolidated financial statements.

IFRS 11 – Accounting for Acquisition of Interests in Joint Operations – Amendment

On May 2014, IASB issued amendments to IFRS 11, which demands that a joint operator that is accounting an acquisition of equity interest in which the joint operation activity constitutes a business, applied the guidelines according to IFRS 3 for business combination accounting. The amendments also clarify that an equity interest previously held in a joint operation is not remeasured on an additional acquisition of interest in the same joint operation while the joint control is held. Additionally, the amendments are not applied when the parties sharing the control, including the reporting entity, are under common control of the parent company.

The amendments are applicable to both the acquisition of the final equity interest in a joint operation and on the acquisition of any additional equity interest in the same joint operation. This standard will be in force prospectively to periods beginning on January 1, 2017 or after. Early adoption in Brazil is not permitted by regulatory entities. The Company is evaluating the impact of adopting this standard in its consolidated financial statements.

IAS 16 and IAS 38 – Clarification of Accountable Methods of Depreciation and Amortization – Amendment

On May 2014, IASB issued amendments to clarify guidelines of IAS 16 and IAS 38, that revenue reflects a model of economic benefits generated from operation of business (of which the asset is a part), instead of economic benefits generated from the use of the asset. As a result, a method based on revenue cannot be used for property, plant and equipment depreciation purposes and may be used only under very limited circumstances to amortize intangible assets. The amendments will be in force prospectively to amortize intangible assets fiscal years beginning on January 01, 2016 or after. The Company does not expect impact on its consolidated financial statements, since the Company does not use a method based on revenue to depreciate non-current assets.

39. SUBSEQUENT EVENTS

39.1. STATE ICMS (“VAT”) – BASIC FOOD BASKET

In a meeting held on October 16, 2014 and disclosure of decision on February 02, 2015, the Federal Supreme Court (“STF”) was favorable to Tax Authority of State of Rio Grande do Sul, in the judgment of the extraordinary appeal No.635.688 submitted by company Santa Lúcia, understanding as improper the integral maintenance of ICMS tax credits on the reduced tax basis of food products that composes the basic food basket.

Although this decision has wide general reflection and attributable to other taxpayers and courts, it will be held still, in accordance with applicable law, motion for clarification of resources. The motion for clarification of resources aiming, including the determination of the beginning of effects of such decision applicable to the Company, making it impossible the measurement of its effects and the recognition in the Company’s financial statements.

39.2. TAX ASSESSMENT NOTICE – INCOME TAX AND SOCIAL CONTRIBUTION

On February 05, 2015, BRF received an tax assessment notices through which is demanded Income Tax and Social Contribution, in the amount of R$521,105, related to the compensation of tax loss carryforwards and negative calculation basis up to limit of 30%, carried out based on legal opinion, upon the merger of Sadia S.A. Legal defenses will be presented, considering that the Company’s legal advice classify the risk of loss as possible.

40. APPROVAL OF THE
CONSOLIDATED FINANCIAL
STATEMENTS

The consolidated financial statements
were approved by the Board of Directors on
February 26, 2015.

BOARD OF DIRECTORS
Chairman (Independent)	Abilio dos Santos Diniz
Vice-Chairman (Independent)	Sérgio Ricardo Silva Rosa
Board Member	Carlos Fernando da Costa
Board Member	Eduardo Silveira Mufarej
Board Member	José Carlos Reis de Magalhães Neto
Board Member	Luis Carlos Fernandes Afonso
Independent Member	Luiz Fernando Furlan
Independent Member	Manoel Cordeiro Silva Filho
Board Member	Paulo Assunção de Sousa
Independent Member	Walter Fontana Filho
Board Member	Vicente Falconi Campos

FISCAL COUNCIL
Chairman and Financial Specialist	Attilio Guaspari
Members	Décio Magno Andrade Stochiero
Members	Susana Hanna Stiphan Jabra

AUDIT COMITTÊE
Comittee Coordinator	Sérgio Ricardo Silva Rosa
Members	Walter Fontana Filho
Members	Fernando Maida Dall Acqua

BOARD OF EXECUTIVE OFFICERS (1)
Chief Executive Officer Global	Cláudio Eugênio Sttiller Galeazzi
Chief Executive Officer Brazil	Sérgio Carvalho Mandin Fonseca
Chief Executive Officer International	Pedro de Andrade Faria
Vice President of Finance and Investor Relations	Augusto Ribeiro Junior
Vice President of Food Service	Ely David Mizrahi
Vice President of Administration and Human Resources	Gilberto Antônio Orsato
Vice President of Integrated Planning and
Management Control	Hélio Rubens Mendes dos Santos
Vice President of Marketing and Innovation	Flávia Moyses Faugeres
(1) On January 1, 2015, the Board of Directors became composed of: Chief Executive Officer Global - Pedro de Andrade Faria; Vice President of Quality and Management - Gilberto Antônio Orsato; Vice President Legal and Relations - José Roberto Pernomian Rodrigues and Vice President People - Rodrigo Reghini Vieira

Marcos Roberto Badollato
Controller

Joloir Nieblas Cavichini
Accountant – CRC 1SP257406/O-5

88	FINANCIAL STATEMENTS 2014

OPINION OF THE FISCAL COUNCIL

The Fiscal Council of BRF S.A., in fulfilling its statutory and legal duties, reviewed:

(i) the financial statements (parent company and consolidated) for the fiscal year ended on December 31, 2014.

(ii) the Management Report; and

(iii) the conclusion issued by Ernst&Young Auditores Independentes S.S.;

Based on the documents reviewed and on the explanations provided, the members of the Fiscal Council, undersigned, issued an opinion for the approval of the financial information identified above.	São Paulo, February 26, 2015. Attilio Guaspari Chairman and Financial Expert Décio Magno Andrade Stochiero Fiscal Council Member Susana Hanna Stiphan Jabra Fiscal Council Member

SUMMARIZED ANNUAL REPORT OF THE AUDIT COMMITTEE

At the Extraordinary and Annual General Meeting held on April 3, 2014, approval was given to a permanently functioning Audit Committee, 2 (two) independent members from the Board of Directors and 1 (one) independent outside member being elected.

Activities of the Audit Committee

The committee was elected on April 3, 2014, pursuant to the meeting of the Board of Directors, subsequently meeting ordinarily on a monthly basis as well as holding a further four extraordinary meetings. The principal topics of discussion are described in the following paragraph. The Audit Committee also met privately on two occasions with the independent auditors and discusses the principal issues monitored during the year on a monthly basis with the Board of Directors.

Issues discussed by the Audit Committee

The Audit Committee met with the vice chairmen, directors of the company, the area for prevention of fraud, the internal and independent auditors in order to gain an understanding of the processes, internal controls, possible deficiencies and eventual plans for improvement as well as issuing its recommendations to the Board of Directors and Executive Board. The principal issues discussed at these meetings were: Discussion and approval of the annual internal audit plan; Monitoring the points identified by the auditors during the course of their work, justification and eventual action plans of those responsible in the more important cases in onsite meetings; Decision on the schedule for the Internal Audit Work Plan; Analysis of the Related Parties Policy; Evaluation and discussion of the internal audit’s performance; Understanding the planning of the outside audit and principal conclusions in the reports which review the quarterly and annual information; Discussion of the recommendations listed in the internal controls letter; Discussion and recommendations for approval of the quarterly and annual financial statements; Monitoring of the conditions of independence of the external audit in executing the work; Approval for contracting the work of the External Auditor for auditing the subsidiary companies and due diligence in the Company’s M&A and New Businesses processes; Recommendations and achieving consensus on the constitution of the Company’s Area for Prevention of Fraud; Monitoring the investigative processes and recommendation of Action Plans; Discussion of internal controls processes; Analysis and recommendation for mapping the Company’s risks; Recommendation for improvements in the Whistle Blowing Channel process; Verification of the policy and compliance with the anticorruption law in the Company; Analysis of BRF’s quarterly and annual financial statements and respective information for disclosure to the market: Analysis and discussion of the provisions, contingent liabilities and assets in accordance with the pertinent regulations; Discussion of the principal legal actions and quality of management’s judgment on probable outcomes.

Audit Committee’s Opinion

In the exercising of its legal and statutory duties, BRF’s Audit Committee has examined the financial statements (controlling company and consolidated) for the fiscal year ending December 31, 2014; the Management Report; and the report issued without qualification by Ernst & Young Auditores Independentes S.S.

There were no instances of significant divergences between the Company’s management, the independent auditors and the Audit Committee with respect to the Company’s Financial Statements.

Based on the examined documents and the clarifications rendered, the undersigned members of the Audit Committee are of the opinion that the financial statements in all material respects are fairly presented and should be approved.

São Paulo, February 26, 2015.

Sérgio Ricardo Silva Rosa
Audit Committee Coordinator

Walter Fontana Filho
Member of the Audit Committee

Fernando Maida Dall Acqua
External Member and Financial Specialist

90	FINANCIAL STATEMENTS 2014

OPINION OF EXECUTIVE BOARD ON THE CONSOLIDATED FINANCIAL STATEMENTS AND INDEPENDENT AUDITOR’S REPORT

In compliance with the dispositions of sections V and VI of article 25 of CVM Instruction No. 480/09, the executive board of BRF S.A., states:

(i) reviewed, discussed and agreed with the Company’s consolidated financial statements for the fiscal year ended on December 31, 2014; and

(ii) reviewed, discussed and agreed with opinions expressed in the Ernst&Young Auditores Independentes S.S. reported on the Company’s consolidated financial statements for the fiscal year ended on December 31, 2014.

São Paulo, February 26, 2015.

Cláudio Eugênio Stiller Galeazzi
Chief Executive Officer Global

Sérgio Carvalho Mandin Fonseca
Chief Executive Officer Brazil

Pedro de Andrade Faria
Chief Executive Officer International

Augusto Ribeiro Junior
Vice President of Finance and Investor Relations

Ely David Mizrahi
Food Service Executive Officer

Gilberto Antônio Orsatto
Vice President of Administration and Human Resources

Hélio Rubens Mendes dos Santos
Vice President of Integrated Planning and Management Control

Flávia Moyses Faugeres
Vice President of Marketing and Innovation

On January 1, 2015, the Board of Directors became composed of: Chief Executive Officer Global -Pedro de Andrade Faria; Vice President of Quality and Management - Gilberto Antônio Orsato; Vice President Legal and Relations - José Roberto Pernomian Rodrigues and Vice President People -Rodrigo Reghini Vieira